   As filed with the Securities and Exchange Commission on January 12, 1999

                                                           Registration No. 333-
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 _____________

                   HELLER EQUIPMENT RECEIVABLES TRUST 1999-1
                    (Issuer with respect to the Securities)

                         HELLER FUNDING CORPORATION II
                   (Depositor of the Trust described herein)
             (Exact name of Registrant as specified in its charter)

          Delaware                                      6799                                             36-4165546
(State or other jurisdiction        (Primary Standard Industrial Classification Code Number)  (I.R.S. Employer Identification No.)
of incorporation or organization)

                         Heller Funding Corporation II
                            [500 West Monroe Street
                            Chicago, Illinois  60661
                                 (312) 441-7246
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             Debra H. Snider, Esq.
                         Heller Funding Corporation II
                           c/o Heller Financial, Inc.
                             500 West Monroe Street
                            Chicago, Illinois 60661
                                (312) 441-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:

     M. David Galainena, Esq.       [                  ]
     Winston & Strawn
     35 West Wacker Drive
     Chicago, Illinois 60601
     (312) 558-5600

                       _________________________________

     Approximate date of commencement of proposed sale to the public:    As soon
as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
 Title of Each Class of    Amount to Be    Proposed Maximum Offering Price        Proposed Maximum          Amount of
 Securities                Registered(1)            Per Unit (2)                     Aggregate           Registration Fee
 to Be Registered                                                                 Offering Price (2)
--------------------------------------------------------------------------------------------------------------------------
Class A-1 Receivable-       $1,000,000              100%                             $1,000,000              $278
Backed Notes
-------------------------------------------------------------------------------------------------------------------------
Class A-2 Receivable-       $1,000,000              100%                             $1,000,000              $278
Backed Notes
-------------------------------------------------------------------------------------------------------------------------
Class B                     $1,000,000              100%                             $1,000,000              $278
Receivable-Backed
Notes
-------------------------------------------------------------------------------------------------------------------------
Class C                     $1,000,000              100%                             $1,000,000              $278
Receivable-
Backed Notes
==========================================================================================================================

(1) The amount of Securities being registered represents the maximum aggregate principal amount of Securities currently expected to be offered for sale.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a).


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject to Completion, dated             , 1999

PRELIMINARY PROSPECTUS
----------------------


                HELLER EQUIPMENT ASSET RECEIVABLES TRUST 1999-1

                    $   [  ]% CLASS A-1 RECEIVABLE-BACKED NOTES, SERIES 1999-1
                    $   [  ]% CLASS A-2 RECEIVABLE-BACKED NOTES, SERIES 1999-1
                    $   [  ]% CLASS B RECEIVABLE-BACKED NOTES, SERIES 1999-1
                    $   [  ]% CLASS C RECEIVABLE-BACKED NOTES, SERIES 1999-1

                         HELLER FUNDING CORPORATION II,
                                Trust Depositor
                            HELLER FINANCIAL, INC.,
                                    Servicer

                                _______________

     We are offering four classes of Notes: Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes. The Notes are debt obligations of the Trust and will be paid only from the Trust's assets. The Trust's assets include undivided ownership interests in contracts relating to end-user financing of a variety of new and used equipment; software and related support and consulting services; and limited recourse loan or repayment obligations payable by vendors of equipment or software and related support and consulting services.

     YOU SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 7 OF THIS PROSPECTUS.

     THE NOTES WILL REPRESENT OBLIGATIONS OF THE TRUST ONLY AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE TRUST DEPOSITOR, THE OWNER TRUSTEE, HELLER FINANCIAL OR ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY GOVERNMENTAL AGENCY.

                                _______________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _______________

                      Price to Public(1)  Underwriting Discounts   Proceeds to Issuer (2)
                                          and Commissions
Per Class A-1 Note            %                   %                        %
Per Class A-2 Note            %                   %                        %
Per Class B Note              %                   %                        %
Per Class C Note              %                   %                        %
 Total                 $                   $                        $

(1)  Plus accrued interest, if any, from                , 1999.
(2)  Before deducting expenses of this offering estimated to be $     .


          UNDERWRITERS OF THE CLASS A-1 NOTES AND THE CLASS A-2 NOTES


             UNDERWRITER OF THE CLASS B NOTES AND THE CLASS C NOTES



                The date of this prospectus is         , 1999.

                               TABLE OF CONTENTS
                                                                  Page

AVAILABLE INFORMATION..............................................  1

SUMMARY............................................................  2

RISK FACTORS.......................................................  7

USE OF PROCEEDS.................................................... 15

COMPOSITION OF THE CONTRACTS....................................... 15

DISTRIBUTION OF CONTRACTS BY CONTRACT TYPE......................... 16

DISTRIBUTION OF CONTRACTS BY STATE IN WHICH OBLIGORS ARE LOCATED... 17

DISTRIBUTION OF CONTRACTS BY EQUIPMENT TYPE........................ 18

DISTRIBUTION OF CONTRACTS BY OBLIGOR INDUSTRY...................... 19

DISTRIBUTION OF CONTRACTS BY ORIGINAL CONTRACT BALANCE............. 20

DISTRIBUTION OF CONTRACTS BY REMAINING CONTRACT BALANCE............ 21

DISTRIBUTIONS OF CONTRACTS BY ORIGINAL CONTRACT TERM............... 21

DISTRIBUTION OF CONTRACTS BY REMAINING MONTHS TO STATED MATURITY... 22

DELINQUENCY AND LOAN LOSS INFORMATION.............................. 23

THE CONTRACTS GENERALLY............................................ 26

PREPAYMENT AND YIELD CONSIDERATIONS................................ 30

HELLER FINANCIAL, INC. AND HELLER FINANCIAL LEASING, INC........... 34

THE TRUST ......................................................... 36

THE TRUST DEPOSITOR................................................ 36

DESCRIPTION OF THE NOTES........................................... 38

THE SUBORDINATED NOTES............................................. 48

THE CERTIFICATES................................................... 48

THE SALE AND SERVICING AGREEMENT GENERALLY......................... 48

THE INDENTURE...................................................... 57

CERTAIN LEGAL ASPECTS OF THE CONTRACTS............................. 60

FEDERAL INCOME TAX CONSEQUENCES.................................... 65

CERTAIN STATE TAX CONSEQUENCES..................................... 69

ERISA CONSIDERATIONS............................................... 69

PLAN OF DISTRIBUTION............................................... 70

RATING OF THE NOTES................................................ 71

LEGAL MATTERS...................................................... 72

GLOSSARY OF TERMS.................................................. 73

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

     You can find a glossary of the principal capitalized terms used in this
prospectus beginning on page [    ].

     Within the period during which there is an obligation to deliver a prospectus, the underwriters will, at your request, promptly deliver, or cause to be delivered, without charge, to you a paper copy of this prospectus.

     In addition to the Notes, the Trust is issuing certain other notes and certificates which will be subordinated in right of payment of principal and interest to the Notes. Such other notes and certificates are not being offered by this prospectus.

     No dealer, salesman or other person is authorized to give any information or to make any representation not contained in this prospectus and if given or made, you should not rely on such information. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the Notes offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to by any of the Notes to any person in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation to such person.

     You should not assume that the information in this prospectus is correct as of any date subsequent to the date hereof.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE NOTES OFFERED HEREBY SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS. SEE "PLAN OF DISTRIBUTION".

                            REPORTS TO NOTEHOLDERS

     During such time as the Notes remain in book-entry form, periodic and annual unaudited reports, containing information concerning the Trust, the Contracts, the Notes, the Subordinated Notes and the Certificates, will be prepared by the Servicer and sent on behalf of the Trust to Cede & Co., as nominee of The Depository Trust Company, and the Euroclear System or Cedel Bank, S.A. as registered holders of the Notes. Such reports will be made available by DTC, Euroclear or CEDEL and its participants to holders of interests in the Notes in accordance with the rules, regulations and procedures creating and affecting DTC, Euroclear and CEDEL, respectively. See "Description of the Notes--Book Entry Registration" and "--Reports" below. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles or that have been examined and reported upon by, with an
opinion expressed by, an independent or certified public accountant.    Upon the
issuance of fully registered, certificated Notes, such reports will be sent to each registered Noteholder.

                             AVAILABLE INFORMATION

     The Trust Depositor, as originator of the Trust, has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the Notes offered pursuant to this prospectus and described herein. For further information, you should read the registration statement which may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain copies of the registration statement for a fee from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a public access site on the Internet through the World Wide Web at which you may view reports, information statements and other information, including all electronic filings, regarding the Trust Depositor and the Trust. The Internet address of such World Wide Web site is http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Securities and Exchange Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Copies of such reports can be obtained as described above.

                                    SUMMARY

In this prospectus, the "Notes" refer to the [_]% Class A-1 Receivable-Backed Notes, Series 1999-1, [_]% Class A-2 Receivable-Backed Notes, Series 1999-1, [_]% Class B Receivable-Backed Notes, Series 1999-1 and [_]% Class C Receivable-Backed Notes, Series 1999-1. "We", "us" and "our" refer to the Trust.

The following is a summary of the terms of the Notes and therefore, it does not contain all the information that may be important to you. You should read this entire prospectus. In addition, you may wish to read principal documents governing the sale of Asset Interests in the Contracts, the formation of the Trust and the issuance of Notes which have been filed as exhibits to the registration statement of which this prospectus is a part. You can find a glossary of the capitalized terms used in this prospectus on page [_].

There are material risks associated with an investment in the Notes. See "Risk Factors" on page [_] for a discussion of certain factors you should consider before making an investment in the Notes.

The Trust..............  Heller Equipment Asset Receivables Trust 1999-1. The
                         Trust's principal offices will be in care of [      ],
                         as Owner Trustee, at [      ], Wilmington, Delaware
                         [     ], telephone (302) [     ].

The Originators........  Heller Financial, Inc. and Heller Financial Leasing,
                         Inc.

The Trust Depositor....  Heller Funding Corporation II. The Trust Depositor is a
                         wholly owned, limited purpose subsidiary of Heller Financial, Inc. The Trust Depositor's principal executive offices are located at 500 West Monroe Street, Chicago, Illinois 60661, telephone (312) 441-7246.

The Servicer...........  Heller Financial, Inc. (with Heller Financial Leasing,
                         Inc. acting as a sub-servicer).

The Notes..............  The Trust is offering the following Notes which represent an interest in the assets of the Trust:

                                                                             % of initial ADCB
                                               Initial Note      Interest           of
                              Class         Principal Balance      Rate        the Contracts
                              -----         -----------------      ----        -------------
                         Class A-1 Notes   $                           %                   %
                         Class A-2 Notes   $                           %                   %
                         Class B Notes     $                           %                   %
                         Class C Notes     $                           %                   %

                         The Notes will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form.

The Subordinated
 Securities............  The Trust will also issue the following Subordinated
                         Securities, neither of which will be offered by this prospectus:

                         .   $[   ] aggregate principal amount of Subordinated
                             Notes --

                             --   The initial principal balance of the
                                  Subordinated Notes is equal to approximately
                                  [   ]% of the initial ADCB.

                             -- The Subordinated Notes are expected to be sold concurrently with the Notes in a private placement.

                         .   Certificates with an aggregate $[     ] certificate
                             principal balance --

                             --   The Certificates will not bear interest.

                             -- The Certificates will represent fractional undivided beneficial equity interests in the Trust and residual interests in amounts in the Reserve

                                  Fund (after the payment of all outstanding interest and principal on the Notes and Subordinated Notes)

                             -- The Trust Depositor is expected initially to retain the Certificates, although the Certificates could be subsequently conveyed in a separate transaction subject to certain restrictions to ensure the Trust is not treated as a taxable entity for federal income tax purposes.

                         The rights of the holders of the Subordinated Securities to receive distributions will be subordinated to your rights to receive distributions with respect to the Notes to the extent described herein. See "Description of the Notes -Allocations" herein.

The Trust's Assets

  A. The Asset
      Interests........  The Trust's assets include undivided ownership interests in the Contracts.

  B. The Contracts.....  The Contracts consist of:

                         .  conditional sale agreements
                         .  leases
                         .  secured promissory notes
                         .  installment payment agreements
                         .  financing agreements
                         .  Vendor Loans

                         Each Contract other than Vendor Loans relates to the financing by end-users of Equipment or software and related support and consulting services. Vendor Loans are repayment obligations of Vendors which are secured by End-User Contracts.

                         The Contracts have been originated by the Originators or by the Vendors and assigned to the Originators pursuant to Program Agreements. The Originators have sold the Contracts to the Trust Depositor. On the Closing Date, the Trust Depositor will transfer undivided ownership interests in the Contracts to the Trust (including security interests in the related Equipment). The Contracts have been selected based on criteria specified in the Sale and Servicing Agreement. See "The Sale and Servicing Agreement Generally - Representations and Warranties; Definition of Eligible Contract" and "The Contracts Pool" herein.

                         As of the initial Cutoff Date, the Contracts had the following characteristics (calculated utilizing the Statistical Discount Rate):

                         Number of Contracts....................................
                         ADCB...................................................
                         Average Discounted Contract Balance....................
                         Weighted Average Original Term to Maturity
                           Range................................................
                         Weighted Average Remaining Term to Maturity
                           Range................................................

                         The statistical distribution of the Contracts, the Discounted Contract Balances and the ADCB calculated at the Statistical Discount Rate as of the initial Cutoff Date will vary from the such characteristics calculated as of the Closing Date; however, such variance will not be material.

                         For further information regarding the Contracts, see "The Contracts Pool" and "The Contracts Generally", as well as "The Sale and Security Agreement Generally-- Representations and Warranties; Definition of Eligible Contract" and "--Concentration Amounts; Definition of Excess Contract" herein.

                         Under certain limited circumstances, more fully specified in the Sale and Servicing Agreement, the Trust Depositor may select a contract originated by the Originators to be substituted for a Contract. Additionally, under certain circumstances, the
                         Trust
                         may reinvest the proceeds of a Contract which has terminated early. See "The Sale and Service Agreement Generally--Substitute Contracts and Additional Contracts."

  B. Reserve Fund......  The Trust Depositor has established a trust account in the name of, and maintained by, the Indenture Trustee. The Reserve Fund is intended to provide you with limited protection against losses in respect of the Contracts. On the Closing Date, the Trust Depositor
                         will deposit $[       ] in the Reserve Fund which is
                         equal to 1.00% of the ADCB of the Contracts Pool as of the Cutoff Date. If on any Distribution Date Available Amounts are less than the amount needed to pay interest, or principal in certain limited circumstances, on the Notes and Subordinated Notes, funds will be withdrawn from the Reserve Fund to pay such interest or principal, as applicable. See "Description of the Notes--Allocations" and "--Reserve Fund." On each Distribution Date amounts on deposit in the Reserve Fund in excess of the Reserve Fund Amount will be paid to the Certificateholder.

Terms of the Notes.....  The principal terms of the Notes will be as described below. See "Description of the Notes--General" and "The Indenture--Payments of Principal and Interest" herein. Payments of principal and interest will be made from Available Amounts. Available Amounts represent primarily collections of payments due under the Contracts (including realization of amounts from Vendor recourse, if applicable), late charges relating to a Contract (provided such late charges were included in the Contract's terms as of the applicable Cutoff Date), certain amounts received upon the prepayment or purchase of Contracts or liquidation of such Contracts and disposition of the related Equipment upon defaults thereunder, and proceeds of Servicer Advances, if any, as well as earnings on amounts held in the Collection Account.

                         The Class A-1 Notes will be senior in right of payment to the Class A-2 Notes (except as to interest in certain circumstances), Class B Notes, Class C Notes and the Subordinated Securities; the Class A-2 Notes will be senior in right of payment to the Class B Notes, the Class C Notes and the Subordinated Securities. The Class B Notes will be senior in right of payment to the Class C Notes and the Subordinated Securities; and the Class C Notes will be senior in right of payment to the Subordinated Securities; in each case to the extent described herein.

  A. Interest..........  .    Interest on the Class A-1 Notes is payable on a
                              Distribution Date from Available Amounts available on such date (and after application of such Available Amounts to repay any outstanding
                              Servicer Advances and to pay the Servicer's fee).

                         . Interest on the Class A-2 Notes is payable on a Distribution Date from Available Amounts on such date, but after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicer's fee and to pay interest on the Class A-1 Notes; provided, however, in the event a Restricting Event has occurred and is continuing or an Event of Default has occurred, interest on the Class A-1 Notes and the Class A-2 Notes (to the extent Available Amounts are insufficient to pay the entire amount of accrued interest on both the Class A-1 Notes and the Class A-2 Notes) will be paid from Available Amounts pro rata based on the then outstanding Principal Amounts of such Class A-1 Notes and Class A-2 Notes.

                         . Interest on the Class B Notes is payable on a Distribution Date from Available Amounts on such date, but after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicer's fee, and to pay interest on the Class A-1 Notes and Class A-2 Notes.

                         . Interest on the Class C Notes is payable on a Distribution Date from Available Amounts on such date, but after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicer's fee, and to pay interest on the Class A-1 Notes, the Class A-2 Notes and the Class B Notes.

                         See "Description of the Notes--Allocations" herein.

                         Interest with respect to the Class A-1 Notes is calculated on the basis of actual days elapsed over a year of 360 days; interest with respect to all other Notes will be calculated on the basis of a year of 360 days consisting of twelve 30 day months.

  B. Principal.........  .    Principal of the Class A-1 Notes will be payable
                              on each Distribution Date in an amount equal to the Class A-1 Principal Payment Amount for such
                              Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicer's fee, interest payments on the Notes and the Subordinated Notes.

                         . Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount equal to the Class A-2 Principal Payment Amount for such Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicer's fee, interest payments on the Notes and Subordinated Notes and the Class A-1 Principal Payment Amount.

                         . Principal of the Class B Notes will be payable on each Distribution Date in an amount equal to the Class B Principal Payment Amount for such Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicer's fee, interest payments on the Notes, interest payments on the Subordinated Notes, and the payment of the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount.

                         . Principal of the Class C Notes will be payable on each Distribution Date in an amount equal to the Class C Principal Payment Amount for such Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicer's fee, interest payments on the Notes, and Subordinated Notes, and the payment of the Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount and Class B Principal Payment Amount.

                         The Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount, Class B Principal Payment Amount and Class C Principal Payment Amount represent, in each case, a calculation of the fractional percentage of the amount that the ADCB of the Contracts has declined or been deemed to decline (whether through payment, prepayment, default and writeoff, determination of ineligibility or other mechanism as described further herein) during the most recent full calendar month; provided, however, the Class A-1 Notes will receive 100% of Available Amounts with respect their principal prior to the payment of any principal on the Class A-2 Notes, Class B Notes, Class C Notes and Subordinated Notes. Upon the occurrence of an Event of Default, or upon the occurrence and during the continuance of a Restricting Event, however, the formula for determining such principal payment amount, after payment in full of the Class A-1 Notes, will change. See "Description of the Notes--Allocations" herein.

  C. Distribution
      Date.............  Distributions of interest and principal will be made on the 15th day of each month, or if that day is not a business day, the next business day. The first
                         Distribution Date is [          ], 1999.

  D. Stated Maturity
      Date.............  The stated maturity date of the Class A-1 Notes is the
                         [         ] Distribution Date and the stated maturity
                         date for the other Notes and the Subordinated
                         Securities is the [        ] Distribution Date.

  E. Optional
      Redemption.......  On any Distribution Date, the Trust Depositor may
                         redeem any outstanding Notes in whole, but not in part, if the ADCB of the Contracts at such time is less than 10% of the initial ADCB of the Contracts as of the initial Cutoff Date. If any outstanding Notes are redeemed, the redemption price will be equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon through the date of redemption.

Servicing; Servicing
Fee; Servicer
Advances...............  The Servicer will be responsible for servicing, managing and administering the Contracts and related interests, and enforcing and making collections on the Contracts.

                         The Servicer has appointed Heller Financial Leasing, Inc. as a subservicer. Additionally, the Originators have in some cases delegated servicing and collection functions to an applicable Vendor (or, in certain limited instances, to a subservicer acceptable to the Originator) with respect to end-user Contracts originated through such Vendor, but in such instances the Servicer (on behalf of the Trust, in the Trust's capacity as assignee of the Originator through the Trust Depositor) retains through provisions in agreements with such Vendor (or agreement with such subservicer) the right to determine or veto certain servicing decisions and/or to replace or take over servicing and collection functions from the Vendor in the event of the Vendor's default or non-compliance with its servicing or other obligations. See "The Sale and Servicing Agreement Generally--Collection and Other Servicing Procedures" herein.

                         The Servicer will be entitled to receive (a) a monthly
                         fee equal to the product of (i) one-twelfth of [    ]%
                         and (ii) the ADCB of the Contracts in as of the beginning of the immediately preceding Collection Period, payable out of (a) the Collection Account and
                         (b) certain other fees paid by the Obligors, as compensation for acting as Servicer.

                         See "The Sale and Servicing Agreement Generally-- Certain Other Matters Regarding the Servicer" and "--Servicer Default" herein.

Federal Income Tax
Considerations.........  In the opinion of Winston & Strawn, federal tax counsel to the Trust Depositor, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. The Noteholders, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "Federal Income Tax Considerations" herein.

ERISA Considerations...  Subject to the considerations discussed under "ERISA
                         Considerations" herein, the Notes will be eligible for purchase by certain employee benefit plans. Any benefit plan fiduciary considering purchase of the Notes should, however, consult with its counsel regarding the consequences of such purchase under ERISA and the Internal Revenue Code. See "ERISA Considerations" herein.

Rating.................  The Notes must, prior to their issuance, receive ratings from [ ] as set forth below:

                               Class         [             ]   [              ]
                               -----         ---------------   ----------------

                         Class A-1 Notes
                         Class A-2 Notes
                         Class B Notes
                         Class C Notes

                         A rating is not a recommendation to purchase, hold or sell Notes since a rating does not comment as to market price or suitability for a particular investor. See "Rating of the Notes" herein.

                                 RISK FACTORS

     You should carefully consider the following risk factors before investing in the Notes.

LIMITED ABILITY TO RESELL THE NOTES

     There is currently no public market for the Notes and there is no assurance that one will develop. The underwriters may assist in resales of the Notes but they are not obligated to do so. We do not intend to apply for listing of the Notes on any securities exchange or for the inclusion of the Notes on any automated quotation system. A secondary market for the Notes may never develop. If a secondary market does develop, it may not continue. As a result, you may not be able to resell your Notes prior to maturity.

TIMING OF PRINCIPAL PAYMENTS ON THE CONTRACTS AFFECTS THE YIELD OF THE NOTES

     The rate of payment of principal on the Notes cannot be assured because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the Contracts. In addition to Scheduled Payments, payments on the Contracts will include Prepayments. Upon the occurrence of an Event of Default or a Restricting Event, you may also receive principal payments on the Notes in excess of the expected principal payment amount which results in earlier than anticipated repayment of the Notes. You may not be able to reinvest distributions of principal at yields equivalent to the yield on the Notes. See "Description of the Notes--Principal", "--Additions of Trust Assets" and "--Restricting Events" herein. Further, the Servicer may permit the Obligor under a Contract to make an optional prepayment in an amount which is less than the amount sufficient to repay the portion of such Contract financed by you (together with accrued interest thereon) so long as the Trust is indemnified for any such insufficiency by the Vendor or the Originator. See "Prepayment and Yield Consideration".

     The rate of early terminations of Contracts due to prepayments, including defaults, is influenced by various factors including: (i) technological change;
(ii) changes in customer requirements; (iii) the level of interest rates; (iv) the level of casualty losses; and (v) and the overall economic environment.
Many prepayments occur at the request of customers, whose motivations may not be known to the Originators, the Trust Depositor or the Trust. No assurance can be given that prepayments (including optional prepayments) on the Contracts will conform to any historical experience, and no prediction can be made as to the actual rate of prepayments which will be experienced on the Contracts. You will bear all reinvestment risk resulting from the rate of prepayments on the Contracts. See "Prepayment and Yield Considerations."

THE RATINGS OF THE NOTES MAY CHANGE

     [           ] are the rating agencies rating the Notes. A rating is not a recommendation to purchase, hold or sell Notes since a rating does not comment as to market price or suitability for a particular investor. Ratings of Notes will address the likelihood of the payment of principal and interest thereon pursuant to their terms. The ratings of Notes will not address the likelihood of an early return of invested principal. In addition, any such rating will not address the possibility of the occurrence of an Event of Default or Restricting Event. At any given time, a rating may be lowered or withdrawn entirely by a Rating Agency. In the event that the rating initially assigned to any Note is subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support for any Note. For more detailed information regarding the ratings assigned to any class of the Notes, see "Rating of the Notes."

SUBORDINATION OF THE CLASS A-2 NOTES, CLASS B NOTES, THE CLASS C NOTES AND THE SUBORDINATED SECURITIES

     Certain classes of Notes are subordinated to other classes of Notes. Consequently, principal and interest payments on the subordinated class or classes of Notes generally will not begin until the senior class or classes of Notes are repaid. To the extent described herein under "Description of the Notes--Allocations":

     (i) interest and principal payments on the Class A-2 Notes, Class B Notes, Class C Notes and the Subordinated Securities will be subordinated in priority to interest and principal payments, respectively, on the Class A-1 Notes;

     (ii) interest and principal payments on the Class B Notes, Class C Notes and the Subordinated Securities will be subordinated in priority to interest and principal payments, respectively, on the Class A-2 Notes;

     (iii) interest and principal payments on the Class C Notes and the Subordinated Securities, will be subordinated in priority to interest and principal payments, respectively, on the Class B Notes; and

     (iv) interest and principal payments on the Subordinated Securities will be subordinated in priority to interest and principal payments, respectively, on the Class C Notes.

The Subordinated Notes initially will represent the right to receive principal
in an amount equal to [    ]% of the initial ADCB, but such amount will be
reduced as a result of principal payments made on the Subordinated Notes prior to an Event of Default or Restricting Event (see "Description of the Notes-- Principal"), which will reduce the benefit to the Notes of the subordination of the Subordinated Notes.

     Delinquencies and defaults on the Contracts could eliminate your protection as a result of the subordination of the Subordinated Notes and the Reserve Fund, and the Class C Noteholders could incur losses on their investment as a result. Further delinquencies and defaults on the Contracts could eliminate the protection offered to the Class B Noteholders by the subordination of the Class C Notes, the Subordinated Notes and the Reserve Fund, and such Noteholders could also incur losses on their investment as a result. Additionally, delinquencies and defaults on the Contracts could eliminate the protection offered the Class A-2 Noteholders by the subordination of the Class B Notes, the Class C Notes, the Subordinated Notes and the Reserve Fund, and such Noteholders could also incur losses on their interest as a result. Furthermore, delinquencies and defaults on the Contracts could eliminate the protection offered to the Class A-1 Noteholders by the subordination of the Class A-2 Notes, the Class B Notes, the Class C Notes, the Subordinated Notes and the Reserve Fund.

CERTAIN RISKS ASSOCIATED WITH GEOGRAPHIC CONCENTRATIONS OF CONTRACTS

     As of the initial Cutoff Date, approximately  [     ]% of the ADCB of the
Contracts related to Obligors located in California and   [     ]% in New York,
[      ]% in Florida, [      ]% in Massachusetts and [      ]% in Illinois.  No
other State accounts for more than [       ]% of the Contracts.  The aggregate
Contracts in such states represent [       ]% of the ADCB of the Contracts.
If adverse events or economic conditions were particularly severe in such geographic region or if Obligors under a large amount of Contracts within such region were to experience financial difficulties, the delinquency and default experience of the Contracts could be adversely impacted resulting in negative implications for the timing and amount of collections on the Contracts and possible delays or insufficiencies in payments due to you or Certificateholders. The Trust Depositor, however, cannot determine and has no basis to predict, with respect to any state or region, whether any such events have occurred or may occur, or if any such events may affect the Contracts or the payment of the Notes and Subordinated Notes.

CERTAIN RISKS ASSOCIATED WITH CONCENTRATION OF CONTRACTS RELATING TO THE PRINTING INDUSTRY

     Contracts constituting approximately [     ]% of the Contracts Pool ADCB
as of the Closing Date relate to Equipment used in the printing industry.  No
other industry accounts for more than [     ]% of the Contracts.  If the
printing industry were to experience adverse events or economic conditions, the delinquency and default experience of the Contracts could be adversely impacted and, accordingly, the timing and amount of collections on the Contracts may be adversely affected. This could result in delays or reduced payments to you.

RATE AT WHICH EQUIPMENT OR SOFTWARE BECOMES OBSOLETE AFFECTS PREPAYMENT RATE OF THE CONTRACTS AND THE NOTES; REINVESTMENT RISK

     Technological change could affect your investment in the Notes. For example, technological change may result in increased prepayment activity that may increase Prepayments of the Contracts. Such Prepayments may result in distributions to you of amounts which would otherwise have been distributed over the remaining term of the Contracts and such distributions may require you to reinvest such Prepayments in a less attractive interest rate environment. See "--Maturity and Prepayment Considerations" and "The Contracts Generally--End-User Contracts".

DECLINES IN MARKET VALUE OF EQUIPMENT; SHORTFALLS WITH RESPECT TO AVAILABLE AMOUNTS TO PAY THE NOTES

     If a Contract becomes a Defaulted Contract, the only source of payment for amounts expected to be paid on such Contract will be the income and proceeds from the sale of any related Equipment and a deficiency judgment, if any, against the Obligor under the Defaulted Contract. Since the market value of the Equipment may decline faster than the Discounted Contract Balance, the Servicer may not recover the entire amount due on the Contract and might not receive any Recoveries on the Equipment. To the extent such deficiencies deplete the Reserve Fund and the protection afforded by the Subordinated Notes, such deficiencies may create a shortfall with respect to payments on the Notes.

CERTAIN LEGAL RISKS

     Legal Risks Associated With Servicer's or Vendor's Retention of Contract Files. To facilitate servicing and reduce administrative costs, the Servicer will retain possession of the documents evidencing the Contracts (including but not limited to originally executed agreements and promissory notes). Such documents will not be deposited with the Indenture Trustee or any other agent or custodian for your benefit (except for a limited number of end-user Contracts evidenced by, in addition to a related financing agreement, "instruments" not constituting chattel paper within the meaning of the UCC, which instruments will be delivered to the custody and possession of the Indenture Trustee as pledgee of the Trust). The Servicer will, however, stamp or mark such documents to reflect the transfer of Asset Interests in the Contracts to the related Trust. Also, UCC financing statements have been filed reflecting the sale and assignment of the Contracts and related interests by the Originators to the Trust Depositor, UCC financing statements will be filed reflecting the sale and assignment of Asset Interests in the Contracts and related other interests by the Trust Depositor to the Trust, and the Servicer's accounting records and computer files will be marked to reflect such sales and assignments. Because the documents evidencing the Contracts will remain in the Servicer's possession, if a subsequent purchaser were able to take physical possession of such documents without knowledge of such assignment, the Indenture Trustee's priority interest in the Contracts (as assignee of the Trust Depositor's and the Trust's interest) could be defeated. In the event that the Trust must rely upon repossession and sale of the related Equipment and other assets securing Defaulted Contracts to recover principal and interest due thereon, the Trust's ability to realize upon such assets may be limited due to the existence of a senior security interest in the Contracts. In such event, distributions to you could be adversely affected.

     Similarly, with respect to End-User Contracts securing Vendor Loans, in some instances the Vendor will retain the original documents associated with such End-User Contracts. Although UCC financing statements are filed reflecting the pledge of such Contracts to the applicable Originator as security for the Vendor Loans, because the related documents will remain in the Vendor's possession, if a subsequent purchaser were able to take physical possession of such documents without knowledge of the pledge to the Originator, the Indenture Trustee's priority security interest in the such End-User Contracts (as assignee of the Originator's, Trust Depositor's and the Trust's interest) could be defeated. In such event, distributions to you could be adversely affected.
Each Vendor represents, warrants and covenants in the applicable agreement evidencing a Vendor Loan, however, that it has not and will not sell, pledge or otherwise assign or convey to any other party (other than the applicable Originator) any interest in the End-User Contracts securing such Vendor Loan, and agrees that it will maintain possession of the related documents as custodian for the benefit of the Originator as secured party with respect to such End-User Contracts.

     Legal Risks Associated With Transfers of Interests in Financed Equipment. In connection with the conveyance of Asset Interests in the Contracts to the Trust, security interests in the related financed Equipment securing such Contracts (or, in connection with leases, the Originator's ownership interest in or title to such Equipment) will be assigned by the applicable Originator to the Trust Depositor and by the Trust Depositor to the Trust. It has been the general policy of the Originators to file or cause to be filed UCC financing statements with respect to the Equipment relating to the Contracts. Due to the administrative burden and expense associated with amending and paying the filing fee for the assignment of approximately [ ] UCC financing statements in 50 states where Equipment is located, no assignments of the UCC financing statements evidencing the security interest of the Originators in the Equipment will be filed to reflect the Trust Depositor's, the Trust's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Trust's interest in the Contracts (including the related Originator's security interest in the related Equipment) or perfection of the Indenture Trustee's interest in such Contracts and related Equipment, it does expose the Trust (and thus you) to the risk that the Servicer could inadvertently release its security interest in the Equipment, and it could complicate the Trust's enforcement, as assignee, of the Originator's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of a disposition of the Equipment related to a Defaulted Contract. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Indenture Trustee.

     Also, the transfer to the Trust Depositor of the applicable Originator's security interest in aircraft securing certain Contracts, or its ownership interest in aircraft subject to Leases, and the transfer of such interests by the Trust Depositor to the Trust, is subject to certain federal title registration statutes, regulations and procedures. Due to the significant administrative burden and expense associated with re-registering security interests with respect to such aircraft, the registrations of title with respect to aircraft securing Contracts, and to aircraft subject to Leases, will not identify the Trust as secured party or owner, as the case may be, of such Equipment. By not so identifying the Trust as the new secured party or owner that, through fraud or negligence, there is a risk that a third party could acquire an interest in the aircraft superior to that of the Trust. In addition, statutory liens for repairs or unpaid taxes may have priority even over a perfected security interest in the aircraft. The Originators will jointly and severally represent that as of the Cutoff Date, in the Originators' reasonable judgment, the ADCB of the Contracts that are secured by aircraft, does not
exceed  [       ]% of the ADCB of the Contracts.

     In addition, some of the Equipment related to the Contracts may constitute "fixtures" under the real estate or UCC provisions of the jurisdiction in which such Equipment is located. In order to perfect a security interest in such Equipment, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the Equipment is located. These filings must be made in the real estate records office of the county in which such Equipment is located. So long as the Obligor does not permanently attach the Equipment to the real estate, a security interest in the Equipment will be governed by the UCC, and the filing of a UCC-1 financing statement will be effective to maintain the priority of the applicable Originator's security interest in such Equipment. Except for a small portion of such Equipment, the Trust Depositor does not believe that any of the Equipment will be permanently affixed to the related real estate. If, however, any Equipment is permanently attached to the real estate in which it is located, other parties could obtain an interest in the Equipment which is prior to the security interest originally obtained by the applicable Originator and transferred to the Trust Depositor. Based on the representation of the Originators, the Trust Depositor, however, believes that with respect to Equipment which constitutes a "fixture", it has obtained a perfected first priority security interest, through assignment of such security interest by the Originator, by virtue of the Originator's proper filing of UCC-1 financing statements naming the Originator as secured party in the real estate records office of the county in which the Equipment is located. Also, the Originators will jointly and severally represent that as of the Cutoff Date, in the Originators' reasonable judgment, the ADCB of the Contracts that are secured
by fixtures, does not exceed [       ]% of the ADCB of the Contracts.

     In certain cases, the Trust Depositor will be obligated to reacquire Asset Interests in any Contract transferred to the Trust (subject to the Originator's reacquisition thereof) in the event it is determined that a first priority perfected security interest (or ownership interest in the case of Leases) in the name of the Trustee in the Equipment related to such Contract did not exist as of the date Assets Interests in such Contract were conveyed to the Trust. See "Certain Legal Aspects of the Contracts--Transfers of Interests in Financial Equipment".

     Legal Risks Associated With Transfer of Asset Interests in the Contracts. There are certain limited circumstances under federal or state law in which prior or subsequent transferees of Contracts could have an interest in such Contracts with priority over the Trust's interest. See "Certain Legal Aspects of the Contracts--Transfer of Contracts." Under each agreement between a Originator and a Vendor, the Vendor (i) has or will warrant to such Originator that the Contracts transferred to the Originator thereunder will be transferred free and clear of the lien of any third party and (ii) has or will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract transferred thereunder to the Originator. Under the Sale and Servicing Agreement, the Originators will jointly and severally warrant to the Trust Depositor and the Trust Depositor will warrant to the Trust, that Asset Interests in the Contracts transferred thereunder will be transferred free and clear of the lien of any third party. Also, under the Sale and Servicing Agreement, the Originators will jointly and severally covenant to the Trust Depositor and the Trust Depositor will also covenant to the Trust, that it will not sell, pledge, assign, transfer or grant any lien on the Contracts.

     Risk of Ineffective Sale in Vendor Bankruptcy.  The Originators will either
(i) originate Contracts or (ii) acquire End-User Contracts from a Vendor, which Contracts will be transferred to the Trust Depositor. If the acquisition of an End-User Contract by a Originator is treated as a sale of such Contract from the applicable Vendor to such Originator, except in certain limited circumstances, such Contract would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case and, in the case of End-User Contracts acquired as described in clause (ii) above, if an unpaid creditor of such Vendor or a representative of creditors of such Vendor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to a Originator was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Trust could occur. Additionally, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. If the transfer of End-User Contracts to a Originator as described in clause (ii) above is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over such Originator's (and hence the Trust Depositor's, the Trust's and the Indenture
Trustee's) interest in the Contracts.   In such case, reductions in the amount
of payments under the Contracts could result. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy".

     Risk of Ineffective Sale in Originator Bankruptcy. In the Sale and Servicing Agreement, the Originators will jointly and severally warrant to the Trust Depositor that the conveyance of the Contracts to the Trust Depositor thereunder is a valid sale and transfer of such Contracts to the Trust Depositor. In addition, the Originators and the Trust Depositor have agreed that they will each treat the transactions described herein as a sale of the Contracts to the Trust Depositor, and the Originators will take all actions that are required under applicable law to perfect the Trust Depositor's ownership interest in the Contracts sold by the Originators and the Trust Depositor's security interest (as assignee of the Originator's security interest) in the End-User Contracts (and Equipment, if any) securing Vendor Loans sold by the Originators. See "Certain Legal Aspects of the Contracts--Transfer of Contracts".

     If, however, a Originator became a debtor in a bankruptcy case and the transfer of the Contracts from a Originator to the Trust Depositor were treated as a pledge to secure borrowings by such Originator, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Originator, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy court if the Originator were to file for reorganization under Chapter 11 of the Bankruptcy Code. A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the UCC would remain property of the debtor's bankruptcy estate. If, following a bankruptcy of the Originator, a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, then similar reductions or delays in payments of collections on or in respect of the Contracts could occur. Additionally, because the Originators have purchased Contracts from Vendors located in the Tenth Circuit which could become debtors in a bankruptcy proceeding, the rationale of such case could be applicable to such Vendors' sales of Contracts to the Originators. Consequently, payments with respect to such Contracts may be reduced or delayed.

     Risks Associated with Insolvency of the Trust Depositor or the Trust. Certain restrictions have been imposed on the Trust Depositor and the Trust and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Trust. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy". In addition, the Trust Depositor has no intent to file, and the Originators have represented that they have no intent to cause the filing of, a voluntary application under the insolvency laws with respect to the Trust Depositor, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. However, no assurance can be given that insolvency proceedings involving either the Trust Depositor or the Trust will not occur. In the event the Trust Depositor becomes subject to insolvency proceedings, the Trust, the Trust's interest in the Trust's assets and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust's assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving the Originator would not lead to insolvency proceedings of either, or both, of the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although you would continue to have the benefit of the Indenture Trustee's security interest in the Trust's assets under the Indenture.

     The right of the Indenture Trustee, as secured party under the Indenture for your benefit, to foreclose upon and sell the Trust's assets is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against the Trust, and possibly the Trust Depositor, before or possibly even after the Indenture Trustee has foreclosed upon and sold the Trust's assets. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "adequate protection". The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Trust's assets. Furthermore, in the event a bankruptcy court determines that the value of the Trust's assets is not sufficient to repay all amounts due on the Notes, you would hold secured claims only to the extent of the value of the Trust's assets to which the holders are entitled, and unsecured claims with respect to such shortfall. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy".

     Risks Associated with Insolvency of the Vendors. In the event a Vendor under a Vendor Loan becomes subject to insolvency proceedings, the End-User Contracts and Equipment securing such Vendor Loan as well as such Vendor's obligation to make payments thereon would also become subject to such insolvency proceedings. In such event, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although you would continue to have the benefit of the Indenture Trustee's security interest in the Vendor Loans (and the End-User Contracts and Equipment securing such Vendor Loans) therefor under the Indenture.

     The right of the Indenture Trustee, as secured party under the Indenture for your benefit, to foreclose upon and sell any End-User Contracts securing such Vendor Loans is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against a Vendor obligated on a Vendor Loan, before or possibly even after the Indenture Trustee has foreclosed upon and sold the End-User Contracts and Equipment securing such Vendor Loan. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "adequate protection". See "--Risks Associated with Insolvency of the Trust Depositor or the Trust". In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the End-User Contracts securing the Vendor Loans. Furthermore, in the event a bankruptcy court determines that the value of the End-User Contracts securing the Vendor Loans is not sufficient to repay all amounts due on the related Vendor Loans, you would hold secured claims in a Vendor bankruptcy only to the extent of the value of such End-User Contracts to which you are entitled, and unsecured claims with respect to such shortfall.

     Certain assignments executed under various Program Agreements and individual assignments of End-User Contracts by Vendors provide that the applicable Originator has recourse to the related Vendor for all or a portion of the losses such Originator may incur as a result of a default under the End-User Contracts sold under such Vendor assignment. In the event of a Vendor's bankruptcy, a bankruptcy trustee, a creditor or the Vendor as debtor in possession might attempt to characterize sales to a Originator pursuant to such Vendor assignments as loans to the related Vendor from such Originator secured by the End-User Contracts (and Equipment, if any) sold thereunder. If such an attempt is successful, such assignments from Vendors would be subject to the risks described herein for Vendor Loans. In such case the Contracts sold under such Vendor assignments would constitute security for loans to the related Vendor under the recharacterized Vendor assignment.

     Risks Associated with Required Sale of Interests in the Contracts Resulting from Trust Depositor Bankruptcy. If an Insolvency Event were to occur with respect to the Trust Depositor, then an Event of Default would occur with respect to the Notes and, pursuant to the terms of the Indenture and the Sale and Servicing Agreement, and assuming the Trust was not then a debtor in a bankruptcy case, the Indenture Trustee would be required to sell the interests in the Contracts, thereby causing early termination of the Trust and a possible loss to you if the sum of (i) the proceeds of the sale allocable to you and (ii) the proceeds of any collections on the Contracts in the Collection Account allocable to you, is insufficient to pay you in full. See "Certain Legal Aspects of the Contracts--Transfer of Contracts" and "--Certain Matters Relating to Bankruptcy".

     Risk of Loss Associated with End-User and Vendor Bankruptcy. Application of federal and state bankruptcy and insolvency laws in the event of bankruptcy of end-users could affect your interests in the End-User Contracts if such laws result in any such contracts being written off as uncollectible or result in delay in payments due on any Contracts. See "Description of the Notes--Defaulted Contracts" and "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy". In addition, application of federal and state bankruptcy and insolvency laws in the event of bankruptcy of Vendors could affect your interests in the Vendor Loans and the End-User Contracts securing such Vendor Loans if such laws result in any such Vendor Loans or related End-User Contracts being written off as uncollectible or result in delay in payments due on any such Vendor Loans or related End-User Contracts. See "--Risks Associated With Insolvency of the Vendors". State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that you must rely on repossession and disposition of Equipment to recover amounts due on Defaulted Contracts, such amounts may not be realized because of the application of these requirements and restrictions. Other factors that may affect your ability to realize the full amount due on a Contract include the failure to file financing statements to perfect the Originator's, Trust Depositor's, Trust's or the Indenture Trustee's security interest, as applicable, in the Equipment or other security for such Contract and the depreciation, obsolescence, damage or loss of any item of Equipment. As a result, you may be subject to delays in receiving payments and losses if the over collateralization represented by the Subordinated Securities is insufficient to absorb such losses.

     Certain States may Limit the Enforceability of Certain Lease Provisions. Certain states have adopted a version of Article 2A of the UCC ("Article 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases in which the lessee is a "merchant lessee". However, in the Sale and Servicing Agreement, the Originators will jointly and severally represent that (i) no End-User Contract is a "consumer lease" as defined in Section 2A-103(1)(e) of the UCC; and (ii) to the best of the Originators' knowledge, each end-user has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test the Equipment, has not notified the Originator of any defects therein. See "Certain Legal Aspects of the Contracts --Certain Matters Relating to Bankruptcy".

CERTAIN CONTRACTS RELATING TO SOFTWARE OR RELATED SUPPORT AND CONSULTING SERVICES ARE NOT SECURED BY SUCH SOFTWARE OR RELATED SERVICES

     Certain Contracts will relate to software or related support and consulting services (rather than Equipment) that are not owned by the Originator (the Vendor or a licensor traditionally owns the same) and in which no related interest will be transferred to the Trust (i.e. the Trust owns solely the associated Contracts' cash flow). See "The Contracts Generally". Accordingly, if any such Contract becomes a Defaulted Contract, the Trust will not realize any proceeds from the related software or related services from which to satisfy any related outstanding Scheduled Payments.

RISKS ASSOCIATED WITH NON-RECOURSE NATURE OF THE OFFERED NOTES - NO RECOURSE TO THE ORIGINATOR, SERVICER OR ITS AFFILIATES; LIMITED VENDOR RECOURSE

     Neither the Originators, the Servicer nor any of their affiliates is generally obligated to make any payments in respect of the Notes or the Contracts. However, in connection with the sale of Contracts by a Originator to the Trust Depositor, and the conveyance of Asset Interests in such Contracts by the Trust Depositor to the Trust, the Originators will jointly and severally make representations and warranties with respect to the characteristics of such Contracts and, in certain circumstances, the Trust Depositor may be required to repurchase Asset Interests in the Contracts from the Trust (and the Originators may concurrently repurchase such Contracts from the Trust Depositor) with respect to which such representations and warranties have been breached. See "The Sale and Servicing Agreement Generally--Representations and Warranties; Definition of Eligible Contract" herein. Moreover, if Heller Financial were to cease acting as Servicer, delays in processing payments on the Contracts and information in respect thereof could occur and result in delays in payments to you. Because the Trust is a limited purpose trust with limited assets, you must rely solely upon the Contracts, the Equipment and related security described herein for payment of principal of and interest on the Notes. Moreover, in respect of Vendor Loans, you must generally rely solely upon the End-User Contracts securing such Vendor Loans (together with the Equipment and related security securing such End-User Contracts, should the end-user default in its obligation to pay such End-User Contracts), since Vendor Loans are generally non-recourse to the Vendors (i.e., the holder of such Vendor Loan is limited to recovering amounts solely from the End-User Contracts and related security therefor) except for certain Vendor Loans which are covered by a form of limited Vendor recourse. If payments made or realized from the Contracts (including End-User Contracts securing Vendor Loans) and the disposition proceeds of the Equipment are insufficient to make payments on the Notes, no other assets will be available for the payment of the deficiency.

RISK OF REJECTION OF "TRUE LEASES"

     Any End-User Contract which is a "true lease" originated by a Vendor will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee. Upon any such rejection Scheduled Payments under such rejected End-User Contract may terminate and you may be subject to losses if the remaining unaffected Contract, and security interests in the related Equipment, are insufficient to cover the losses. See "Certain Legal Aspects of the Contracts -- Vendor Loans and Vendor Recourse Contracts".

BOOK-ENTRY REGISTRATION-NOTEHOLDERS LIMITED TO EXERCISING THEIR RIGHTS THROUGH DTC, EUROCLEAR SYSTEM OR CEDEL BANK, S.A.

     The Notes offered hereby initially will be represented by one or more Notes registered in the name of Cede & Co. and will not be registered in the names of the beneficial owners or their nominees. As a result of this, unless and until Notes are issued in fully registered, certificated form, beneficial owners will not be recognized by the Issuer or the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly, through DTC, Euroclear System or CEDEL Bank, S.A. and their respective participating organizations, and will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC, Euroclear System or CEDEL Bank, S.A., as the case may be, and its participating organizations. See "Description of the Notes--Book-Entry Registration".

RISKS RELATING TO YEAR 2000 ISSUES

     The "Year 2000" issue concerns the potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits to identify a year in the date field rather than four. These programs could fail or produce erroneous results during the transition from the Year 1999 to the Year 2000.

     Heller Financial as Servicer, and as the parent of the Trust Depositor and Heller Financial Leasing, Inc. as sub-servicer, has adopted a phasesd approach to assessing and, where necessary, remediating or otherwise addressing Year 2000 issues. Phases include: awareness, which, while ongoing, is substantially complete; assessment, which is substantially complete with respect to information technology systems and potential issues relating to borrowers, vendors, international affiliates and environmental factors; remediation or implementation of contingency solutions, which is substantially complete for all but one of the information technology systems deemed mission-critical, and will be completed for that system in the second quarter of 1999, and is scheduled for completion in the first quarter of 1999 for all other matters; and finally validation, which is scheduled for completion on the final mission-critical information technology system and certain information technology infrastructure in the second quarter of 1999 and will continue throughout 1999 for all other matters.

     Heller Financial has made, and will continue to make, certain investments in its software applications and systems to ensure that its systems function properly through and beyond the Year 2000. Heller has three loan processing systems, a lease processing system, a factoring system and systems for general ledger processing, payroll, accounts payable, fixed assets, treasury and other smaller applications. Heller Financial has established plans to modify, upgrade or replace each of these systems for compliance with Year 200 and has established an overall plan to bring all of these systems into compliance by the end of 1999. Heller Financial continues to assess the impact of Year 2000 issues on its consolidated international subsidiaries, which includes the performance of risk assessments and the evaluation of the extent of programming and other changes required to address the issue. Heller Financial is also in the process of performing a risk assessment of its joint venture companies' plans for Year 2000 compliance and of the resulting potential impact on its investments in international joint ventures. This assessment has been substantially completed.

     In addition to information technology systems, Heller Financial is assessing potential Year 200 impacts on its material vendors and borrowers, as well as Year 2000 issues relating to environmental factors such as facilities and general utilities. With respect to vendors, Heller Financial has categorized vendors with reference to materiality and availability of other sources for the provided services and supplies, and is making inquiry of those vendors deemed material. Responses are reviewed to assess the need for any follow-up action. This assessment and any resulting remediation or contingency solutions are scheduled for completion during 1999. With respect to borrowers, a Year 2000 risk assessment has been incorporated into Heller Financial's underwriting and portfolio management activities in order to evaluate exposure due to any lack of compliance on the part of borrowers. Heller Financial categorizes prospective and existing borrowers by level of Year 200 risk, and is underwriting new transactions and managing portfolio accounts accordingly. Finally, Heller Financial is incorporating Year 2000 contingency planning into its overall business resumption program in consideration of facilities and other environmental factors.

     To date, Heller Financial has incurred approximately $6 million of expenses related to the Year 2000 issue and estimates that an additional amount, not to exceed $10 million, will be incurred through the end of 1999. Remediation, compliance, maintenance and modification costs will be expensed as incurred.

     Heller Financial continues to bear some risk related to the Year 2000 issue and could be materially adversely affected if its own remediation and contingency planning efforts fall behind schedule or if other entities not affiliated with it (e.g., vendors, including those providing contingency plans or outsourced technology services such as mainframe and application support, borrowers and power companies) do not appropriately address their own Year 2000 compliance issues. Due to uncertainty, Heller Financial is unable to represent that there will be no material adverse consequences related to the Year 2000 issue, however, it believes that it is doing what is reasonably necessary to provide the expertise, resources, assessments and corrective procedures for the Year 2000 issues which could have a material adverse impact on its operations or financial condition.

     If Heller Financial, as Servicer (and Heller Financial Leasing, Inc. as sub-servicer), the Owner Trustee or the Indenture Trustee do not have computerized systems that are Year 2000 compliant by the Year 2000, the ability to service the Contracts (in the case of the Servicer), to make distributions to you (in the case of the Indenture Trustee) may be materially and adversely affected.

RISKS ASSOCIATED WITH DTC AND THE YEAR 2000

     With respect to Year 2000 issues, DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames. However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations (through which noteholders will hold their offered notes), as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate.

     If problems associated with the Year 2000 issue were to occur with respect to DTC and the services described above, distributions to noteholders could be delayed or otherwise adversely affected.


                                USE OF PROCEEDS

     In consideration of the Trust Depositor's transfer of Asset Interests in the Contracts to the Trust, the Trust will transfer the net proceeds from the sale of the Notes and Subordinated Notes to the Trust Depositor. The Trust Depositor purchased the Contracts from time to time from the Originators pursuant to a purchase agreement. The Trust Depositor previously sold undivided variable percentage ownership interests in the Contracts to various purchasers. On the Closing Date, the Trust Depositor will apply the net proceeds from the sale of the Notes and Subordinated Notes to the repurchase of such undivided variable percentage ownership interests. The Originators have used the proceeds from the sale of the Contracts to repay existing debt and for other general corporate purposes.


                         COMPOSITION OF THE CONTRACTS

     On the Closing Date, the Trust Depositor will transfer to the Trust Asset Interests in the Contracts as of the initial Cutoff Date and from time to time Asset Interests in Additional Contracts or Substitute Contracts as of the applicable Cutoff Dates under the Sale and Servicing Agreement. The Originators selected the Contracts from their portfolio of Contracts based on the criteria described in the Sale and Servicing Agreement. See "The Sale and Servicing Agreement Generally--Representations and Warranties; Definition of Eligible Contract" and "--Concentration Amounts; Definition of Excess Contract". The Originators represent that no adverse selection with respect to the Contracts has occurred. The Originators will jointly and severally represent that all of the Contracts are commercial, rather than consumer, leases or loans/financings, and that no adverse selection process was employed in the Originators' selection of Contracts for sale under the Sale and Servicing Agreement. As of the initial
Cutoff Date, the ADCB of the Contracts was $[     ] (calculated at the
Discount Rate) the weighted average remaining term to maturity for the
Contracts was approximately [      ] months, the final scheduled payment date
of the Contract with the latest maturity or expiration was [     ] and the
average Discounted Contract Balance was approximately $[    ] (calculated at
the Discount Rate). As of the Cutoff Date, there are [      ] Contracts, with
an ADCB (calculated at the  Discount Rate) of $[     ].  Approximately [    ]%
of the ADCB of the Contracts provide for payments by the Obligor thereunder on a basis other than monthly payments. The Discount Rate for the Contracts is
[     ]% per annum.  For further information regarding the Contracts, see "The
Contracts Generally".

     The composition and distribution of the Contracts by remaining term, original term, Discounted Contract Balance, End-User industry, geographic distribution, type of equipment and type of End-User Contract are set forth in the following tables and are reported as of the Cutoff Date. In the event that the documents evidencing a Contract require amounts to be billed to multiple billing locations, such Contract is not treated as a single Contract, but rather multiple Contracts corresponding in number to the number of billing locations. Classification by industry is based on Heller Financial's customary procedures for determining obligor industry. Percentages and amounts set forth in the following tables may not total due to rounding. The largest end-user industry concentration (including end-user Obligors on Contracts originated by the Originators directly, as well as Contracts originated through Vendors with or without Vendor recourse, and End-User Contracts securing Vendor Loans), which
represents an ADCB of approximately [      ]% as of the initial Cutoff Date
(calculated at the Statistical Discount Rate), relates to printing equipment. See "Risk Factors--Certain Risks Associated with Geographic or Industry Concentrations of Contracts" herein, and "The Contracts Pool - Contract Loss Experience" below.

     The statistical information concerning the Contracts set forth below is based upon information as of the opening of business on the initial Cutoff Date and the Statistical Discount Rate. Certain Contracts with respect to which Asset Interests are intended, as of the initial Cutoff Date, to be transferred to the Trust may be determined not to meet the eligibility requirements and Asset Interests in such Contracts may not be transferred to the Trust on the Closing Date. While the statistical distribution of the characteristics as of the Closing Date for the final pool of Contracts and calculated at the actual Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the initial Cutoff Date and calculated at the Statistical Discount Rate as presented in this prospectus, such variance will not be material. The percentages and balances set forth in each of the following tables may not total due to rounding.

      ADCB                 $

      Number of Contracts                             [        ]

      Weighted Average Original Term                   [    ]
      (Range) (in months)                             [  ] - [  ]

      Weighted Average Remaining Term             [  ]
      (Range) (in months)                             [  ] - [  ]

      Average Discounted Contract Balance           $



                  DISTRIBUTION OF CONTRACTS BY CONTRACT TYPE
                        DATA AS OF INITIAL CUTOFF DATE


                                                Percentage of Number of      Discounted Contract
         Type           Number of Contracts            Contracts                 Balance                  Percentage of ADCB
End-User Loans                                             %                      $                                %
Vendor Loans                                               %                      $                                %
Finance Leases                 ------                 -----%                      $------                     -----%

Total:                                                     %                      $                                %

       DISTRIBUTION OF CONTRACTS BY STATE IN WHICH OBLIGORS ARE LOCATED
                         As of the Initial Cutoff Date
                        (ordered by percentage of ADCB)



                          Number of          Percentage of Number                                     Percentage of
      State               Contracts              of Contracts        Discounted Contract Balance          ADCB
California                                                   %                  $                                %
New York
Massachusetts
Illinois
Florida
Pennsylvania
North Carolina
Texas
Tennessee
Wisconsin
Georgia
Oregon
New Jersey
Arizona
Washington
Missouri
Ohio
Michigan
Idaho
Minnesota
Colorado
Connecticut
Kentucky
Indiana
South Carolina
Virginia
New Hampshire
Utah
Maryland
Arkansas
Alabama
Iowa
Nebraska
Vermont
Louisiana
Delaware
Rhode Island
Oklahoma
South Dakota
Kansas
District of Columbia
Nevada
New Mexico
West Virginia
Wyoming
Mississippi
Alaska
Montana
                             -------                   ------                   ------------               ------

  Total:                                               100.00%                  $                          100.00%

                  DISTRIBUTION OF CONTRACTS BY EQUIPMENT TYPE
                         As of the Initial Cutoff Date
                        (ordered by percentage of ADCB)



                                             Percentage of Number   Discounted Contract
    Equipment Type      Number of Contracts      of Contracts           Balance              Percentage of ADCB
      Printing                                             %           $                                   %

    Machine Tool

  Computer Hardware

 Industrial Equipment

      Plastics

Furniture and Fixtures

      Computer

   Software/Services

      Pre-Press

    Food Processing

  Other/Miscellaneous              ------            ------%           -----------                  -------%

        Total:                                       100.00%           $                             100.00%

                 DISTRIBUTION OF CONTRACTS BY OBLIGOR INDUSTRY
                         Data as of Initial Cutoff Date
                        (ordered by percentage of ADCB)




                                                     Percentage of Number of      Discounted Contract
       Industry              Number of Contracts            Contracts                  Balance            Percentage of ADCB
    Commercial Printing                                              %             $                                  %

   Industrial Machinery

     Plastic Products

    Semiconductors and
     related devices

       Eating places

      Grocery stores

Medical / Surgical Hospitals

    Data Processing /
      Preparation

  Special Dies, Tools,
    Jigs & Fixtures

 Fabricated Metal Products

        Other                           -------                ------%             -------------                ------%

       Total:                                                  100.00%             $                            100.00%

            DISTRIBUTION OF CONTRACTS BY ORIGINAL CONTRACT BALANCE
                        Data as of Initial Cutoff Date



          Original                                   Percentage of     Discounted
          Contract                      Number of      Number of        Contract     Percentage of
          Balance                       Contracts      Contracts        Balance           ADCB
0 - $249,999                                                     %     $                       %
$    250,000 - $499,999
$    500,000 - $749,999
$    750,000 - $999,999
$1,000,000 - $1,249,999
$1,250,000 - $1,499,999
$1,500,000 - $1,749,999
$1,750,000 - $1,999,999
$2,000,000 - $2,249,999
$2,250,000 - $2,499,999
$2,500,000 - $2,749,999
$2,750,000 - $2,999,999
$3,000,000 - $3,249,999
$3,250,000 - $3,499,999
$3,500,000 - $3,749,999
$3,750,000 - $3,999,999
$4,000,000 - $4,249,999
$4,250,000 - $4,499,999
$4,500,000 - $4,749,999
$4,750,000 - $4,999,999
$5,000,000 - $5,249,999
$5,250,000 - $5,499,999
$5,500,000 - $5,749,999
$5,750,000 - $5,999,999
$6,000,000 - $6,249,999
$6,250,000 - $6,499,999
$6,500,000 - $6,749,999
$6,750,000 - $6,999,999
$7,000,000 - $7,249,999
$7,250,000 greater than                   -------         -------%     ----------       -------%

                       Total:                              100.00%     $                 100.00%

  DISTRIBUTION OF CONTRACTS BY REMAINING CONTRACT BALANCE
                         Data as of Initial Cutoff Date



              REMAINING                              PERCENTAGE OF     DISCOUNTED
               Contract                 Number of      Number of        Contract     Percentage of
               Balance                  Contracts      Contracts        Balance           ADCB

0 - $249,999                                                %              $                %
$    250,000 - $499,999
$    500,000 - $749,999
$    750,000 - $999,999
$1,000,000 - $1,249,999
$1,250,000 - $1,499,999
$1,500,000 - $1,749,999
$1,750,000 - $1,999,999
$2,000,000 - $2,249,999
$2,250,000 - $2,499,999
$2,500,000 - $2,749,999
$2,750,000 - $2,999,999
$3,000,000 - $3,249,999
$3,250,000 - $3,499,999
$3,500,000 - $3,749,999
$3,750,000 - $3,999,999
$4,000,000 - $4,249,999
$4,250,000 - $4,499,999
$4,500,000 - $4,749,999
$4,750,000 - $4,999,999
$5,000,000 - $5,249,999
$5,250,000 - $5,499,999
$5,500,000 Greater than                             --------%                        -------%

 Total:                                               100.00%              $          100.00%



                         DISTRIBUTIONS OF CONTRACTS BY
                             ORIGINAL CONTRACT TERM
                         Data as of Initial Cutoff Date

    ORIGINAL TERM            NUMBER                     PERCENTAGE OF
      (Months)                 of                         Numbers of                       Discounted               Percentage of
                            Contracts                     Contracts                     Contract Balance                ADCB

     15 - 19                                                    %                        $                             %
     20 - 24
     25 - 29
     30 - 34
     35 - 39
     40 - 44
     45 - 49
     50 - 54
     55 - 59
     60 - 64
     65 - 69
     70 - 74
     75 - 79
     80 - 84
     85 - 89
     Greater than 90            ------                    ------%                      ---------                  -----%

       Total:                      0                      100.00%                        $                       100.00%

        DISTRIBUTION OF CONTRACTS BY REMAINING MONTHS TO STATED MATURITY
                       Data as of the Initial Cutoff Date



   REMAINING TERM            NUMBER                     PERCENTAGE OF                AGGREGATE DISCOUNTED            PERCENTAGE OF
      (MONTHS)                 OF                        NUMBERS OF                    CONTRACT BALANCE         AGGREGATE DISCOUNTED

                            CONTRACTS                     CONTRACTS                                                 CONTRACT BALANCE

      Less than = 5                                                  %                        $                            %
               5 - 9
              10 - 14
              15 - 19
              20 - 24
              25 - 29
              30 - 34
              35 - 39
              40 - 44
              45 - 49
              50 - 54
              55 - 59
              60 - 64
              65 - 69
              70 - 74
              75 - 79
    Greater than  80        --------                            -----%                         ----------            ------%

       Total:                      0                           100.00%                        $                      100.00%

                     DELINQUENCY AND LOAN LOSS INFORMATION

     The following tables set forth the Originators' delinquency and loss experience on their aggregate portfolio of owned Contracts for the below described periods. For purposes of this table such experience is described in terms of the Originators' funds deployed for the acquisition of the related Contracts less associated unearned finance charges (hereinafter "Adjusted Deployed Funds").

     The Originators define Contract delinquency as a payment which is not made consistent with the Contract terms and a Defaulted Contract as a Contract for which a full contractual payment as not been received from the Obligor (or the Vendor, if Vendor recourse is applicable) for 120 days or such shorter period as the Originators may determine consistent with their respective collection policy. Contract terms require payment by the Obligor within thirty (30) days from the "due date" provided in the associated invoice.

NINE MONTHS ENDED SEPTEMBER 30, 1998 VERSUS NINE MONTHS ENDED SEPTEMBER 30, 1997

     The amounts classified as delinquent [decreased] as a percentage of Adjusted Deployed Funds as a result of [ ]. Net losses as a percentage of Adjusted Deployed Funds [decreased] due to [ ].

TWELVE MONTHS ENDED DECEMBER 31, 1997 VERSUS TWELVE MONTHS ENDED DECEMBER 31,
1996

     The amounts classified as delinquent as a percentage of Adjusted Deployed
Funds [decreased] as of result of [    ].  Net losses as a percentage of
Adjusted Deployed Funds [decreased] due to [     ].

TWELVE MONTHS ENDED DECEMBER 31, 1996 VERSUS TWELVE MONTHS ENDED DECEMBER 31,
1995

     The amounts classified as delinquent as a percentage of Adjusted Deployed Funds decreased due to continued generally favorable economic conditions and consistent application of credit underwriting standards. The overall net loss
performance improved as a result of [    ].

                               CONTRACT PORTFOLIO
                           Delinquency Experience (1)
                             (Dollars in Millions)
                                      At
      ___________________________________________________________________

                        Nine Months            Nine Months           Twelve Months      Twelve Months    Twelve Months
                        -----------            ----------            -------------      -------------    -------------
                           Ended                  Ended                 Ended               Ended            Ended
                           -----                  -----                 -----               -----            -----
                       September 30,           September 30,         December 31,        December 31,     December 31,
                       ------------            ------------          ------------        ------------     ------------
                          1998(2)                1997(2)                 1997                1996             1995
                          -------                -------                 ----                ----             ----
Ending Adjusted
Deployed Funds... $          100.00%       $      100.00%     $     100.00%  $1,584.00  100.00%  $1,193.00     100.00%

No. of Delinquent
Days (% of Ending
Adjusted Deployed
Funds)...........

31-60 days.......                  %                    %                 %      21.80    1.38%      22.40       1.88%

61-90 days.......                  %                    %                         3.50    0.22%      11.60       0.97%

Over 90 days.....                  %                    %                 %      18.70    1.18%      12.20       1.02%
                   -----     ------               ------            ------   ---------  ------   ---------     ------

Total                              %                    %                 %      44.00    2.78%      46.20       3.87%


(1) The period of delinquency is based on the number of days payments are contractually past due (assuming 30 day months). A contract is considered delinquent when payments are not received according to Contract terms notwithstanding the existence of Vendor recourse; see the "Contract Portfolio -Contract Loss Experience" for the impact of Vendor recourse on the Contracts' loss experience.

(2) Not Annualized.

                               Contract Portfolio
                            Contract Loss Experience
                             (Dollars in Millions)
                                       At
  ___________________________________________________________________________

              Nine Months             Nine Months               Twelve Months    Twelve Months         Twelve  Months
              ------------            ------------             --------------    -------------        ---------------
                 Ended                   Ended                     Ended             Ended                 Ended
              ------------            ------------                ---------        ---------              --------
               September 30,           September 30,            December  31        December 31         December 31,
              ------------            ------------              -------------       -----------         ------------
                1998(1)                 1997(1)                      1997               1996                 1995
              ------------            ------------                  --------           ------               ------

Average
Adjusted
Deployed
Funds
(of all
Contracts
Serviced) ....                                                                  $1,193.00    100%     $889.00     100%


Gross Losses
(as % of
Average
Adjusted
Deployed
Funds)(2).....                                                                       0.89   0.07%        1.08    0.12%

Gross
Recoveries (as
 % of Average
Adjusted
Deployed
Funds).......                                                                        0.32   0.03%        0.36    0.04%


Net Losses (as
% of Average
Adjusted
Deployed
Funds (3)......                                                                      0.58   0.05%        0.72    0.08%

(1) Annualized.
(2) With respect to Contracts representing over [ ]% of the Adjusted Deployed Funds for Contracts secured by printing equipment, defaults would have been approximately $ million in the twelve months ended December 31, 1997 and $ million for the twelve months ended December 31, 1996; after vendor recourse actual losses aggregated $ over the period.

(3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed Equipment and expenses of repossession and liquidation, net of recoveries inclusive of Vendor recourse.

The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency or loss experience of the Contracts will be similar to that set forth above.

                            THE CONTRACTS GENERALLY

     The Trust will be entitled to all collections on account of the Contracts and related Equipment (including Equipment and End-User Contracts securing Vendor Loans), except for Excluded Amounts.

END-USER CONTRACTS

     The following discussion describes the End-User Contracts (including End-User Contracts securing Vendor Loans). All of the End-User Contracts in respect of Equipment, software and related support and consulting services to be included from time to time in the Trust are one of the following types:

     (i)   conditional sale agreements;
     (ii)  leases;
     (iii) secured promissory notes;
     (iv)  installment payment agreements; and
     (v)   financing agreements.

There is no limit on the number of Contracts which may consist of any of the foregoing types. Each Contract must be an Eligible Contract as of the applicable Cutoff Date.

     Conditional Sale Agreements.   The Originators offer financing for
Equipment under conditional sale agreements assigned to the Originators by Vendors. It is expected that most of the conditional sale agreements in the pool of Contracts will consist of either the Originators' standard pre-printed form, or of the Vendors' standard, pre-printed forms (which in each case have been reviewed and approved for use by the applicable Originator). The conditional sale agreement sets forth the description of each item financed thereunder and the schedule of installment payments. Generally, loans under conditional sale agreements are fixed rate and are for a one to seven year term. Payments under conditional sale agreements generally are due monthly. Conditional sale agreement terms (i) provide for a grant by the end-user thereunder of a security interest in any related Equipment (which security interest is assigned by the Vendor to the applicable Originator), (ii) may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee, (iii) require the end-user to maintain the Equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the Equipment, (iv) restrict the modification or disposal of the Equipment without the Originator's, or its assignee's, consent, (v) include a disclaimer of warranties, (vi) include the end-user's indemnity against liabilities arising from the use, possession or ownership of the Equipment,
(vii) include the end-user's absolute (except as provided in clause (ii)) and unconditional obligation to pay the installment payments thereunder and (viii) include specifically identifiable events of default and remedies therefor. The conditional sale agreement also requires each end-user to maintain insurance, the terms of which may vary. The terms of a conditional sale agreement may be modified at its inception at the end-user's request. Such modifications must either be approved by the Originator's legal department and certain levels of management before the Originator will agree to accept an assignment of the conditional sale agreement from a Vendor, or the Vendor must indemnify the Originator against any losses or damages it may suffer as a result of such modifications.

     Leases. The Originators, either directly or by assignment from Vendors, offer financing of Equipment under leases. Leases may consist of individual lease agreements each relating to a single, separate transaction or may consist of individual transactions written under and governed by a master lease agreement which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific Equipment being leased or financed and the schedule of related rental payments, are contained in a supplement or schedule to the master lease agreement, which is signed by the end-user, as lessee, and either the Vendor or the Originator, as lessor. Such supplement or schedule incorporates the master lease agreement by reference and is treated by the Originator as a separate lease. Each lease is originated in the ordinary course of business by either the Originator or a Vendor (and assigned to the Originator pursuant to a Program Agreement or Vendor assignment).

     The initial terms of the leases in the pool of Contracts generally range from one to seven years. Each lease provides for the periodic payment by the end-user of rent in advance or arrears, generally monthly or quarterly. Such periodic payments represent the amortization, generally on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.

     The leases to be included in the pool of Contracts are "net leases" under which the end-user assumes responsibility for the items financed thereunder, including operation, maintenance, repair, insurance or self-insurance, return of any Equipment at the expiration or termination of the lease and the payment of all sales and use and property taxes relating to such financed item during the lease term. The end-user further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the item financed by such end-user. In most cases, the lessor is also authorized to perform the end-user's obligations under the lease at the end-user's expense, if it so elects, in cases where the end-user has failed to perform. In addition, the leases generally contain "hell or high water" clauses unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease. If the Originator is the lessor, the lease contains no express or implied warranties with respect to the items financed thereunder other than a warranty of quiet enjoyment. If a Vendor is the lessor, the lease or a related agreement may contain certain representations and warranties with respect to the items financed thereunder in addition to a warranty of quiet enjoyment; however, the end-user agrees not to assert any warranty claims against any assignee of the Vendor (which would include the Originator) by way of setoff, counterclaim or otherwise, and further agrees that it may only bring such claims against the Vendor. All leases of Equipment require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the Equipment during the lease term or to self-insure against such risks, if approved in advance by the Originator.

     The leases include both "true leases" and leases intended for security as defined in Section 1-201(37) of the UCC. Under a "true lease," the lessor bears the risk of ownership (although the risk of loss of the Equipment is passed to the end-user under the Leases), takes any tax benefits associated with the ownership of depreciable property under applicable law and no title is conferred upon the lessee. The lessee under a "true lease" has the right to the temporary use of property for a term shorter than the economic life of such property in exchange for payments at scheduled intervals during the lease term and the lessor retains a significant "residual" economic interest in the leased property. End of lease options for "true leases" include purchase or renewal at fair market value. Under leases intended for security, the lessor in effect finances the "purchase" of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for such leases depend on the terms of the related individual lease agreement or master lease agreement supplement or schedule, but generally such terms provide for the purchase of the Equipment at a restated price, which may be nominal.

     End-users under a lease are either prohibited from altering or modifying the Equipment or may alter or modify the Equipment only to the extent the alterations or modifications are readily removable without damage to the Equipment. Under certain master lease agreements, the end-user may assign its rights and obligations under the lease, but only upon receiving the prior written consent of the lessor, or may relocate the Equipment upon giving the lessor prompt written notice of such relocation. The right to grant or deny such consent or to receive such written notice will be exercised by the Servicer pursuant to the authority delegated to it in the Sale and Servicing Agreement. Certain leases permit the end-user to substitute substantially identical leased Equipment for leased Equipment scheduled to be returned to the lessor under the lease.

     While the terms and conditions of the leases do not generally permit cancellation by the end-user, certain leases may be modified or terminated before the end of the lease term. Modifications to a lease term or early lease terminations may be permitted by the Originator (or by a Vendor with the consent of the Originator) and are generally associated with additional financing opportunities from the same end-user. In some circumstances, early termination of a lease may be permitted in connection with the acquisition of new technology requiring replacement of the Equipment. In such cases, the related Equipment is returned to the Vendor or Originator and an amount generally equal to the present value of the remaining rental payments under the lease plus an early termination fee is paid by the end-user to the Originator. Modifications usually involve repricing a lease or modification of the lease term. Occasionally a lease may be modified in connection with an increase in the capacity or performance of Equipment by adding additional Equipment that includes new technology. Coincident with the financing of an upgrade to such Equipment, the Originator may reprice and extend the related base lease term to be coterminous with the desired term of the lease relating to the upgrade. In certain cases, subject to certain conditions, such base lease extensions may remain in the pool of Contracts. Heller Financial, as Servicer, expects to continue to permit these modifications and terminations with respect to leases included in the Contracts pursuant to the authority delegated to it in the Sale and Servicing Agreement, subject to certain conditions and covenants of the Servicer described under "The Sale and Servicing Agreement Generally -- Material Modifications to Contracts."

     In certain circumstances, the standard terms and conditions of a master lease agreement are modified at the inception of a lease at the request of the end-user. Such modifications must either be approved by the Originator's legal department and certain levels of management before the Originator will agree to enter into the lease or accept an assignment of the lease from a Vendor, or the Vendor must indemnify the Originator against any losses or damages it may suffer as a result of such modifications. Common permitted modifications include, but are not limited to, the following:

     (i)    a one dollar purchase option at the end of the lease term;
     (ii) prearranged mid-lease purchase options, early termination options and lease extension options as described above;
     (iii)  modifications to the lessor's equipment inspection rights;
     (iv) modifications to the end-user's insurance requirements permitting the end-user to self-insure against casualty to the Equipment;
     (v) the end-user's right to assign the lease or sub-lease the items financed pursuant to such lease to an affiliated entity, so long as the end-user remains liable under the lease and promptly notifies the lessor or its assignee of such assignment or sublease; and
     (vi)   extended grace periods for late payments of rent.

     Secured Promissory Notes. The Originators also provides direct initial financing or refinancing of Equipment under secured promissory notes, which consist of an installment note and a separate security agreement. In an initial financing transaction, the applicable Originator pays to the Vendor the purchase price for the Equipment and in a refinancing transaction, the Originator pays off an end-user's existing financing source. In either case, the transaction is documented as a direct loan by the Originator to the end-user of the Equipment using a secured promissory note. In the case of a refinancing transaction, upon payment to the existing financing source, the Originator obtains a release of such party's lien on the financed Equipment. In either case, the Originator records its own lien against the financed Equipment and takes possession of the secured promissory note, which constitutes chattel paper under the UCC. Except for the lack of references to "sale" or "purchase" of Equipment, the terms and conditions contained in a secured promissory note are substantially similar to those contained in a conditional sale agreement.

     Installment Payment Agreements and Financing Agreements. The Originators provide financing for certain software license fees and related support and consulting services under installment payment supplements to software license agreements, separate installment payment agreements or other forms of financing agreements assigned to the applicable Originator by Vendors of software. Each such financing agreement is an unsecured obligation of the end-user; generally provides for a fixed schedule of payments with no end-user right of prepayment; is noncancellable for its term and generally contains a "hell or high water" clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified therein; permits the Vendor to assign the payment agreement to a third party (including the Originator) and include the end-user's agreement, upon such assignment, not to assert against such assignee any claims or defenses the end-user may have against the Vendor; and contains default and remedy provisions that generally include acceleration of amounts due and to become due and, in certain cases, the right of the Vendor, or the Originator by assignment, to terminate the underlying software license and all related support and consulting activities.

EQUIPMENT

     The End-User Contracts (including End-User Contracts securing Vendor Loans) cover a wide variety of new and used equipment, including, but not limited to, the following: aircraft, printing, pre-press, machine tool, plastics, computer hardware, computer software, restaurant, transportation, energy related, medical, and industrial equipment. All of the interests of the applicable Originator in the Equipment subject to each related End-User Contract (which consists or will consist of either title to the Equipment or a security interest in the Equipment) will be transferred to the Trust.

SOFTWARE AND RELATED SERVICES

     Certain of the End-User Contracts (in the form of financing agreements) cover license fees and other fees owed by the end-users under either perpetual or term software license agreements and other related agreements in connection with the use by such end-users of computer software programs, and such End-User Contracts may also cover related support and consulting services which are provided by the Vendor, an affiliate thereof or a third party contract party and which facilitate the Obligors use of such software. No interest in the software, the software license agreement (other than the right to collect the payment of software license fees and, in certain cases, to exercise certain rights and remedies under the software license agreement or other agreements related thereto) or the related services has been or will be conveyed to the Originators by either the Vendors or licensors of the software or by the End-Users under the related End-User Contracts. Consequently, the Trust will not have title to or a security interest in such software, nor will it own such related services, and would not be able to realize any value therefrom under a related End-User Contract upon a default by the End-User. It is a condition to the issuance of the Notes that as of the Closing Date, no more than [ ]% of the ADCB of the Contracts will relate to the financing of software and related services.

VENDOR LOANS

     The Contracts may include limited recourse [or non-recourse] loan or repayment obligations (which may take the form of promissory notes with related security agreements) (referred to as "Vendor Loans") each of which is payable by a Vendor and secured by all of the Vendor's interest in an individual End-User Contract originated by such Vendor and by the Equipment related to such End-User Contract.

     Vendor Loans may be originated under, and incorporate terms and conditions of, a Program Agreement (including a Program Agreement under which End-User Contracts also are or may be originated by the Originator directly, or purchased by the Originator from the Vendor, in separate transactions not giving rise to Vendor Loans). Vendor Loans generally are non-recourse to the Vendor, i.e., the applicable Originator may obtain repayment solely from the proceeds of the End-User Contracts and related Equipment securing the Vendor Loan. In a few instances, however, recourse to a Vendor for nonpayment of a Vendor Loan may be available through a limited recourse arrangement included in the related Program Agreement. The repayment terms under a Vendor Loan, including periodic amounts payable and schedule of payments, correspond to the payment terms of the End-User under the End-User Contract collaterally assigned under such Vendor Loan. Each Vendor Loan either includes most, if not all, of the representations and warranties regarding the End-User Contract and related Equipment typically included in a Vendor Agreement, or incorporates such representations and warranties included in any related Program Agreement by reference.

PROGRAM AGREEMENTS WITH VENDORS

     It is expected that a substantial portion of the End-User Contracts with respect to which Asset Interests will be included in the Trust will consist of End-User Contracts originated by Vendors and assigned or pledged to the Originator pursuant to Program Agreements. Also, as described above, Vendor Loans may be originated through Program Agreements with the related Vendor. All rights (but not obligations) of the Originators under the Program Agreements with respect to the Contracts are generally assignable and will be so assigned by the Originators to the Trust Depositor and in turn conveyed by the Trust Depositor to the Trust. The Program Agreements are agreements with Vendors which provide the Originators with the opportunity to finance transactions relating to the acquisition or use by an end-user of a Vendor's Equipment, software and related services or other products. Vendor finance arrangements provide the Originators with a steady, sustainable flow of new business, generally with lower costs of origination than asset-based financings marketed directly to end-users. Many of the Program Agreements provide various forms of support to the applicable Originator, including representations and warranties by the Vendor in respect of the End-User Contracts assigned by the Vendor to the Originator and related Equipment or software and related services, credit support with respect to defaults by end-users and equipment repurchase and remarketing arrangements upon early termination of End-User Contracts upon a default by the related end-users. Some of the Program Agreements take the form of a referral relationship which is less formal, and may or may not include credit or remarketing support to the Originator from the Vendor.

     Each Program Agreement (other than Program Agreements that only establish a referral relationship) generally includes the following provisions, among others:

          1. Vendor representations, warranties and covenants regarding each End-User Contract assigned to the Originator, including among other things that: the obligations of the end-user under the assigned End-User Contract are absolute, unconditional, noncancellable, enforceable in accordance with its terms and free from any rights of offset, counterclaim or defense; the Originator holds the sole original of the End-User Contract and has either title to or a first priority perfected security interest in the Equipment; the Equipment and the End-User Contract are free and clear of all liens, claims or encumbrances; the Equipment or the software has been irrevocably accepted by the end-user and will perform as warranted to the end-user; and the assigned End-User Contract was duly authorized and signed by the end-user.

          2. Remedies in the event of a misrepresentation or breach of a warranty or covenant by the Vendor regarding an assigned End-User Contract, which usually require the Vendor to repurchase the affected End-User Contract for the Originator's investment balance in the End-User Contract plus costs incurred by the Originator in breaking any underlying funding arrangement (which may or may not be calculated in accordance with a specified formula).

          3. In the case of End-User Contracts covering Equipment, remarketing support from the Vendor in the event of an end-user default and subsequent repossession or return of the Equipment under the End-User Contract (to assist the Originator in realizing proceeds from the Equipment assigned as collateral security to support the obligations of the end-user under the End-User Contract).

          4. The right of the Originator to further assign its interests in assigned End-User Contracts, all payments thereunder and any related interest in Equipment.

          5. With respect to End-User Contracts for which the Vendor (or, in certain limited instances a subservicer acceptable to the Originator) will perform ongoing administrative duties on behalf of and for the benefit of the applicable Originator relating to servicing, processing of collections and actual substantive collection remedies, as such duties are delegated by the Originator to the Vendor (or, in certain limited instances a subservicer acceptable to the Originator) pursuant to the Program Agreement, provisions governing the Vendor's (or subservicer's) performance of such duties, and providing the Originator with the right to assume such duties in the event of breach or inadequate performance by the Vendor (or subservicer, if applicable).

     In addition to the foregoing, a Program Agreement may include recourse against the Vendor with respect to end-user defaults under certain identified End-User Contracts, either by specifying that the assignment of the End-User Contract from the Vendor to the Originator is with full recourse against the Vendor, by specifying that the Vendor will absorb a limited fixed dollar or percentage amount of "first losses" on the Contract, or by inclusion of the End-User Contract in an "ultimate net loss pool" created under the Program Agreement. In the event of an end-user default under an End-User Contract which was assigned by the Vendor to the Originator subject to the ultimate net loss pool, the Originator may draw against the ultimate net loss pool up to the amount of the Originator's remaining unpaid investment balance in the defaulted End-User Contract, but not in excess of the ultimate net loss pool balance then available. Drawings may also be made against the ultimate net loss pool with respect to End-User Contracts that are not included in the pool of Contracts and, accordingly, there can be no assurance that any amounts contributed by a Vendor to the ultimate net loss pool will be available in the event of an end-user default under a End-User Contract included in the pool of Contracts.

     The manner in which End-User Contracts are assigned to the Originator by the Vendors differs under each Program Agreement, depending upon the nature of the financed by such Contracts, the form of the End-User Contract, the accounting treatment sought by the Vendor and the end-user, and certain tax considerations.

     For example, the Originator might either accept a Vendor Loan and collateral assignment of the End-User Contract and related Equipment (or security interest therein) from the Vendor, or accept a full assignment of such End-User Contract and either (i) a collateral assignment of the related Equipment (or security interest therein) from the Vendor, which collateral assignment secures the end-user's obligations under the End-User Contract or
(ii) in the case of leases, title to the Equipment. The Originator also may receive, from a Vendor with respect to software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing software license payments and related support and consulting services. Such assignments may include an assignment of the software Vendor's or licensor's right, or the agreement of the Vendor or licensor (at the Originator's instructions), to terminate the software license covered by the End-User Contract and suspend related support in the event of an end-user default under the End-User Contract. In some cases, the software Vendor also agrees not to relicense the same or similar software to a defaulted end-user for some period of time (e.g., one year) unless the end-user cures its default.

     It is also expected that some portion of the End-User Contracts included in the pool of Contracts, especially in the case of conditional sale agreements, will consist of End-User Contracts originated by Vendors and assigned to the Originator pursuant to assignment agreements from time to time with Vendors, each of which relates to an individual End-User Contract, rather than pursuant to a Program Agreement. Each Vendor assignment of a Contract or Contracts will either be made with or without recourse against the Vendor for end-user defaults and will generally contain many, if not all, of the representations, warranties and covenants typically contained in Program Agreements, as well as a Vendor repurchase requirement in the event of a breach by the Vendor of such representations, warranties or covenants. Such Vendor assignments may or may not provide for any Vendor remarketing support in the event of an end-user default.

CONTRACT FILES

     The applicable Originator will indicate in its books and records, including the appropriate computer files relating to the Contracts, that Asset Interests in such Contracts have been transferred to the Trust for the benefit of the holders of the Notes and Subordinated Securities, and will stamp, or permit the Servicer to stamp, the documents relating to such Contracts or otherwise mark such Contracts with a legend to the effect that Asset Interests in such Contracts have been transferred to the Trust for the benefit of the holders of the Notes and Subordinated Securities. The Originators will also deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all Contracts with respect to which Asset Interests have been transferred to the Trust, identified by account number and by the Discounted Contract Balance as of the applicable Cutoff Date.

COLLECTIONS ON CONTRACTS

     All collections received with respect to the Contracts will be allocated as described herein. See "Description of the Notes -- Allocations". Prepayments will be given effect as of the last day of the calendar month in which they are received for purposes of calculating Available Amounts. Scheduled Payments of principal made in advance of their due date will be given effect at the end of the calendar month in which such principal payments were received.


                      PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Contracts. The payments on such Contracts may be in the form of Scheduled Payments, Prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any such payments may result in distributions to you of amounts which would otherwise have been distributed over the remaining term of the Contracts. Each prepayment on a Contract, if such Contract is not replaced by the Trust with Asset Interests in a comparable Additional Contract as described herein (see "The Sale and Servicing Agreement Generally"), will shorten the weighted average remaining term of the Contracts and the weighted average life of the Notes. Prepayments of principal will be included in the Available Amounts and will be payable to you on the Distribution Date following the calendar month in which such prepayment was received, as set forth in "Description of the Notes --Allocations". A higher than anticipated rate of prepayment will reduce the ADCB of the Contracts more quickly than expected and thereby reduce anticipated aggregate interest payments on the Notes.

     In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of principal payments with respect to any class of Notes may also be affected by any repurchase by the Trust Depositor of Asset Interests pursuant to the Sale and Servicing Agreement as a result of (i) a breach of representation or warranty as to such Contract (such Contract having been identified as an Ineligible Contract or Excess Contract), such Contract becoming a Defaulted Contract or Adjusted Contract or (ii) the exercise by the Trust Depositor of its repurchase option when the ADCB of the Contracts is less than 10% of the ADCB of the Contracts as of the initial Cutoff Date. In the case of Ineligible Contracts or Excess Contracts, such rate of prepayment would also be influenced by the Trust Depositor's decision not to repurchase Assets Interests in such

Contracts and instead, to accept Asset Interests in a Substitute Contract (see "The Sale and Servicing Agreement Generally -- Substitute Contracts and Additional Contracts"). In the event of a repurchase, the repurchase price will decrease the ADCB of the Contracts, leading to a principal repayment and causing the corresponding weighted average life of the Notes to decrease. See "Risk Factors -- Maturity and Prepayment Considerations."

     The effective yield to holders of the Notes and Subordinated Notes will depend upon, among other things, the amount of and rate at which principal is paid to you. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Contracts will be borne entirely by you. Such reinvestment risks include the risk that interest rates may be lower at the time you receive payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time. Your after-tax yield may be affected by lags between the time interest income accrues to you and the time the related interest income is received by you.

     The following chart sets forth the percentage of the Initial Principal Amount of the Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes which would be outstanding on the Distribution Dates set forth below assuming a conditional payment rate (a "Conditional Payment Rate" or "CPR") of 0.00% and 5.00%, respectively. Such information is hypothetical and is set forth for illustrative purposes only. The CPR assumes that a fraction of the outstanding Contracts is prepaid on each Distribution Date, which implies that each Contract in the pool of Contracts is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the Conditional Payment Rate for the Contracts. The CPR measures prepayments based on the outstanding Discounted Contract Balances of the Contracts, after the payment of all Scheduled Payments on the Contracts during each calendar month. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly Contract payments as of the initial Cutoff Date, assumes that the Trust Depositor does not exercise its option to cause a redemption of the Notes when the ADCB of the Contracts is less than 10% of the ADCB of the Contracts as of the initial Cutoff Date, and assumes
the Closing Date is [     ], 1999.

                               PERCENTAGE OF THE
                      INITIAL CLASS A-1 PRINCIPAL AMOUNT,
                     INITIAL  CLASS A-2 PRINCIPAL AMOUNT,
                       INITIAL CLASS B PRINCIPAL AMOUNT,
                     AND INITIAL CLASS C PRINCIPAL AMOUNT
                     AT THE RESPECTIVE CPR SET FORTH BELOW


                                     0.00% CPR                                        5.00% CPR
                                    -----------                                       ---------

     DISTRIBUTION DATE        CLASS A-1   CLASS A-2   CLASS B   CLASS C   CLASS A-1   CLASS  A-2   CLASS B   CLASS C
Closing Date                     100.00%     100.00%   100.00%   100.00%     100.00%      100.00%   100.00%   100.00%
January 25, 1999
February 25, 1999
March 25, 1999
April 25, 1999
May 25, 1999
June 25, 1999
July 25, 1999
August 25, 1999
September 25, 1999
October 25, 1999
November 25, 1999
December 25, 1999
January 25, 2000
February 25, 2000
March 25, 2000
April 25, 2000
May 25, 2000
June 25, 2000
July 25, 2000
August 25, 2000
September 25, 2000
October 25, 2000
November 25, 2000
December 25, 2000
January 25, 2001
February 25, 2001
March 25, 2001
April 25, 2001
May 25, 2001
June 25, 2001
July 25, 2001
August 25, 2001
September 25, 2001
October 25, 2001
November 25, 2001
December 25, 2001
January 25, 2002
February 25, 2002
March 25, 2002
April 25, 2002
May 25, 2002
June 25, 2002
July 25, 2002
August 25, 2002
September 25, 2002
October 25, 2002
November 25, 2002
December 25, 2002
January 25, 2003
February 25, 2003
March 25, 2003
April 25, 2003
May 25, 2003
June 25, 2003
July 25, 2003
August 25, 2003
September 25, 2003
October 25, 2003
November 25, 2003
December 25, 2003

     DISTRIBUTION DATE        CLASS A-1   CLASS A-2   CLASS B   CLASS C   CLASS A-1   CLASS  A-2   CLASS B   CLASS C
January 25, 2004
February 25, 2004
March 25, 2004
April 25, 2004
May 25,  2004








Weighted Average Life



                         WEIGHTED AVERAGE LIFE (YEARS)

If the Trust Depositor exercises its option to cause a redemption of the Notes when the ADCB of the Contracts is less than 10% of the ADCB of the Contracts as of the initial Cutoff Date, the average life of the each Class of Notes would be as follows:


                                Weighted Average Life     Weighted Average Life
               Class              Assuming 0.00% CPR        Assuming 5.00% CPR
               -----              ------------------        ------------------
     Class A-1 Notes
     Class A-2 Notes
     Class B Notes
     Class C Notes


The weighted average life of a Class A-1 Note, Class A-2 Note, a Class B Note or a Class C Note is determined by (a) multiplying the amount of cash distributions in reduction of the outstanding Class A-1 Principal Amount, outstanding Class A-2 Principal Amount, outstanding Class B Principal Amount or outstanding Class C Principal Amount, as the case may be, by the number of years from the Closing Date to the respective Distribution Date on which each such Class of Notes is repaid in full, (b) adding the results, and (c) dividing the sum by the Initial Class A-1 Principal Amount, Initial Class A-2 Principal Amount, Initial Class B Principal Amount or Initial Class C Principal Amount, as the case may be.

                            HELLER FINANCIAL, INC.
                                      AND
                        HELLER FINANCIAL LEASING, INC.

GENERAL

     Heller Financial, as Originator/Servicer, is a Delaware corporation formed in 1919 and is engaged in various aspects of the commercial finance business. The Originator/Servicer and its consolidated subsidiaries employ approximately
[    ] people; its executive offices are located at 500 West Monroe Street,
Chicago, Illinois 60661 (telephone: (312) 441-7000). In May 1998, Heller Financial issued 38,525,000 shares of Class A Common Stock in an initial public offering. Fuji American Holdings, a wholly owned subsidiary of The Fuji Bank, Limited, owns 79% of the voting interest and 57% of the economic interest in Heller Financial's issued and outstanding common stock. All of the outstanding common stock of the Heller Financial Leasing, Inc. is owned by Heller Financial. Heller Financial is a diversified financial services company which provides a broad array of commercial financial products and services primarily to middle-market companies in the United States and internationally and provides its products and services through five product categories: (1) asset-based finance,
(2) cash flow lending, (3) real estate finance, (4) international asset-based finance and factoring and (5) specialized finance. The middle-market segment served includes entities primarily in the manufacturing and service sectors with annual sales in the range of $15 million to $200 million and in the real estate sector with property values generally in the range of $5 million to $40 million. Heller Financial Leasing, Inc. is a non-operating subsidiary which through the Commercial Equipment Finance and the Vendor Finance (both as described below) originates Contracts.

     As of September 30, 1998, the Originator/Servicer had total assets of $
compared with $     as of December 31, 1997, total liabilities of $     compared
with $     as of December 31, 1997, shareholder's equity of $     compared with
$     as of December 31, 1997 and total revenues and net income of $     and
$      , respectively, for the period ended September 30, 1998, compared with
$    and $     , respectively, for the period ended September 30, 1997.  For the fiscal year ended December 31, 1997, the Originator/Servicer had total assets of
$     compared with $     as of December 31, 1996, total liabilities of $
compared with $     as of December 31, 1996, shareholder's equity of
$1,467,000,000 compared with $     as of December 31, 1996 and total revenues
and net income of $     and   $                 , respectively, for the fiscal
year ended December 31, 1997 compared with $    and $    , respectively, for the
fiscal year ended December 31, 1996.

     The Originator/Servicer and Heller Financial Leasing, Inc. originated the Contracts under two separate operating divisions: Commercial Equipment Finance and Vendor Finance. Originations from either Commercial Equipment Finance or Vendor Finance must meet Heller Financial's Credit Risk Management System as hereinafter described.

CREDIT RISK MANAGEMENT SYSTEM

     Heller's Financial's Credit Risk Management System provides credit functions within the Originators' origination groups (including Commercial Equipment Finance and Vendor Finance) as well as credit oversight at the Originator's/Servicer's corporate level. The system provides established, consistent and documented credit policies at both the corporate and group level. The first line of credit risk management is the origination groups where substantially all originations, due diligence and primary credit analysis are performed. Credit determinations are separate from origination and are staffed with experienced credit and portfolio officers in the origination groups.

     Headed by the Originator's Chief Credit Officer, oversight over the credit process is maintained at the Originator's/Servicer's corporate level. Corporate Credit is responsible for ensuring that the credit risk management system is appropriately implemented. The Originator's/Servicer's Chief Executive Officer approves all new transactions and modifications that exceed origination group authority. Additionally, the Originator/Servicer Credit Committee approves new lending programs and performs ongoing reviews of existing lending programs and strategies as well as identifies strategic credit issues (including review of the portfolio mix) and the credit policies and procedures throughout the Originator/Servicer.

     The Credit Risk Management System emphasizes active portfolio management in an effort to ensure: (1) individual accounts are appropriately managed; (2) portfolio reporting to management is accurate and timely; and (3) problem accounts are identified and reported on a timely basis to ensure prompt corrective action. Each origination group has portfolio practices which enhance in early identification of account issues through account performance analysis, risk rating systems and regular group portfolio reviews. Management of risk accounts is transferred to corporate workout specialists where appropriate. Quarterly or semi-annual portfolio reviews are held with the Chairman and Chief Credit Officer. The Originator's Internal Audit Department performs extensive loan reviews on an independent basis to ensure (1) compliance with group and corporate credit policies and procedures, (2) the integrity of the risk ratings,
(3) the effectiveness of problem loan identification, and (4) the adequacy of loan loss reserves.

VENDOR FINANCE

     General Description. Vendor Finance provides customized equipment finance programs to manufacturers and distributors of a wide variety of commercial, industrial and technology-based products. These programs are generally made with partial, or in some cases, full recourse to the Vendor. The Vendor Finance portfolio is well diversified with an average transaction size of $150,000. With respect to originations, transactions generally range in size from $50,000 to approximately
$3 million. Vendor Finance's annual originations increased [     ]% in 1997 to
over $400 million.

     Vendor Finance's Credit Analysis. The primary factors involved in credit extensions by Vendor Finance are developed by determining the appropriate balance between the following facts (in order of importance): (1) Vendor support and the Originator's reliance on such support, (2) the credit strength of the underlying End-User, and (3) the value of the Equipment.

     Notwithstanding the type of program (i.e. Vendor credit extension or Vendor End-User transactions) and their respective credit analysis, the following discipline is applied to all Vendor Finance originations: (1) a complete underwriting is required for each new Vendor program evaluating financial information, equipment value, quality of Obligor customer base, review of relevant industry data and the value of recourse, (2) tiered credit approval authorities have been implemented for each Vendor Program and the transactions originated under such programs, (3) a comprehensive credit policies and procedures manual is maintained to ensure consistent compliance with the Originator's credit standards, (4) an independent internal audit function exists within Vendor Finance to conduct due diligence on new client relationships and which conducts ongoing audits of the client relationship, (5) financial performance of each Vendor is periodically reviewed, (6) Vendor Finance's portfolio is reviewed semiannually with the Originator's Chairman and Chief Credit Officer, and (7) there is an independent internal audit function.

     Collection Process/Vendor Recourse. Vendor recourse ranges from limited remarketing assistance to full recourse programs. Vendor credit support includes direct recourse, holdbacks, funded reserves, remarketing agreements as well as representations and warranties provided in the Contract documentation. Direct Vendor recourse may be provided with respect to a "pool" of numerous underlying transactions or on an individual, transaction-by-transaction basis. In certain circumstances the Vendor and/or another leasing company originates, documents and performs servicing while in other circumstances the Originator/Servicer originates, documents and performs servicing with respect to the Contracts. From a servicing perspective, a Vendor Program may be structured with the Vendor generating documents and the bills as well as collecting payments from the End-User and remitting payment to the Servicer. In such instances the Servicer's involvement is transparent to the End-User and is motivated by a variety of Vendor marketing considerations. In other situations, the Vendor simply sources the origination and the Servicer performs the servicing with respect to the Vendor. In general, the servicing function of the Vendor is an important factor in the pricing characteristics for the respective Vendor program. A write-down or write-off of a loan or lease receivable is governed by Heller Financial policy, with the amount of the write-off or write-down based on the principal amount outstanding; plus unpaid service charges which have not been suspended; less the fair market value of collateral or the amount of dealer/vendor recourse. Accounts are reviewed and appropriate write-offs made when an Obligor is past due or when an Obligor is in bankruptcy.

     In those situations in which the Vendor is providing a substantial portion of the servicing functions, the Servicer undertakes extensive due diligence with respect to the Vendor's internal operating procedures with additional emphasis on billing, collection, reporting and remittance. The due diligence analysis will take on various levels of scrutiny depending on the degree of servicing handled by the Vendor, the Vendor's credit strength, the volume generated by the Program, and the history and relationship with the Vendor.

COMMERCIAL EQUIPMENT FINANCE

     General Description. Commercial Equipment Finance offers expansion, replacement and modernization equipment financing directly to a broad range of industries where the financing is primarily collateralized by the financed equipment. The portfolio is well diversified with financings that generally range from $500,000 to $15 million. As of December 31, 1997 the average transaction size was approximately $4 million. New business volume in 1997 was
approximately $500 million representing a [   ]% increase over 1996.

     Commercial Equipment Finance Credit Analysis. Commercial Equipment Finance's approach to lending concentrates on three critical factors: (1) cash flow of the Obligor (i.e. evaluate the quality of the underlying obligor's cash flow by analyzing the related industry dynamics, the Obligor's competitive strengths and weaknesses, the role of external factors in the obligor's business as well as the financial profile of the Obligor), (2) the importance/value of the Equipment to the obligor's overall operations (i.e. in a downside/workout scenario, the more important/valuable the Equipment, the more likely it is that the Originator will be paid), and (3) the Originator's position in the overall capital structure of the company (i.e. the smaller the role that Commercial Equipment Finance plays in a company's overall capital structure, the more likely it is that the Originator will be paid in a negative economic environment).

     Notwithstanding the type of program or related credit analysis, the following discipline is applied to all Commercial Equipment Finance originations: (1) the Commercial Equipment Finance credit approval process requires complete financial due diligence, collateral review, management/strategy evaluation, review of all industry relevant data as well as review of all legal aspects of the credit, (2) reliance on the Commercial Equipment Finance Policy Manual, (3) approval authority tiered to provide prompt responses to the customer at lower exposure levels and ensure divisional involvement at higher exposure levels; (i.e. for all regional office origination, approval by both the region manager and the area region credit manager is required), (4) quarterly/annual financial reviews of each account are prepared by Commercial Equipment Finance credit staff, (5) quarterly reviews of the portfolio are conducted with the Chairman and Chief Credit Officer of the Originator, (6) monthly distribution of key reports (delinquency, flash reports, risk ratings changes, etc.) to the Originator's senior management (this helps ensure prompt communication of material credit issues), and (6) industry and geographic diversity is maintained with respect to Commercial Equipment Finance's originations.

     Collection/Servicing. A delinquency report for each region must be prepared by the Region Credit Manager on a monthly basis. The Originator's/Servicer's key to successful resolution of a problem contract is early recognition. Each region is responsible for detecting signs of potential problem contracts through proactive portfolio management, including review of delinquency reports, the Financial Statement and Covenant Compliance Checklist for each account, Account Risk Rating Memos, Flash Reports, Annual Reviews, and the quarterly portfolio reviews held in Chicago. Within ten business days of the point in time at which an account is both 60 days past due or delinquent and is put on a "watch list", an in-person collateral inspection must be performed. If an in-person inspection is impractical, an updated UCC search must be performed within the same ten day period.

     Commercial Equipment Finance transactions are required to contain a provision for assessing late charges in the event that an Obligor fails to make a payment on the Contract on the related due date. The charge is generally between 1% and 5% of the amount due and is incurred within one to fifteen days after the due date depending upon the documentation (at times calculated on a per diem basis). An account is delinquent when a payment is not made according to Contract terms. A write-down or write-off of a loan or lease receivable is governed by Heller Financial policy, with the amount of the write-off or write-down based on the principal amount outstanding; plus unpaid service charges which have not been suspended; less the fair market value of collateral or the amount of dealer/vendor recourse. Accounts are reviewed and appropriate write-offs made when an Obligor is past due or when an obligor is in bankruptcy.

     All Obligors are required by the terms of the Contracts to maintain the Equipment and install the Equipment at a place of business approved by Commercial Equipment Finance personnel. Delivery, transportation, repairs and maintenance are obligations of obligors, and obligors are required to carry, at their own expense, liability and replacement cost insurance under terms acceptable to Commercial Equipment Finance. Any lease payment defaults permit Commercial Equipment Finance to declare immediately due and payable all remaining lease payments. At the end of a lease term, Lessees must return the leased equipment to the Originator in good working order unless the lease is renewed or the leased equipment is purchased by the Obligor.

                                   THE TRUST

     The Trust will be organized as a business trust to be formed in accordance with the laws of the State of Delaware pursuant to the Trust Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. Upon formation, the Trust will not engage in any business activity other than (a) acquiring, managing and holding Asset Interests in the Contracts and related interests described herein, (b) issuing the Notes, the Subordinated Notes and Certificates, (c) making distributions and payments thereon and (d) engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. As a consequence, the Trust is not expected to have any source of capital resources other than the assets transferred to the Trust pursuant to the Sale and Servicing Agreement. As of the date of this prospectus, neither the Trust Depositor nor the Trust is subject to any legal proceedings.

     The following table illustrates the capitalization of the Trust as of the initial Cutoff Date, as if the issuance and sale of the Notes had taken place on the initial Cutoff Date:


Class A-1 Receivable-Backed Notes.................................   $
Class A-2 Receivable-Backed Notes.................................
Class B Receivable-Backed Notes...................................
Class C Receivable-Backed Notes...................................
                                                                     ----------
     Total........................................................   $

                              THE TRUST DEPOSITOR

     The Trust Depositor is a wholly-owned bankruptcy-remote subsidiary of Heller Financial, formed solely for the purpose of acquiring from the Originators Contracts and Equipment as well as certain other financial assets from time to time and either issuing debt securities secured by identifiable fixed or revolving pools of such assets, or conveying or depositing the same
(or Asset Interests in such assets) into trusts or other securitization vehicles. As a bankruptcy-remote entity, the Trust Depositor's operations will be restricted so that (a) it does not engage in business with, or incur liabilities to, any other entity (other than the Indenture Trustee on your behalf and the trustees or collateral agents on behalf of other securityholders under indentures, security agreements, pooling agreements or similar agreements or undertakings which provide for essentially nonrecourse, asset-backed financings) which may bring bankruptcy proceedings against the Trust Depositor and (b) the risk that it will be consolidated into the bankruptcy proceedings of any other entity is diminished. The Trust Depositor will have no other assets available to pay amounts owing under the Indenture except the Trust's assets, including Asset Interests in the Contracts and the interests in the Equipment, the proceeds thereof and the amounts on deposit in the Collection Account. The Trust Depositor's address is 500 West Monroe Street, Chicago, Illinois 60661, and its phone number is (312) 441-7246.

                           DESCRIPTION OF THE NOTES

     The statements under this caption are summaries of the terms of the Sale and Servicing Agreement and Indenture and is therefore not complete. You should read the Sale and Servicing Agreement and the Indenture, the forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.

GENERAL

     The Notes will consist of four classes, the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes. The Notes will be issued pursuant to the Indenture between the Trust and the Indenture Trustee.

     The Notes will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes will initially be represented by one or more certificates registered in the name of the nominee of The Depository Trust Company, except as set forth below. Payments on the Notes will be made as described herein to the Noteholders in whose names the Notes were registered at the close of business on the Record Date. However, the final payment on the Notes offered hereby will be made only upon presentation and surrender of such Notes. All payments with respect to the principal of and interest on the Notes will be made in immediately available funds. See "Description of the Notes--Book-Entry Registration".

     The Indenture Trustee will be granted a first priority lien on the Trust's assets to secure the Notes; provided, that distributions on the Notes (and each class thereof) will be allocated as provided herein. The Notes are nonrecourse obligations of the Trust only and do not represent interests in or obligations of the Originators, the Servicer or the Trust Depositor, or any affiliate thereof.

INTEREST

     Interest on the Notes will be payable on each Distribution Dates until the Notes have been paid in full or have matured. Interest on each class of Notes will accrue at the interest rate specified for such class, for the period from and including the most recent Distribution Date on which interest has been paid (or, in the case of the initial Distribution Date, from and including the Closing Date) to but excluding the following Distribution Date on the outstanding principal amount of such Notes as of the first day of such period.

     Interest will be paid as follows:

     (i) Interest on the Class A-1 Notes is payable on a Distribution Date from Available Amounts on such date (and after application of such Available Amounts to repay any outstanding Servicer Advances and to pay the Servicer's fee). Such Available Amounts represent primarily collections of payments due under the Contracts, certain amounts received upon the prepayment or purchase of Contracts or liquidation of the Contracts and disposition of the related Equipment upon defaults thereunder, and proceeds of Servicer Advances, if any.

     (ii) Interest on the Class A-2 Notes is payable on a Distribution Date from Available Amounts on such date, but after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicer's fee, and to pay interest on the Class A-1 Notes.

     (iii) Interest on the Class B Notes is payable on a Distribution Date from Available Amounts on such date, but after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicer's fee, and to pay interest on the Class A-1 Notes and Class A-2 Notes.

     (iv) Interest on the Class C Notes is payable on a Distribution Date from Available Amounts on such date, but after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicer's fee, and to pay interest on the Class A-1 Notes, the Class A-2 and the Class B Notes.

PRINCIPAL

     The stated maturity of the Class A-1 Notes is the [    ] Distribution Date.
The Class A-2  Notes, the Class B Notes and the Class C Notes will have a stated
maturity which is the [    ] Distribution Date.   However, if all payments on
the Contracts are made as scheduled, final payment with respect to the Notes would occur prior to stated maturity.

     Principal will be paid as follows:

     (i) Principal of the Class A-1 Notes will be payable on each Distribution Date in an amount equal to the Class A-1 Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicer's fee and interest payments on the Notes and the Subordinated Notes.

     (ii) Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount equal to the Class A-2 Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicer's fee, interest payments on the Notes and the Subordinated Notes and the payment of the Class A-1 Principal Payment Amount.

     (iii) Principal of the Class B Notes will be payable on each Distribution Date in an amount equal to the Class B Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicer's fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount.

     (iv) Principal of the Class C Notes will be payable on each Distribution Date in an amount equal to the Class C Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicer's fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount, and the Class B Principal Payment Amount.

See "Description of the Notes--Allocations" herein.

     The Notes will mature and be due and payable on their respective maturity dates. Prior thereto, amounts to be applied in reduction of the outstanding principal amount of any Note, including the payment of the Class A-1 Principal Payment Amount, Class A-2 Principal Payment Amount, Class B Principal Payment Amount or Class C Principal Payment Amount payable on any Distribution Date, will not be due and payable, although the failure of the Trust Depositor or Servicer to remit any Available Amounts (including Available Amounts to be used to make a Class A-1 Principal Payment Amount, a Class A-2 Principal Payment Amount, a Class B Principal Payment Amount or a Class C Principal Payment Amount) will, after the applicable grace period, constitute an Event of Default under the Indenture. See "Description of the Notes--Events of Default".

ALLOCATIONS

     Prior to an Event of Default or Restricting Event. On each Determination Date, prior to the occurrence of an Event of Default or the occurrence and continuance of a Restricting Event, the Servicer shall instruct the Indenture Trustee to withdraw, and on the succeeding Distribution Date the Indenture Trustee acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the Collection Account in order to make the following payments or allocations from the Available Amounts for the related Distribution Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Distribution Date have been made), in the following order of priority:

          (A) pay to the Servicer, the amount of any unreimbursed Servicer Advances;

          (B) pay to the Servicer, its monthly Servicing fee for the preceding monthly period together with any amounts in respect of the Servicer's fee that were due in respect of prior monthly periods that remain unpaid; provided, however, that upon the occurrence and during the continuance of an Obligor Event as defined below (see "Description of the Notes - Servicing Compensation and Payment of Expenses"), the Servicer's fee shall instead be paid after the allocation described in clause (M) hereof;

          (C) pay to the Indenture Trustee, on behalf of the Class A-1 Notes, an amount equal to interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (D) pay to the Indenture Trustee, on behalf of the Class A-2 Notes, an amount equal to interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (E) pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to the interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (F) pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to the interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (G) pay to the holders of the Subordinated Notes an amount equal to the interest accrued in respect of the Subordinated Notes for the Accrued Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (H) pay to the Indenture Trustee, on behalf of the Class A-1 Notes the Class A-1 Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class A-1 Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class A-1 Note principal in full, then such excess shall be applied in repayment of principal on the Class A-2 Notes;

          (I) pay to the Indenture Trustee, on behalf of the Class A-2 Notes the Class A-2 Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class A-2 Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class A-2 Note principal in full, then such excess shall be applied in repayment of principal on the Class B Notes;

          (J) pay to the Indenture Trustee, on behalf of the holders of the Class B Notes the Class B Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class B Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class B Note principal in full, then such excess shall be applied in repayment of principal on the Class C Notes;

          (K) pay to the Indenture Trustee, on behalf of the holders of the Class C Notes the Class C Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class C Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class C Note principal in full, then such excess shall be applied in repayment of principal on the Subordinated Notes;

          (L) pay to the holders of the Subordinated Notes the Class D Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Subordinated Notes pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Subordinated Notes principal in full;

          (M) pay to the Indenture Trustee for deposit into the Reserve Fund from any Available Amounts not necessary to make the payments described in paragraph (A) through (L) above, such amount as is necessary to meet the Reserve Fund Amount; and

          (N)  any excess shall be paid to the holder of the Certificates.

     Pursuant to the Indenture, the Indenture Trustee will distribute amounts received from the Indenture Trustee in accordance with the foregoing to you and the holders of the Subordinated Notes represented thereby pro rata in accordance with the respective amounts owed thereto.

     Following an Event of Default or Restricting Event. On each Determination Date after the occurrence of an Event of Default, or after the occurrence of, and during the continuance of, a Restricting Event, the Servicer shall instruct the Indenture Trustee to withdraw, and on the succeeding Distribution Date the Indenture Trustee acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the Collection Account in order to make the following payments or allocations from the Available Amounts for the related Distribution Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Distribution Date have been made), in the following order of priority:

          (A) pay to the Indenture Trustee, the amount of any unpaid fees, expenses, late charges or other losses;

          (B) pay to the Servicer, the amount of any unreimbursed Servicer Advance;

          (C) pay to the Servicer, its monthly fee for the preceding monthly period together with any amounts in respect of the Servicer's fee that were due in respect of prior monthly periods that remain unpaid; provided, however, that upon the occurrence and during the continuance of an Obligor Event such Servicer's fee shall be paid after the allocation described in clause (L) hereof;

          (D) pay to the Indenture Trustee, on behalf of the Class A-1 Notes and the Class A-2 Notes, an amount equal to interest accrued in respect of such Class A-1 Notes and the Class A-2 Notes for the Accrual Period immediately preceding such Distribution Date; provided, that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class A-1 Note and the Class A-2 Note pro rata based on the then outstanding principal amount thereof;

          (E) pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to the interest accrued thereon for the Accrual Period immediately preceding such Distribution Date; provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class B Note pro rata based on the outstanding principal amount thereof;

          (F) pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to interest accrued in respect of the Class C Notes for the Accrual Period immediately preceding such Distribution Date; provided, that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class C Note pro rata based on the outstanding principal amount thereof;

          (G) pay to the Indenture Trustee, on behalf of the Subordinated Notes, an amount equal to interest accrued in respect of the Subordinated Notes for the Accrual Period immediately preceding such Distribution Date; provided, that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Subordinated Note pro rata based on the outstanding principal amount thereof;

          (H) pay to the Indenture Trustee, on behalf of the Class A-1 Notes, the Class A-1 Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amounts shall be allocated to each Class A-1 Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the outstanding Class A-1 Note principal in full, then such excess shall be applied in repayment of principal on the Class A-2 Notes;

          (I) pay to the Indenture Trustee, on behalf of the Class A-2 Notes, the Class A-2 Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amounts shall be allocated to the Class A-2 Note, respectively pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the outstanding Class A-2 Note principal in full, then such excess shall be applied in repayment of principal on the Class B Notes;

          (J) pay to the Indenture Trustee, on behalf of the holders of the Class B Notes, the Class B Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class B Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class B Note principal in full, then such excess shall be applied in repayment of principal on the Class C Notes;

          (K) pay to the Indenture Trustee, on behalf of the holders of the Class C Notes, the Class C Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class C Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class C Note principal in full, then such excess shall be applied in repayment of principal on the Prior Certificates; and

          (L) pay to the holders of the Subordinated Notes the lesser of (i) the Class D Principal Payment Amount for such Distribution Date and (ii) the remaining outstanding Principal Amount of the Subordinated Notes; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Subordinated Notes pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Subordinated Notes principal in full, then such excess shall be paid to the holder of the Certificates.

     Pursuant to the Indenture, the Indenture Trustee will distribute amounts received from the Indenture Trustee in accordance with the foregoing to the Noteholders represented thereby pro rata in accordance with the respective amounts owed thereto.

RESERVE FUND

     General. The Reserve Fund will be an account held in the name of the Indenture Trustee on your behalf and on behalf of the holders of the Subordinated Notes. The Reserve Fund will be created with an initial deposit by the Trust Depositor on the Closing Date of an amount equal to the Reserve Fund Amount.

     If the amount on deposit in the Reserve Fund on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Reserve Fund Amount, the Indenture Trustee will distribute any excess to the holder of the Certificates. Upon any such distributions to the holder of the Certificates, you and the holders of the Subordinated Notes will have no further rights in, or claims to, such amounts.

     If on any Distribution Date the principal balance of the Subordinated Notes equals zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Contracts, the protection afforded to you by the Subordinated Notes and by the Reserve Fund will be exhausted and you will bear directly the risks associated with the ownership of Asset Interests in the Contracts.

     None of you, the Indenture Trustee, the Owner Trustee, the Originator nor the Trust Depositor will be required to refund any amounts properly distributed or paid to them whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to you.

     The Servicer may, from time to time after the date of this prospectus request each rating agency that rated the Notes to, at the request of the Trust Depositor, approve a formula for determining the Reserve Fund Amount that is different from the formula described above and would result in a decrease in the amount of the Reserve Fund Amount or the manner by which the Reserve Fund is funded. If each such rating agency delivers a letter to the Indenture Trustee and the Owner Trustee to the effect that the use of any such new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any class of Notes then the Reserve Fund Amount will be determined in accordance with such new formula. The Sale and Servicing Agreement will accordingly be amended to reflect such new calculation without the consent of any of you.

     Withdrawals from the Reserve Fund. Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of you and the holders of the Subordinated Notes. On each Distribution Date, funds will be withdrawn from the Reserve Fund to the extent that Available Amounts with respect to any Distribution Date are less than the amount necessary to pay interest on the Notes and the Subordinated Notes; provided, however, upon the occurrence of an Event of Default or upon the occurrence and continuance of Restricting Event amounts in the Reserve Fund shall be available to pay the principal on the most senior outstanding class of Notes or if no Notes are outstanding the Subordinated Notes; provided further, in the event the Available Amounts are insufficient to pay outstanding principal on the Class A-1 Notes on the maturity date of the Class A-1 Notes, amounts in the Reserve Fund may be utilized to make principal payments on the Class A-1 Notes. Additionally, to the extent monies are present in the Reserve Fund, to the extent necessary, such monies shall be applied to pay the principal of the most senior outstanding class of Notes, or if no Notes are outstanding, the Subordinated Notes on the applicable maturity date.

DEFAULTED CONTRACTS

     A Contract will automatically be deemed to be in default (a "Defaulted Contract") if (i) a full contractual payment has not been received from the Obligor (or the Vendor, if Vendor recourse is applicable for 120 days or such shorter period as the Sellers may determine consistent with their respective collection policy; or (ii) if at any time the Servicer determines, in accordance with its customary and usual practices, that such Contract is not collectible (and taking into account any available Vendor recourse). The current policy of the Servicer with respect to writing off Contracts is described in "Heller Financial, Inc. and Heller Financial Leasing, Inc. --- Vendor Finance --- Collection Process/Vendor Recourse" and "Heller Financial, Inc. and Heller Financial Leasing, Inc. --Commercial Equipment Finance -- Collection/Servicing" above.

     Upon classification as a Defaulted Contract, the Servicer shall accelerate all payments due thereunder or take such other action as the Servicer reasonably believes will maximize the amount of Recoveries in respect thereof and shall otherwise follow its customary and usual collection procedures, which may include the repossession and sale of any related Equipment or other security on behalf of the Trust. Any Recoveries shall be deemed to be Available Amounts.

COLLECTION ACCOUNT

    The Servicer, for the Noteholders' benefit, shall cause to be established and maintained in the name of the Indenture Trustee, with an office or branch of a depository institution or trust company (which may include the Indenture Trustee) organized under the laws of the United States of America or any one of the states thereof and located in the state designated by the Servicer, a non-interest bearing segregated corporate trust account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders and holders of the Subordinated Notes; provided, however, that at all times such depository institution or trust company shall be
(a) the corporate trust department of the Indenture Trustee or, (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) which has either (1) a long-term unsecured debt rating acceptable to the rating agencies rating the Notes or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to such rating agencies,
(B) the parent corporation of which has either (1) a long-term unsecured debt rating acceptable to the rating agencies rating the Notes or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to such rating agencies or (C) is otherwise acceptable to the rating agencies rating the Notes and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"; any such depository institution or trust company, a "Qualified Institution"). Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies having commercial paper with the highest rating from each rating agency rating the Notes, (iii) commercial paper (or other short-term obligations) having, at the time of the Trust's investment therein, the highest rating from each rating agency rating the Notes, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds which have the highest rating from, or have otherwise been approved in writing by, each rating agency rating the Notes, (vii) time deposits with an entity, the commercial paper of which has the highest rating from the rating agency rating the Notes, (viii) eligible repurchase agreements, and (ix) any other investments approved in writing by such rating agencies (collectively, "Eligible Investments"). Such funds may be invested in debt obligations of Heller Financial or its affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be held therein and be treated as Available Amounts. The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Sale and Servicing Agreement.

     If any institution with which any of the accounts established pursuant to the Sale and Servicing Agreement or the Indenture are established ceases to be a Qualified Institution, the Servicer or the Owner Trustee (as the case may be) shall within ten business days establish a replacement account at a Qualified Institution after notice thereof.

EVENTS OF DEFAULT

     Allocations of Available Amounts will be made as described above under "--Allocations; Prior to an Event of Default or Restricting Event" unless and until an Event of Default or Restricting Event has occurred, in which case allocations of Available Amounts will be made as described above under "-- Allocations; Following an Event of Default or Restricting Event". An "Event of Default" refers to any of the following events:

          (a) failure to pay on each Distribution Date the full amount of accrued interest on any Note;

          (b) failure to pay the then outstanding principal amount of any Note, if any, on its related maturity date of such Note;

          (c) (i) failure on the part of any Originator to make any payment or deposit required under the Sale and Servicing Agreement within three business days after the date the payment or deposit is required to be made, or (ii) failure on the part of any Originator, the Trust Depositor, the Trust or the Owner Trustee to observe or perform any other covenants or agreements of such entity set forth in the Sale and Servicing Agreement or the Indenture, which failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days after written notice; provided, that no such 60-day cure period shall apply in the case of a failure by the Originators to perform their joint and several agreement to accept reassignment of Asset Interests in Ineligible Contracts, and further provided, that only a five day cure period shall apply in the case of a failure by any Originator, the Trustee or the Owner Trustee to observe their respective covenants not to grant a security interest in or otherwise intentionally create a lien on the Contracts;

          (d) any representation or warranty made by any Originator, the Trust Depositor, the Trustee or the Owner Trustee in the Sale and Servicing Agreement or the Indenture or any information required to be given by any Originator or the Trust Depositor to the

               Indenture Trustee to identify the Contracts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the Noteholders' interests are materially and adversely affected; provided, however, that an Event of Default shall not be deemed to occur thereunder if the Originator has repurchased Asset Interests in the related Contracts through the Trust Depositor during such period in accordance with the provisions of the Sale and Servicing Agreement;

          (e) the occurrence of an Insolvency Event relating to any Originator, the Trust Depositor, the Trust or the Servicer; or

          (f) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In the case of any event described in clause (a), (b), (c), (d), (e) or (f) above, an Event of Default with respect to the Notes will be deemed to have occurred; provided such Event of Default may be waived if the Required Holders provide written notice to the Trust Depositor and the Servicer of such waiver. In the event the Indenture Trustee has actual knowledge of an Event of Default, it will be required to notify, among others, the Trust Depositor, each Originator, the Servicer and the Owner Trustee.

     If an Insolvency Event relating to the Trust Depositor occurs, pursuant to the Sale and Servicing Agreement, on the day of such Insolvency Event, the Trust Depositor will promptly give notice to the Indenture Trustee of the Insolvency Event, and the Indenture Trustee will, unless notified to the contrary by the Required Holders, promptly act to sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of Contracts will be deposited in the Collection Account and allocated as described in the Sale and Servicing Agreement and herein. If the proceeds of any collections on Contracts in the Collection Account allocated to Noteholders of any class is not sufficient to pay the Principal Amount of the Notes of such Class in full, such Noteholders will incur a loss.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation with respect to its servicing activities and reimbursement for its expenses for any calendar month will be a servicing fee calculated monthly, and payable on each Distribution Date, in an amount equal to
the product of (i) one-twelfth, (ii) [   ]% and (iii) the ADCB of all of the
Contracts as of the beginning of the related calendar month. The Servicer's fee will be funded from Available Amounts and will be paid on the Distribution
Date with respect to each calendar month from the Collection Account. See "Description of the Notes -- Allocations" above.

     After the occurrence and during the continuance of an Obligor Event, the servicing fee will be subordinated in priority of payment from Available Amounts as described in "Description of Notes -- Allocations" above.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Contracts including, without limitation, expenses related to the enforcement of the Contracts, payment of the fees and disbursements of the Indenture Trustee and Owner Trustee and independent accountants, casualty insurance on Equipment (to the extent the Contracts provide for the Originator to pay such insurance) and other fees which are not expressly stated in the Sale and Servicing Agreement to be payable by the Trust, you or the Trust Depositor (other than federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). In the event that Heller Financial is acting as Servicer and fails to pay the fees and disbursements of the Indenture Trustee or Owner Trustee, such trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will you be liable to the Indenture Trustee or Owner Trustee for the Servicer's failure to pay such amounts, and any such amounts so paid to such trustees will be treated as paid to the Servicer for all other purposes of the Sale and Servicing Agreement.

OPTIONAL TERMINATION

     On any Distribution Date occurring on or after the date on which the ADCB of the Contracts is less than 10% of the initial ADCB of the Contracts as of the initial Cutoff Date, the Trust Depositor will have the option to cause the Trust to purchase (without penalty) all, but not less than all, of the remaining outstanding Notes, Subordinated Notes and Certificates. The redemption price will be equal to the sum of the outstanding principal amount of the Notes, Subordinated Notes and Certificates, together with accrued interest thereon through the date of redemption, and shall be payable to the holders of the Notes, Subordinated Notes and Certificates on such Distribution Date from the proceeds of the Trust's sale to the Trust Depositor of Asset Interests in the Contracts (and the Trust Depositor's concurrent resale of the Contracts to the applicable Originators), for a repurchase price equal to such redemption price, of the remaining Asset Interests in the Contracts and other assets held by the Trust. Following any redemption, you will have no further rights with respect to the Trust's assets.

REPORTS

     No later than the third business day prior to each Distribution Date, the Servicer will forward to the Indenture Trustee and each rating agency rating the Notes a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Notes, Subordinated Notes and Certificates, including: (i) the ADCB (A) as of the end of the related calendar month and (B) as of the end of the second calendar month preceding such Distribution Date (or, in the case of Asset Interests in Contracts that were first acquired by the Trust during the related calendar month, as of the Cutoff Date for such Contracts); (ii) the Class A Principal Payment Amount, Class B Principal Payment Amount, Class C Principal Payment Amount and Class D Principal Payment Amount (including the calculations utilized in the determination thereof); (iii) the ADCB of Contracts with respect to which Asset Interests are held by the Trust which were 30, 60 and 90 days or more delinquent as of the end of such calendar month; (iv) the Discounted Contract Balance of each Contract that became a Defaulted Contract during such calendar month and cumulatively for each preceding calendar month; (v) the monthly servicing fee for such calendar month; and (vi) the Available Amounts with respect to the related calendar month (including the calculation utilized in the determination thereof).

     With respect to each Distribution Date, the Monthly Report also will include the following information with respect to the Notes and Subordinated
Notes: (i) the total amount distributed; (ii) the amount allocable to principal on each class of the Notes and Subordinated Notes; (iii) the amount allocable to interest on each class of the Notes and Subordinated Notes; and (iv) the amount, if any, by which the unpaid principal amount of the Notes of each class exceeds the Principal Amount of such class as of the Record Date with respect to such Distribution Date. On each Distribution Date, the Indenture Trustee (or an agent on its behalf), will forward to each Noteholder of record a copy of the Monthly Report.

     On or before [     ] of each calendar year, commencing [       ], 1999, the
Indenture Trustee (or an agent on its behalf) will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Noteholder of record, a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which you were a Noteholder, together with such other customary information as is necessary to enable you to prepare your tax returns. See "Certain Federal Income Tax Matters".

LIST OF NOTEHOLDERS

     At such time, if any, as Notes have been issued in fully registered, certificated form, upon written request of any Noteholder or group of Noteholders of record holding Notes evidencing not less than 10% of the aggregate unpaid principal amount of the Notes, the Indenture Trustee will afford you access during normal business hours to the current list of Noteholders for purpose of communicating with other Noteholders with respect to their rights under the Indenture, the Sale and Servicing Agreement or the Notes. While the Notes are held in book-entry form, holders of beneficial interests in the Notes will not have access to a list of other holders of beneficial interests in the Notes, which may impede the ability of such holders of beneficial interests to communicate with each other. See "--Book-Entry Registration" below.

ADMINISTRATION AGREEMENT

     Heller Financial, in its capacity as administrator (in such capacity, the "Administrator" ), will enter into the Administration Agreement pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. The Administrator in the Administration Agreement agrees to perform certain accounting functions of the Trust which the Owner Trustee is required to perform pursuant to the Trust Agreement, including but not limited to maintaining the books of the trust, filing tax returns for the trust, and delivering tax related reports to you (except the Owner Trustee shall retain responsibility for distributing the Schedule K-1s). As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee, which fee will be paid by the Servicer.

BOOK-ENTRY REGISTRATION

     You may hold your Notes through The Depository Trust Company ("DTC ")(in the United States) or Cedel Bank, societe anonyme ("Cedel") or Euroclear System ("Euroclear") (in Europe) if you are a participant of such systems, or indirectly through organizations that are participants in such systems.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Direct Participants") and to facilitate the clearance and settlement of securities transactions between Direct Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Direct Participants include the underwriters offering the Notes to you, securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants" and, together with Direct Participants, "DTC Participants").

     To facilitate subsequent transfers, all Notes deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. You will maintain beneficial ownership of the Notes despite the deposit of Notes with DTC and their registration in the name of Cede. DTC has no knowledge of the actual Noteholders; DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Noteholders. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     No Noteholder will be entitled to receive a certificate representing such person's interest in a class of Notes. As long as the Notes are registered in the name of Cede & Co., any action to be taken by Noteholders will be taken by DTC upon instructions from DTC Participants, and all distributions, notices, reports and statements to Noteholders will be delivered to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures.

     Noteholders will receive all payments of principal and interest on the Notes through Direct Participants or Indirect Participants. DTC will forward such payments to its Direct Participants which thereafter will forward them to Indirect Participants or Noteholders. Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since such payments will be forwarded to Cede as nominee of DTC. Noteholders will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture. Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Direct Participants and Indirect Participants. Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a Noteholder to pledge the Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the absence of physical notes for such Notes.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments by DTC Participants to Noteholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Indenture Trustee, the Owner Trustee, the Originator or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Indenture Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC and disbursement of such payments to Noteholders shall be the responsibility of Direct Participants and Indirect Participants.

     Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual Noteholder is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Noteholder will not receive written confirmation from DTC of their purchase, but Noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holders, from the Direct Participant or Indirect Participant through which the Noteholder entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of DTC Participants acting on behalf of Noteholders. Noteholders will not receive physical notes representing their ownership interest in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

     DTC will not comment or vote with respect to the Notes. DTC has advised the Originator that it will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Direct Participants to whose accounts with DTC the Notes are credited. Additionally, DTC has advised the Originator that to the extent that the Indenture requires that any action may be taken only by holders of Notes representing a specified percentage of the aggregate outstanding principal amount thereof, DTC will take such action only at the direction of and on behalf of Direct Participants whose holdings include undivided interests that satisfy such specified percentage.

     DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the Indenture Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated Notes are required to be printed and delivered. The Originator may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, fully registered, certificated Notes will be delivered to Noteholders. See "--Issuance of Definitive Notes Upon the Occurrence of Certain Circumstances."

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Originator believes to be reliable, but the Originator takes no responsibility for the accuracy thereof.

     Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (each, a "Depositary" and collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Cedel is incorporated under the laws of Luxembourg as a professional depositary. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Transfers between Direct Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC in accordance with DTC rules through the relevant European international clearing system through its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing day will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Except as required by law, none of the Servicer, any Originator, the Owner Trustee, the Trust Depositor or the Indenture Trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the Notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to such beneficial ownership interests.

ISSUANCE OF DEFINITIVE NOTES UPON THE OCCURRENCE OF CERTAIN CIRCUMSTANCES

     The Notes will be issued in fully registered, certificated form to beneficial owners or their nominees (the "Definitive Notes"), rather than to DTC or its nominee, only if (a) the Trust advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Notes, and the Indenture Trustee or the Issuer is unable to locate a qualified successor or (b) the Issuer at its option elects to terminate the book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee is required to notify all beneficial owners for each class of Notes held through DTC of the availability of Definitive Notes for such class. Upon surrender by DTC of the global Note representing the Notes and instructions for reregistration, the Indenture Trustee will issue such Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture (the "Holders"). The Indenture Trustee will also notify the Holders of any adjustment to the ADCB with respect to the Notes necessary to enable the Indenture Trustee to make distributions to Holders of the Definitive Notes for such class of record as of each Distribution Date.

     Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the Notes will be made by the Indenture Trustee directly to Holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to the address of such Holder as it appears on the Note register. Upon at least 10 days' notice to Noteholders for such class, however, the final payment on any Note (whether the Definitive Notes or the Note for such class registered in the name of Cede & Co. representing the Notes of such class) will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders.

     Definitive Notes of each class will be transferable and exchangeable at the offices of the Indenture Trustee or its agent in New York, New York, which the Indenture Trustee shall designate on or prior to the issuance of any Definitive Notes with respect to such class. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


                            THE SUBORDINATED NOTES

     On the Closing Date, the Trust will also issue the [    ]% Class D
Receivables-Backed Notes (the "Subordinated Notes") with an aggregate principal
balance of $    .  The Subordinated Notes will be issued pursuant to the
Indenture.

     The Subordinated Notes are not being offered and sold by this prospectus. Distributions with respect to the Subordinated Notes will be subordinated to your rights and the rights of holders of the Subordinated Notes to the extent described herein. See "Description of the Notes--Allocations" herein.

                               THE CERTIFICATES

     On the Closing Date, the Trust will also issue the Certificates with an
initial certificate balance of $        (the "Certificates"); the Certificates
will not bear interest and shall have the right to monies in the Reserve Fund and to certain other excess funds (after the payment of all principal and interest on the Notes and the Subordinated Notes). The Certificates will represent fractional undivided beneficial equity interests in the Trust and will be issued pursuant to the Trust Agreement.

     The Certificates are not being offered and sold by this prospectus. The Trust Depositor is expected initially to retain the Certificates, although the Certificates could be transferred at some later date in a transaction separate from this offering provided the Owner Trustee and Indenture Trustee receive an opinion of Independent Counsel that such transfer will not cause the Trust to become a taxable entity or otherwise adversely affect you or the holders of the Subordinated Notes. Distributions with respect to the Certificates will be subordinated to your rights and the rights of holders of the Subordinated Notes to the extent described herein. See "Description of the Notes--Allocations" herein.


                  THE SALE AND SERVICING AGREEMENT GENERALLY

     The following is a summary of the terms of the Sale and Servicing Agreement and is therefore not complete. You should read the Sale and Servicing Agreement, the forms of which were filed as exhibits to the Registration Statement of which this prospectus is a part.

TERMINATION OF TRUST

     Unless the Trust Depositor instructs the Owner Trustee otherwise, the Trust will terminate only on the earliest to occur of (i) the day following the day on which the Aggregate Principal Amount of all Notes and Subordinated Notes is zero (provided, that the Trust Depositor shall have delivered a written notice to the Owner Trustee electing to terminate the Trust), (ii) December 25, 20[ ], or
(iii) if the Contracts are sold, disposed of or liquidated following the occurrence of an Insolvency Event as described under

"Description of the Notes--Events of Default", immediately following such sale, disposition or liquidation. Upon termination of the Trust, all right, title and interest in the Trust's assets (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to you and the holders of the Subordinated Securities) will be conveyed and transferred to the holder of the Certificate and any permitted assignee.

CONVEYANCE OF ASSET INTERESTS IN THE CONTRACTS

     Asset Interests in the Contracts, and security interests in the Equipment (and security interests in End-User Contracts and Equipment securing Vendor Loans) for the Contracts, will be sold or contributed to the Trust by the Trust Depositor pursuant to the Sale and Servicing Agreement. The Originators have sold, transferred, assigned, set over and otherwise conveyed to the Trust Depositor, without recourse (except as expressly set forth in the related purchase agreement) all of such Originators' right, title and interest in and to:

     (i) the Contracts, including any Substitute Contracts and Additional Contracts, and all monies due or to become due in payment of such Contracts on or after the related Cutoff Date, including all Scheduled Payments thereunder due on or after such Cutoff Date, any Prepayment Amounts, any payments in respect of a casualty or early termination, and any Recoveries received with respect thereto but excluding any Scheduled Payments due prior to the related Cutoff Date, any Scheduled Payments due after the Cutoff Date but received on or prior to the Cutoff Date and any Excluded Amounts;

     (ii) the related Equipment (and, in the case of any Vendor Loan, any End-User Contracts or Equipment securing such Vendor Loan), including all proceeds from any sale or other disposition of such Equipment or Applicable Security;

     (iii) any documents delivered to the Trust Depositor or held by the Servicer on its behalf with respect to each such Contract;

     (iv) all payments made or to be made in the future with respect to each such Contract and the obligor thereunder and under any other guarantee or similar credit enhancement with respect to such Contracts;

     (v) all payments made with respect to each such Contract under any insurance policy covering physical damage to the related Equipment; and

     (vi)   all income and proceeds of the foregoing.

As of the Cutoff Date, the Trust Depositor will transfer and assign Asset Interests in, among other things, (i) through (vi) above to the Trust for the benefit of you and holders of the Subordinated Notes and the Trust will grant a lien on the same in favor of the Indenture Trustee, pursuant to the Sale and Servicing Agreement and the Indenture.

     Heller Financial Leasing, Inc., as a sub-servicer appointed by the Servicer under the Sale and Servicing Agreement, will retain custody of (but not title to) the Contracts, the documents relating to the Contracts and any related evidence of insurance payments, Scheduled Payments and any other similar payments under the Contracts. Prior to the conveyance of any Contracts to the Trust Depositor, Heller Financial caused or will cause the Originator's computer accounting systems to be marked to show that the Contracts transferred thereunder have been conveyed to the Trust Depositor, and prior to each transfer of any assets to the Trust pursuant to the Sale and Servicing Agreement, Heller Financial or the Trust Depositor, as appropriate, will file UCC financing statements reflecting the conveyance of the assets described in (i) through (vi) above to the Trust Depositor; each sale of Asset Interests in the same to the Trust pursuant to the Sale and Servicing Agreement; and the grant of a lien thereon in favor of the Indenture Trustee [(except that financing statements will be filed with respect to each conveyance of an interest in Equipment to the Trust Depositor by Heller Financial and each sale of an interest in Equipment to the Trust by the Trust Depositor, and each transfer of an interest in Equipment to the Indenture Trustee by the Trust, in each case, only to the extent the same may be viewed as inventory of a Originator, the Trust Depositor and the Trust, respectively)]. The Trust Depositor will mark its books and records, including the appropriate computer files relating to the Contracts, to indicate that all Asset Interests in the Contracts have been conveyed to the Trust. See "Certain Legal Aspects of the Contracts".

REPRESENTATIONS AND WARRANTIES; DEFINITION OF ELIGIBLE CONTRACT

     The Originators will, jointly and severally, make certain representations and warranties in the Sale and Servicing Agreement with respect to the Contracts with respect to which Asset Interests will be transferred thereunder as of the Cutoff Date, and the Originators will similarly make or be deemed to have made certain representations and warranties with respect to each Additional Contract or Substitute Contract with respect to which Asset Interests may be transferred by either of them as of its related Cutoff Date, including that:

     (i) the information with respect to the Contract, any End-User Contract securing the obligations under such Contract, and the Equipment, if any, subject to the Contract with respect to which Asset Interests are delivered under the Sale and Servicing Agreement is true and correct in all material respects;

     (ii) immediately prior to the transfer of a Contract or Asset Interests in such Contract and a security interest in any related Equipment or security interest in an End-User Contract or Equipment relating to a Vendor Loan to the Trust Depositor, such Contract was owned by the applicable Originator free and clear of any adverse claim;

     (iii) the Contract did not have a Scheduled Payment that was a delinquent payment for more than 30 days, and the Contract is not otherwise a Defaulted Contract;

     (iv) no provision of the Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the files relating to such Contract (other than payment delinquencies permitted under clause (iii) above);
     (v) the Contract is a valid and binding payment obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable
     (vi) the Contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense and, to the Originators' knowledge, no such rights have been asserted or threatened with respect to the Contract;
     (vii) the Contract, at the time it was made, did not violate the laws of the United States or any state, except for any such violations which do not materially and adversely affect the collectibility of the Contracts taken as a whole;
     (viii) (a) the Contract and any related Equipment have not been sold, transferred, assigned or pledged by the applicable Originator to any other person (other than the sale of the Equipment to the End-User in connection with conditional sale agreements, secured promissory notes and finance leases) and any Equipment related to such Contract is free and clear of any liens and encumbrances of any third parties other than liens in favor of the applicable Originator and Permitted Liens (as defined below), and (b) either
              (1) such Contract is secured by a fully perfected lien of the first priority on the related Equipment or, in the case of any Vendor Loan, related End-User Contract or Equipment or (2) in the case of a Contract secured by aircraft, within 30 calendar days of the origination or acquisition of such Contract by the Originator all applicable federal registration or recording procedures were initiated, and such interest will be so noted or recorded within 180 days of such acquisition or origination;
     (ix) if the Contract constitutes either an "instrument" or "chattel paper" for purposes of the UCC, there is not more than one "secured party's original" counterpart of the Contract;
     (x) all filings necessary to evidence the conveyance or transfer of the Contract to the Trust Depositor have been made in all appropriate jurisdictions;
     (xi) the Obligor is not to the Originators' knowledge, subject to bankruptcy or other insolvency proceedings;
     (xii) the Contract is a U.S. dollar-denominated obligation and the associated Equipment is located in the United States;
     (xiii) the Contract does not require the prior written consent of an Obligor or contain any other restriction on the transfer or assignment of the Contract (other than a consent or waiver of such restriction that has been obtained prior to the date of such Contract's conveyance to the Trust);
     (xiv) either (A) the obligations of the related Obligor under such Contract are irrevocable and unconditional and non-cancelable (or, if prepayable by its terms, such Contract meets the criteria described in clause (xxiv) below) or (B) with respect to certain Leases with Lessees that are governmental entities or municipalities, if such Lease is cancelled in accordance with its terms, either (1) the Vendor which assigned such Lease to the Originator is unconditionally obligated to repurchase such Lease from the Originator for a purchase price not less than the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the Discount Rate through the Distribution Date following such date of repurchase or (2) pursuant to the Sale and Servicing Agreement, the Originators have indemnified the Trust Depositor against such cancellation in an amount equal to the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the Discount Rate through the Distribution Date following such cancellation less any amounts paid by the Vendor pursuant to clause (1);
     (xv) the Contract has an original maturity of not greater than the term specified in the Sale and Servicing Agreement;
     (xvi) no adverse selection procedure was used in selecting the Contract for transfer;
     (xvii) the Obligor under the Contract is required to maintain casualty insurance with respect to the related Equipment or to self-insure against casualty with respect to the related Equipment in accordance with the Servicer's normal requirements;
     (xviii) the Contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the UCC;
     (xix) no Lease is a "consumer lease" as defined in Section 2A-103(1)(e) of the UCC and each Lease is a Lease intended for security as defined in Section 1-201(39) of the UCC; (xx) each Lessee has represented to the Originator or the Vendor that it has accepted the related Equipment and that it has had a reasonable opportunity to inspect and test such Equipment and the Originator has not been notified of any defects therein;
     (xxi) the Contract is not subject to any guarantee by any Originator nor has the Originator established any specific credit reserve with respect to the related Obligor;
     (xxii) each Lease is a "triple net lease" under which the Obligor is responsible for the maintenance of the related Equipment in accordance with general industry standards applicable to such item of Equipment;
     (xxiii) each Vendor Loan is secured by Eligible Contract(s) having an aggregate Discounted Contract Balance for such Eligible Contract(s) equal to the outstanding principal amount of such Vendor Loan (and assuming the interest rate specified in such Vendor Loan is the "Discount Rate" for purposes of calculating such Discounted Contract Balance);
     (xxiv) no provision of such Contract provides for a Prepayment Amount less than the amount calculated in accordance with the definition thereof (unless otherwise indemnified by the Vendor or the Originators in an amount equal to the excess of the "Prepayment Amount" as calculated in accordance with the definition thereof over the amount otherwise payable upon a prepayment under such Contract).

     The foregoing representations and warranties, as appropriate, will be reaffirmed by the Originators with respect to any Additional Contract or Substitute Contract above representations and warranties shall be termed an "Eligible Contract" and Contracts with respect to which the representations in clauses (iii), (xv) and
(xxiv) are not true shall also be Eligible Contracts if the Trust Depositor shall have received confirmation from each rating agency rating the Notes that the discrepancy will not result in a downgrading of the existing ratings on the Notes. In addition, the Originators will jointly and severally represent and warrant to the Trust Depositor that they have validly sold and assigned to the Trust Depositor of all right, title and interest of the applicable Originator in the related Contracts, whether then existing or thereafter created, and the proceeds thereof.

     In addition to the foregoing, the Originators will jointly and severally represent and warrant in the Sale and Servicing Agreement with respect to each End-User Contract securing a Vendor Loan transferred by either Originator that as of the related Cutoff Date (unless otherwise indicated), among other things,
(i) that each such End-User Contract satisfies the representations set forth in the second preceding paragraph (other than the representations set forth in clauses (ii), (viii) (with respect to ownership by the Originator of the Contract) and (xxiii), and except that the term "Obligor" shall be deemed to be "end-user" in all such representations), (ii) that the Originator holds a duly perfected lien of the first priority on such End-User Contract and (iii) that the transfer of the Originator's security interest in such End-User Contract and the proceeds thereof to the Trust Depositor is effective to create in favor of the Trust Depositor a lien thereon and that such lien has been duly perfected (such End-User Contracts which satisfy all of the foregoing representations shall be termed "Eligible Contracts").

     As used above, "Permitted Liens" shall mean:

     (a) with respect to Contracts:

          (i) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Trust Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto;
          (ii) liens in favor of the Trust Depositor created pursuant to the Sale and Servicing Agreement and transferred to the Trust pursuant to the Sale and Servicing Agreement;
          (iii) liens in favor of the Trust created pursuant to the Sale and Servicing Agreement; and
          (iv) liens in favor of the Indenture Trustee created pursuant to the Sale and Servicing Agreement and the Indenture; and

     (b) with respect to the related Equipment:

          (i) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due;
          (ii) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Trust Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto;
          (iii) liens in favor of the Trust Depositor created pursuant to the Sale and Servicing Agreement and transferred to the Trust pursuant to the Sale and Servicing Agreement;
          (iv) liens in favor of the Trust created pursuant to the Sale and Servicing Agreement;
          (v) liens in favor of the Indenture Trustee created pursuant to the Sale and Servicing Agreement and the Indenture;
          (vi) other subordinated liens which are subordinated to the prior payment of the Notes and Subordinated Notes on terms described in the Sale and Servicing Agreement; and
          (vii) liens granted by the End-Users or Vendors which are subordinated to the interest of the Trust in such Equipment.

     The Trust Depositor will represent and warrant in the Sale and Servicing Agreement, among other things:

     (i) that the transfer of Asset Interests in the Contracts, whether then existing or thereafter created, and the proceeds thereof is a valid sale, transfer and assignment to the Trust of all right, title and interest of the Trust Depositor in such Asset Interests and that all filings necessary to evidence the conveyance or transfer of Asset Interests in the Contracts to the Trust have been made in all appropriate jurisdictions;
     (ii) that each Contract with respect to which an Asset Interest has been transferred to the Trust is an Eligible Contract;
     (iii) that each End-User Contract (or interest therein) securing a Vendor Loan with respect to which an Asset Interest has been transferred to the Trust is an Eligible Contract;
     (iv) that the security interest granted on the related Contracts, whether then existing or thereafter created, and the proceeds thereof by the Trust to the Indenture Trustee is effective to create in favor of the Indenture Trustee a lien thereon and that such lien has been duly perfected;
     (v) that the Trust Depositor holds a duly perfected lien of the first priority on each End-User Contract securing a Vendor Loan; and
     (vi) that the transfer of the Trust Depositor's security interest in each End-User Contract and the proceeds thereof by the Trust to the Indenture Trustee is effective to create in favor of the Indenture Trustee a lien thereon and that such lien has been duly perfected.

     None of the Indenture Trustee, the Trust, the Owner Trustee or any of them in their individual capacities, shall make or be deemed to have made any representations or warranties, express or implied, regarding the Trust's assets or the transfers thereof by the Originators, the Trust Depositor or the Trust.

REMEDIES FOR BREACHES OF REPRESENTATIONS AND WARRANTIES; DEFINITION OF INELIGIBLE CONTRACT

     Under the terms of the Sale and Servicing Agreement, each Contract must be an Eligible Contract as of the date Asset Interests in such Contract are transferred to the Trust. The Indenture Trustee shall reassign Asset Interests to the Trust Depositor, and the Originators will be concurrently obligated, jointly and severally, to purchase from the Trust Depositor, any related Contract transferred by a Originator and any interest in Equipment transferred that is subject to such Contract no later than 90 days after any Originator becomes aware, or receives written notice from the Servicer or the Trust Depositor, of the breach of any representation or warranty made by the Originator in the Sale and Servicing Agreement that materially adversely affects the interests of the Trust Depositor or the Trust or their successors or assigns in any Contract or the documents relating to such Contract, which breach has not been cured or waived in all material respects (an "Ineligible Contract"). This purchase obligation will constitute the sole remedy against the Originators available to the Trust Depositor, the Indenture Trustee and you, the other Noteholders or holders of the Subordinated Notes for a breach of a representation or warranty under the Sale and Servicing Agreement made by the Originators with respect to such a Contract. This purchase obligation also will constitute the sole remedy against the Trust Depositor available to the Indenture Trustee and you, the other Noteholders or holders of the Subordinated Notes for a breach of a representation or warranty under the Sale and Servicing Agreement made by the Trust Depositor with respect to such a Contract.

     Pursuant to the Sale and Servicing Agreement, Asset Interests in an Ineligible Contract shall be reassigned to the Trust Depositor and the Trust Depositor shall make a deposit in the Collection Account in immediately available funds in an amount equal to the sum of the Discounted Contract Balance of the Ineligible Contract (utilizing, for purposes of calculating the Discounted Contract Balance, the Discount Rate at the time such Ineligible Contract was transferred to the Trust) and any outstanding Servicer Advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of Asset Interests in an Ineligible Contract shall be considered payment in full of the Ineligible Contract, and any such amount shall be treated as an Available Amount. In the alternative, the Trust Depositor may instead obtain a Substitute Contract and convey Asset Interests in such Substitute Contract to the Trust (provided such transfer satisfies the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for Asset Interests in the affected Ineligible Contract, which shall thereupon be deemed released by the Trust (and Indenture Trustee) and reconveyed through the Trust Depositor to the Originator thereof. See "Substitute Contracts and Additional Contracts".

CONCENTRATION AMOUNTS; DEFINITION OF EXCESS CONTRACT

     In addition to the representations and warranties made by the Originators and the Trust Depositor with respect to the Contracts as described above under
 "--Representations and Warranties; Definition of Eligible Contract", the Trust Depositor will represent and warrant as of the initial Cutoff Date as follows:

     (i) the ADCB of all End-User Contracts with Obligors that are governmental entities or municipalities does not exceed [_]% of the ACDB of the Contracts

     (ii)  the ADCB of all End-User Contracts which finance, lease or are
           related to software will not exceed [     ]% of the ADCB of the
           Contracts;

     (iii) the ADCB of all End-User Obligors who comprise the [      ] largest
           Obligors (measured by ADCB) does not exceed [      ]% of the ADCB of
           the Contracts; and

     (iv) the ADCB of all End-User Contracts with Obligors or affiliates thereof located in a single State of the United States does not
           exceed [       ]% of the ADCB of the Contracts.

     On the date an Additional Contract or Substitute Contract is added to the Trust's assets the Trust Depositor will make the foregoing representations and warranties as of the initial Closing Date; provided, that for purposes thereof
(i) the Contracts on the initial Closing Date shall be deemed to include such Additional Contract or Substitute Contract in lieu of the Contract being replaced or substituted and (ii) the Discounted Contract Balance of such Additional Contract or Substitute Contract shall be equal to the Discounted Contract Balance thereof as of the related Cutoff Date.

      At such time as there is a breach of any of the foregoing representations or warranties (an "Excess Contract"), which breach has not been cured or waived in all material respects, the removal of which shall remedy such breach, the Servicer will select a Contract, and the Indenture Trustee shall reassign Asset Interests in such Contract to the Trust Depositor, and the Originators will be jointly and severally obligated to purchase such Contract (and any related Equipment or other assets securing the Contract) from the Trust Depositor.
Such purchase shall occur no later than 90 days after the Trust Depositor or any Originator becomes aware, or receives written notice from the Servicer or the Trust Depositor, of such breach. This purchase obligation will constitute the sole remedy against the Originators available to the Trust Depositor, the Indenture Trustee and you or Certificateholders for a breach of one of the foregoing representations or warranties.

     Pursuant to the Sale and Servicing Agreement, Asset Interests in an Excess Contract shall be reassigned to the Trust Depositor and the Trust Depositor shall make a deposit in the Collection Account in immediately available funds in an amount equal to the sum of the Discounted Contract Balance of the Excess Contract (together with accrued interest thereon at the Discount Rate) and any outstanding Servicer Advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of Asset Interests in an Excess Contract shall be considered payment in full of the Excess Contract and shall be treated as an Available Amount. In the alternative, the Trust Depositor may instead cause the Originators, or either of them, to convey to the Trust Depositor, with respect to which Asset Interests would be conveyed to the Trust, a Substitute Contract (otherwise satisfying the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for Asset Interests in the affected Excess Contract, which shall thereupon be deemed released by the Trust (and Indenture Trustee) and reconveyed through the Trust Depositor to the Originator thereof. See "--Substitute Contracts and Additional Contracts".

MATERIAL MODIFICATIONS TO CONTRACTS

     Under the terms of the Sale and Servicing Agreement, the Servicer may terminate, release, amend, modify or waive certain provisions of a Contract (such Contract as modified is referred to as an "Adjusted Contact"). Such material modifications may result in adjustments to the Contract commencement date, the stated periodic payment date for payments due, the amount of the periodic payment or the equipment subject to the Contract. There may also occasionally be non-material adjustments or modifications in Contract terms which may be effected by the Servicer on behalf of the Trust without the Noteholders' consent and without affecting the status of the related Asset Interests as part of the Trust. In the event material modifications are made to a Contract, the Originator will have the option to substitute for the Adjusted Contract a Substitute Contract, subject to the conditions set forth in "-- Substitute Contracts and Additional Contracts".

SUBSTITUTE CONTRACTS AND ADDITIONAL CONTRACTS

     In the event a Contract becomes a Defaulted Contract, an Adjusted Contract, an Ineligible Contract or an Excess Contract, the Originator will have the option to substitute for such Contract another of similar characteristics (a "Substitute Contract"), subject to an overall limitation, in respect of Defaulted Contracts or Adjusted Contracts only, of an aggregate amount not to exceed 10% of the ADCB of the Contracts as of the Cutoff Date.

     The Originators have from time to time, and the Servicer may, under the terms of the Sale and Servicing Agreement, permit or agree to the early termination or full prepayment of any Contract in certain circumstances, and on the terms and subject to the conditions more fully specified in the Sale and Servicing Agreement. Such circumstances may include, without limitation, a full or partial buyout of the Equipment which is the subject of the Contract, or an equipment upgrade. In the event of an early termination of a Contract which has been prepaid in full, the Trust Depositor will have the option to cause the Trust to reinvest the proceeds of such Contract in Asset Interests in one or more Contracts having similar characteristics to such terminated Contract (each an "Additional Contract") The Servicer is not authorized to permit an early termination of a Contract, without the addition to the Trust of a related Additional Contract, unless the amount to be prepaid (whether by the related Obligor, or through a combination of payments from the related Obligor and from the Originator/Servicer) on such terminated Contract is equal at least to the then Discounted Contract Balance of the Contract, plus any delinquent payments thereon.

     The Substitute Contracts and Additional Contracts will have a Discounted Contract Balance equal to or greater than that of the Contracts being modified and/or replaced and the monthly payments on the Substitute Contracts or Additional Contracts will be at least equal to those of the replaced Contracts through the term of such replaced Contracts. In no event will the aggregate scheduled payments of the Contracts, after the inclusion in the Trust of Asset Interests in the Substitute Contracts and reinvestment in Asset Interests in Additional Contracts, be materially less than the aggregate scheduled payments of the Contracts prior to such substitution or reinvestment. In addition, either the final payment on such Substitute Contract or Additional Contract will be on or prior to [_], or, to the extent the final payment on such Contract is due after [ ], only scheduled payments due on or prior to such date may be included in the Discounted Contract Balance of such Contract for the purpose of making any calculation under the Indenture or the Sale and Servicing Agreement.

INDEMNIFICATION

     The Sale and Servicing Agreement provides that the Servicer will indemnify the Trust Depositor, the Trust, the Owner Trustee, and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Sale and Servicing Agreement. Pursuant to the Sale and Servicing Agreement, the Servicer, irrevocably and unconditionally, (i) submits for itself and its property in any legal action arising out of the Sale and Servicing Agreement and the Indenture, to the nonexclusive general jurisdiction of the courts of the United States of America for the Northern District of Illinois, and appellate courts therefrom and (ii) waives any objection it may have that any action therein was brought in an inconvenient court. Notwithstanding the foregoing, a court may determine, on its own motion, that an action brought against the Servicer in any such court was brought in an inconvenient forum.

     Under the Sale and Servicing Agreement, the Trust Depositor has agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by you or a Certificateholder in the capacity of an investor in the Notes or Subordinated Notes) arising out of or based on the arrangement created by the Sale and Servicing Agreement as though such agreement created a partnership under the Illinois Uniform Limited Partnership Act in which the Trust

Depositor was a general partner. In the event a successor Servicer is appointed, the successor Servicer will indemnify and hold harmless the Trust Depositor for any losses, claims, damages and liabilities of the Trust Depositor as described in this paragraph arising from the actions or omissions of such successor Servicer. Except as provided in the preceding paragraph, the Sale and Servicing Agreement provides that none of the Trust Depositor, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Owner Trustee, the Indenture Trustee, the holders of Notes or Subordinated Notes or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Sale and Servicing Agreement. However, none of the Trust Depositor, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Sale and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Notes or Subordinated Notes with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and your interest or the interest of holders of the Subordinated Notes thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Sale and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Contracts in accordance with its customary and usual procedures for servicing contracts comparable to the Contracts.

     The Servicer also may advance Scheduled Payments with respect to any Contract (a "Servicer Advance") which were due in a Collection Period and were not received and identified to a Contract by the close of business on the Determination Date, to the extent that the Servicer, in its sole discretion, expects to recover the Servicer Advance from subsequent payments on or with respect to the Contract. The Servicer shall be entitled to reimbursement of Servicer Advances from subsequent payments on or with respect to the Contract, including collections of any Prepayment Amount, amounts deposited in the Collection Account for the repurchase of Ineligible Contracts or Recoveries with respect to such Contract, and, if the Servicer determines that Servicer Advances will not be recovered from the Contracts to which the Servicer Advances were related, from other Contracts with respect to which Asset Interests are included in the Trust.

CERTAIN OTHER MATTERS REGARDING THE SERVICER

     The Servicer may not resign from its obligations and duties under the Sale and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee (or a successor to the Servicer) has assumed the Servicer's responsibilities and obligations under the Sale and Servicing Agreement.

     Any person into which, in accordance with the Sale and Servicing Agreement, Heller Financial or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which Heller Financial or the Servicer is a party, or any person succeeding to the business of Heller Financial or the Servicer, will be the successor to Heller Financial, as the Servicer, under the Sale and Servicing Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default, either the Indenture Trustee or the Required Holders, by written notice to the Servicer and the Owner Trustee (and to the Indenture Trustee, if given by the Noteholders), may terminate all of the rights and obligations of the Servicer, as servicer, under the Sale and Servicing Agreement. If the Indenture Trustee within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to such termination notice, then the Indenture Trustee shall offer the Trust Depositor the right at its option to accept retransfer of the Trust's assets. The purchase price for such a retransfer shall be equal to the sum of the Aggregate Principal Amount of all Notes and Subordinated Securities on such Distribution Date plus accrued and unpaid interest thereon at the applicable interest rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the date of such retransfer.

     The Indenture Trustee shall, as promptly as possible after giving a termination notice, appoint a successor Servicer and if no successor Servicer has been appointed by the Indenture Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Sale and Servicing Agreement shall pass to and be vested in the Indenture Trustee. Prior to any appointment of such successor, the Indenture Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Sale and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the servicing fee set forth herein. The rights and interest of the Trust Depositor under the Sale and Servicing Agreement as holder of the Certificate will not be affected by any such termination or appointment of a successor to the Servicer.

     A "Servicer Default" refers to any of the following events:

     (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Owner Trustee or the Indenture Trustee pursuant to the Sale and Servicing Agreement on or before the date occurring three business days after the date such payment, transfer, deposit, or such instruction or notice or report is required to be made or given, as the case may be, under the terms of the Sale and Servicing Agreement; or

     (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Sale and Servicing Agreement which has a material adverse effect on the Noteholders or holders of the Subordinated Notes, which continues unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Noteholders or holders of the Subordinated Notes or the Indenture Trustee on behalf of such Noteholders of Notes aggregating not less than 25% of the Principal Amount of any Class adversely affected thereby and (ii) the date on which the Servicer becomes aware thereof and such failure continues to materially adversely affect the Noteholders or holders of the Subordinated Notes for such period; or

     (c) any representation, warranty or certification made by the Servicer in the Sale and Servicing Agreement or in any certificate delivered pursuant to the Sale and Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders or the holders of the Subordinated Notes and which continues to be incorrect in any material respect for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer and the Owner Trustee by the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders or the holders of the Subordinated Notes or by the Indenture Trustee on behalf of Noteholders of Notes aggregating not less than 25% of the Principal Amount of any Class adversely affected thereby and (ii) the date on which the Servicer becomes aware thereof, and such incorrectness continues to materially adversely affect such Holders for such period; or

     (d)  an Insolvency Event shall occur with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five business days or referred to under clause (b) or (c) for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five business days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrences. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Servicer shall provide the Owner Trustee, the Indenture Trustee and the Trust Depositor prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee in writing of any Servicer Default.

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement provides that on or before June 30 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Trust Depositor) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the related Contracts and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Sale and Servicing Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     The Sale and Servicing Agreement provides for delivery to the Indenture Trustee and each rating agency rating the Notes on or before June 30 of each calendar year of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Sale and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Indenture Trustee may be obtained by a request in writing delivered to the Indenture Trustee.

AMENDMENTS

     The Sale and Servicing Agreement may be amended from time to time by agreement of the Owner Trustee, the Indenture Trustee and the Trust Depositor without your consent or the consent of the Certificateholders (or the Indenture Trustee) (i) to cure any ambiguity or (ii) to add any consistent provisions; provided, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or holder of Subordinated Securities.

     The Sale and Servicing Agreement may also be amended from time to time by the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trustee with the consent of the Noteholders holding Notes evidencing not less than 66 2/3% of the Principal Amount of the Notes and the Subordinated Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner your rights. No such amendment, however, may

     (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Note without the consent of each Noteholder affected thereby;

     (ii) change the definition of (or that of any definition included within the definition of) or the manner of calculating the "Applicable Class Percentage", the "Required Holders", the "Class A-1 Principal Payment Amount", the "Class A-2 Principal Payment Amount", the "Class B Principal Payment Amount", the "Class C Principal Payment Amount", the "Subordinated Note Principal Payment Amount", the "Discounted Contract Balance", the "Principal Amount", or the "Available Amount" without the consent of each Noteholder and Prior Certificateholder; or

     (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder affected thereby; or

     (iv) modify, amend or supplement the provisions of the Sale and Servicing Agreement relating to the allocation of Available Amounts (see "Description of the Notes--Allocations") without the consent of each Noteholder; or

     (v) make any Note or Certificate payable in money other than U.S. dollars without the consent of each Noteholder affected thereby.

     Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Owner Trustee will furnish written notice of the substance of such amendment to each affected Noteholder and Certificateholder.

THE OWNER TRUSTEE

     [        ] will be the Owner Trustee under the Sale and Servicing
Agreement. Heller Financial and its affiliates may from time to time enter into banking and trustee relationships with the Owner Trustee and its affiliates. Heller Financial and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Owner Trustee by the Noteholders as a group.

     For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust's assets may at the time be located, the Owner Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust's assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee will be conferred or imposed upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

     The Owner Trustee may resign at any time, in which event a successor Owner Trustee will be appointed as provided in the Sale and Servicing Agreement. The Servicer may also remove the Owner Trustee if such Owner Trustee ceases to be eligible to continue as such under the Sale and Servicing Agreement. In such circumstances, a successor Owner Trustee will be appointed as provided in the Sale and Servicing Agreement. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee does not become effective until acceptance of the appointment by the successor Owner Trustee.

                                 THE INDENTURE

GENERAL

     The Notes will be issued pursuant to an Indenture between the Trust and the Indenture Trustee. Pursuant to the Sale and Servicing Agreement the Indenture Trustee will obtain the benefits of the Sale and Servicing Agreement for itself and on your behalf.

PAYMENTS OF PRINCIPAL AND INTEREST

     Pursuant to the Indenture, each payment received by the Indenture Trustee as described above under "Description of the Notes--Allocations; Prior to an Event of Default or Restricting Event" shall be promptly distributed in the following order of priority:

          first, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class A-1 Notes shall be distributed to the Class A-1 Noteholders ratably, without priority of any one Class A-1 Note over any other Class A-1 Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A-1 Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A-1 Notes;

          second, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class A-2 Notes shall be distributed to the Class A-2 Noteholders ratably, without priority of any one Class A-2 Note over any other Class A-2 Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A-2 Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A-2 Notes;

          third, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class B Notes shall be distributed to the Class B Noteholders ratably, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class B Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class B Notes;

          fourth, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class C Notes shall be distributed to the Class C Noteholders ratably, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class C Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class C Notes;

          fifth, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Subordinated Notes shall be distributed to the Subordinated Noteholders ratably, without priority of any one Subordinated Note over any other Subordinated Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Subordinated Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Subordinated Notes;

          sixth, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class A-1 Noteholders to pay in full the aggregate amount of the Class A-1 Principal Payment Amount then due pursuant to or in respect of the Class A-1 Notes, without priority of any one Class A-1 Note over any other Class A-1 Note, in the proportion that the aggregate unpaid principal amount of each Class A-1 Note bears to the aggregate unpaid principal amount of all Class A-1 Notes;

          seventh, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class A-2 Noteholders to pay in full the aggregate amount of the Class A-2 Principal Payment Amount then due pursuant to or in respect of the Class A-2 Notes, without priority of any one Class A-2 Note over any other Class A-2 Note, in the proportion that the aggregate unpaid principal amount of each Class A-2 Note bears to the aggregate unpaid principal amount of all Class A-2 Notes;

          eighth, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class B Noteholders to pay in full the aggregate amount of the Class B Principal Payment Amount then due pursuant to or in respect of the Class B Notes, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate unpaid principal amount of each Class B Note bears to the aggregate unpaid principal amount of all Class B Notes; and ninth, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class C Noteholders to pay in full the aggregate amount of the Class C Principal Payment Amount then due pursuant to or in respect of the Class C Notes, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate unpaid principal amount of each Class C Note bears to the aggregate unpaid principal amount of all Class C Notes.

          tenth, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the holders of the Subordinated Notes to pay in full the aggregate amount of the Subordinated Principal Payment Amount then due pursuant to or in respect of the Subordinated Notes, without priority of any one Subordinated Note over any other Subordinated Note, in the proportion that the aggregate unpaid principal amount of each Subordinated Note bears to the aggregate unpaid principal amount of all Subordinated Notes.

     Pursuant to the Indenture, each payment received by the Indenture Trustee as described above under "Description of the Notes--Allocations; Following an Event of Default or Restricting Event" shall be promptly distributed in the following order of priority:

          first, so much of such payment as shall be required to reimburse the Indenture Trustee for any tax, expense, unpaid fees, charge or other loss incurred by the Indenture Trustee (to the extent not previously reimbursed), (including, without limitation, the expense of sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, liquidated or otherwise, upon the occurrence of the Event of Default giving rise to such expenditures or advances) shall be applied by the Indenture Trustee in reimbursement of such expenses;

          second, so much of such payment remaining as shall be required to reimburse the Noteholders and holders of the Subordinated Notes in full for certain indemnity payments, if any, made by such holders to the Indenture Trustee (to the extent not previously reimbursed) shall be distributed to such holders, and, if the aggregate amount remaining shall be insufficient to reimburse all such payments in full, it shall be distributed ratably, without priority of any such holder over any other, in the proportion that the aggregate amount of such unreimbursed indemnity payments made by each such holder bears to the aggregate amount of such unreimbursed indemnity payments made by all Noteholders and holders of the Subordinated Notes;

          third, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class A-1 Notes and the Class A-2 Notes shall be distributed to the Class A-1 Noteholders and the Class A-2 Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A-1 Note and one Class A-2 Note over any other Class A-1 Note or over any other Class A-2 Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A-1 Note or Class A-2 Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A-1 Notes and Class A-2 Notes;

          fourth, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class B Notes shall be distributed to the Class B Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class B Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class B Notes;

          fifth, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class C Notes shall be distributed to the Class C Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class C Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class C Notes;

          sixth, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Subordinated Notes shall be distributed to the holders of the Subordinated Notes, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Subordinated Note over any other Subordinated Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Subordinated Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Subordinated Notes;

          seventh, the balance, if any, of such payment remaining thereafter shall be distributed to the Class A-1 Noteholders in order to pay in full the outstanding aggregate amount of principal of the Class A-1 Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A-1 Note over any other Class A-1 Note, in the proportion that the aggregate unpaid principal amount of each Class A-1 Note bears to the aggregate unpaid principal amount of all Class A-1 Notes;

          eighth, the balance, if any, of such payment remaining thereafter shall be distributed to the Class A-2 Noteholders in order to pay in full the outstanding aggregate amount of principal of the Class A-2 Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A-2 Note over any other Class A-2 Note, in the proportion that the aggregate unpaid principal amount of each Class A-2 Note bears to the aggregate unpaid principal amount of all Class A-2 Notes;

          ninth, the balance, if any, of such payment remaining thereafter shall be distributed ratably to the Class B Noteholders to pay in full the aggregate amount of principal of the Class B Notes, then due pursuant to or in respect of the Class B Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate unpaid principal amount of each Class B Note bears to the aggregate unpaid principal amount of all Class B Notes ;

          tenth, the balance, if any, of such payment remaining thereafter shall be distributed ratably to the Class C Noteholders to pay in full the aggregate amount of principal of the Class C Notes, then due pursuant to or in respect of the Class C Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate unpaid principal amount of each Class C Note bears to the aggregate unpaid principal amount of all Class C Notes; and

          eleventh, the balance, if any, of such payment remaining thereafter shall be distributed ratably to the holders of the Subordinated Notes to pay in full the aggregate amount of principal of the Subordinated Notes, then due pursuant to or in respect of the Subordinated Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Subordinated Note over any other Subordinated Note, in the proportion that the aggregate unpaid principal amount of each Subordinated Note bears to the aggregate unpaid principal amount of all Subordinated Notes.

EVENTS OF DEFAULT AND RESTRICTING EVENTS; REMEDIES

     If an Event of Default referred to in subparagraphs (d) or (e) under the heading "Description of the Notes--Events of Default" in this prospectus has occurred, then and in every such case the unpaid principal of the Notes, together with interest accrued but unpaid thereon, and all other amounts due to you under the Indenture, shall immediately and without further act become due and payable.

     If any other Event of Default shall have occurred and be continuing, then and in every such case, the Notes shall be accelerated with accrued but unpaid interest thereon; provided, however, such Event of Default may be waived if the Required Holders may provide the Trustee and the Trust Depositor written notice of such waiver.

THE INDENTURE TRUSTEE

     The Indenture Trustee with respect to the Notes is [      ].  Heller
Financial and its affiliates may from time to time enter into banking and trustee relationships with the Indenture Trustee and its affiliates. Heller Financial and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Indenture Trustee by the Noteholders as a group.

     The Indenture Trustee's responsibilities will be generally ministerial in nature, consisting principally of the distribution of monies received pursuant to the Sale and Servicing Agreement, the authentication and registration of transfer of Notes under the Indenture, and the delivery of certain information received from the Trust Depositor. The Indenture Trustee also, as pledgee of the Trust under the Indenture, will take and maintain possession of any Contracts constituting "instruments" (for purposes of the UCC) not otherwise part of chattel paper.

     For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust's assets may at the time be located, the Indenture Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust's assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee will be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Indenture Trustee.

     The Indenture Trustee may resign at any time, in which event a successor Indenture Trustee which meets the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended (the "TIA"), will be appointed by the Servicer. The Servicer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture. In such circumstances, a successor Indenture Trustee which meets the requirements of
Section 310(a) of the TIA will be appointed by the Servicer. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee does not become effective until acceptance of the appointment by the successor Indenture Trustee.

GOVERNING LAW

     The Indenture will be governed by the laws of the State of New York.

AMENDMENTS

     At any time and from time to time, (i) the Owner Trustee, the Trust Depositor, and the Indenture Trustee, with the written consent of the Required Holders represented thereby, may execute a supplement to the Indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the Indenture (including any appendix or schedule hereto) and (ii) the Indenture Trustee, with the written consent of the Required Holders represented thereby, may consent to or execute a written amendment of or supplement to, or waiver or consent under, the Sale and Servicing Agreement; provided, however, that without the consent of each Noteholder and holder of Subordinated Notes under the Indenture, no such amendment, supplement, waiver or consent shall

               (i) reduce the amount or extend the time of payment of any amount owing or payable under any Note or Subordinated Note or (except as provided in the Indenture) increase or reduce the interest payable on any Note or Subordinated Note (except that only the consent of the affected holder shall be required for any decrease in an amount of or the rate of interest payable on such Note or Subordinated Note or any extension for the time of payment of any amount payable under such Note), or alter or modify the provisions of the Sale and Servicing Agreement with respect to the order of priorities in which distributions thereunder shall be made or with respect to the amount or time of payment of any such distribution,

               (ii) reduce, modify or amend any indemnities in favor of any Noteholder or holder of a Subordinated Note or in favor of or to be paid by the Trust Depositor, or alter the definition of "Indemnitees" to exclude any Noteholder or holder of a Subordinated Note (except as consented to by each Person adversely affected thereby),

               (iii) make any Note or Subordinated Note payable in money other than U.S. dollars,

               (iv) modify, amend or supplement the provisions of the Sale and Servicing Agreement relating to amendments, waivers and supplements to the Indenture, the Sale and Servicing Agreement or any other document, or

               (v) modify the definition of Required Holders or the percentage of Noteholders or holders of Subordinated Notes required to effect any modification of the Indenture.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     Transfer of Contracts. As of the Cutoff Date, the Originators will sell the Contracts to the Trust Depositor. On the Closing Date, Asset Interests in the Contracts will be conveyed to the Trust pursuant to the Sale and Servicing Agreement. Under commercial law, the transfer of Asset Interests in the Contracts to the Trust is either a sale of Asset Interests in the Contracts to the Trust or a grant of a security interest in such property to the Trust. The Trust Depositor has taken and will take all actions that are required under applicable law to perfect the Trust's interest in the Contracts in the event the transfer by the Trust Depositor to the Trust is deemed to be a grant of a security interest for commercial law purposes, and it is the intent of the Trust Depositor that the Trust will at all times have a first priority perfected security interest in the Contracts and in the proceeds thereof, with certain exceptions. The Trust Depositor will represent and warrant upon the execution of the Sale and Servicing Agreement and as of the Closing Date and, with respect to Additional Contracts or Substitute Contracts, as of each date of conveyance of Asset Interests relating thereto, that such sale to the Trust constitutes a valid sale to the Trust of all right, title and interest of the Trust Depositor in and to the Asset Interests in such Contracts. The Trust Depositor will also represent and warrant to the Trust that, in the event the sale of Asset Interests in such Contracts by the Trust Depositor to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Contracts, in existence at the time of the formation of the Trust with respect to the related Asset Interests conveyed on the Closing Date or at the date of conveyance of the related Asset Interests in any Additional Contracts or Substitute Contracts, in favor of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "The Sale and Servicing Agreement Generally--Representations and Warranties; Definition of Eligible Contract".

     Financing statements covering Asset Interests and/or the Contracts will be filed under the UCC by the Trust Depositor, the Trust and the Indenture Trustee to perfect their respective interests in Asset Interests and/or the Contracts and continuation statements will be filed as required to continue the perfection of such interests. In addition, each Originator will indicate in its books and records, including the appropriate computer files relating to the Contracts, that such Contracts have been transferred by such Originator to the Trust Depositor, and that Asset Interests in such Contracts have been transferred by the Trust Depositor to the Trust and by the Trust to the Indenture Trustee, and each Originator will physically separate from its general files relating to similar Contracts, and stamp the related documents or otherwise mark such Contracts with a legend to the effect that Asset Interests in such Contracts have been transferred to the Trust and assigned to the Indenture Trustee, and deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all Contracts with respect to which Asset Interests are then being transferred to the Trust and all End-User Contracts in which a security interest is then being transferred to the Trust, identified by account number and by the Discounted Contract Balance as of the related Cutoff Date. To facilitate servicing and reduce administrative costs, however, the documents and files relating to the Contracts will be retained in the possession of the Servicer and not deposited with the Indenture Trustee or any other agent or custodian for your benefit (except for a limited number of End-User Contracts evidenced by, in addition to a related financing agreement, "instruments" not constituting part of chattel paper within the meaning of the UCC, which instruments will be delivered to the custody and possession of the Indenture Trustee as pledgee of the Trust). Because the Contract files will remain in the Servicer's possession, if a subsequent purchaser were able to take physical possession of the Contract files without knowledge of such assignment, the Indenture Trustee's priority interest in the Contracts (as assignee of the Originator's, Trust Depositor's and the Trust's interest) could be defeated. In such event, distributions to you could be adversely affected. The segregation and stamping of Contract files should, however, mitigate this risk.

     Similarly, with respect to End-User Contracts securing Vendor Loans, in some instances the Vendor will retain the original contract files associated with such End-User Contracts. Although UCC financing statements are filed reflecting the pledge of such Contracts to the applicable Originator as security for the Vendor Loans, because these contract files will remain in the Vendor's possession, if a subsequent purchaser were able to take physical possession of such contract files without knowledge of the pledge to the Originator, the Indenture Trustee's priority security interest (as assignee of the Originator's, Trust Depositor's and the Trust's interest) in the such End-User Contracts, as security for the related Vendor Loan, could be defeated. In such event, distributions to you could be adversely affected. Each Vendor represents, warrants and covenants in the applicable agreement evidencing a Vendor Loan, however, that it has not and will not sell, pledge or otherwise assign or convey to any other party (other than the applicable Originator) any interest in the End-User Contracts securing such Vendor Loan, and agrees that it will maintain possession of the related contract files as custodian for the benefit of the Originator as secured party with respect to such End-User Contracts.

     There are also certain limited circumstances under federal or state law in which prior transferees of Contracts could have an interest in such contracts with priority over the Indenture Trustee's interest. A tax or other government lien on property of the Originator or the Trust Depositor arising prior to the time Asset Interests in a Contract are conveyed to the Trust may also have priority over the interest of the Trust and the Indenture Trustee in such Contract. Under the Sale and Servicing Agreement, the Originators will jointly and severally warrant to the Trust Depositor and the Trust Depositor will warrant to the Indenture Trustee, that Asset Interests in the Contracts have been transferred free and clear of the lien of any third party. Each Originator, the Trust Depositor, the Owner Trustee and the Trust will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract with respect to which Asset Interests are included in the Trust including End-User Contracts securing Vendor Loans, other than transfers to the Trust and by the Trust to the Indenture Trustee. In addition, as described above under the heading "The Trust Depositor", the Trust Depositor has been organized as a "bankruptcy-remote" entity which is not engaged in any business or activities unrelated to the transactions described herein.

     Transfers of Interests in Financed Equipment. In connection with the conveyance of Asset Interests in the Contracts to the Trust, security interests in the related financed Equipment securing such Contracts (or, in connection with leases, the Originator's ownership interest in or title to such Equipment) will be assigned by the applicable Originator to the Trust Depositor and by the Trust Depositor to the Trust. It has been the general policy of the Originators to file or cause to be filed UCC financing statements with respect to the Equipment relating to the Contracts. Due to the administrative burden and expense associated with amending many filings in numerous states where Equipment is located, no assignments of the UCC financing statements evidencing the security interest of the Originators in the Equipment securing such Contracts will be filed to reflect the Trust Depositor's, the Trust's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Trust's interest in the Contracts or perfection of the Indenture Trustee's interest in such Contracts (including the related Originator's security interest in the related Equipment), it does expose the Trust (and thus you) to the risk that the Servicer could inadvertently release its security interest in the Equipment of record, and it could complicate the Trust's enforcement, as assignee, of the Originator's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of a disposition of the Equipment related to a Defaulted Contract. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Indenture Trustee.

     Also, the transfer to the Trust Depositor of the applicable Originator's security interest in aircraft securing certain Contracts, or its ownership interest in aircraft subject to leases, and the transfer of such interests by the Trust Depositor to the Trust, is subject to certain federal title registration statutes, regulations and procedures. Due to the significant administrative burden and expense associated with reregistering transfers of titles and of security interests with respect to such aircraft, the registrations of title with respect to aircraft securing Contracts, and to aircraft subject to leases, will not identify the Trust as secured party or owner, as the case may be, of such Equipment. There exists a risk in not so identifying the Trust as the new secured party or owner that, through fraud or negligence, a third party could acquire an interest in the aircraft superior to that of the Trust. In addition, statutory liens for repairs or unpaid taxes may have priority even over a perfected security interest in the aircraft.

     In addition, some of the Equipment related to the Contracts may constitute "fixtures" under the real estate or UCC provisions of the jurisdiction in which such Equipment is located. In order to perfect a security interest in such Equipment, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the Equipment is located. These filings must be made in the real estate records office of the county in which such Equipment is located. So long as the Obligor does not permanently attach the Equipment to the real estate, a security interest in the Equipment will be governed by the UCC, and the filing of a UCC-1 financing statement will be effective to maintain the priority of the applicable Originator's security interest in such Equipment. Except for a small portion of such Equipment, the Trust Depositor does not believe that any of the Equipment will be permanently affixed to the related real estate. If, however, any Equipment is permanently attached to the real estate in which it is located, other parties could obtain an interest in the Equipment which is prior to the security interest originally obtained by the applicable Originator and transferred to the Trust Depositor. Based on the representation of the Originators, the Trust Depositor, however, believes that with respect to Equipment which constitutes a "fixture", it has obtained a perfected first priority security interest, through assignment of such security interest by the Originator, by virtue of the Originator's proper filing of UCC-1 financing statements naming the Originator as secured party in the real estate records office of the county in which the Equipment is located.

     The Trust Depositor will be obligated to reacquire from the Trust Asset Interests relating to a Contract (subject to the Originator's reacquisition thereof) in the event it is determined that a first priority perfected security interest, or ownership interest in the case of leases, in the name of the Originator in the Equipment related to such Contract did not exist as of the date the related Asset Interests were conveyed to the Trust, if (i) such breach shall materially adversely affect such Contract and (ii) such failure or breach shall not have been cured by the last day of the second (or, if the Trust Depositor elects, the first) month following the discovery by or notice to the Trust Depositor of such breach, and the Originators will be jointly and severally obligated to reacquire such Contract from the Trust Depositor contemporaneously with the Trust Depositor's reacquisition from the Trust. If there is any Equipment as to which the applicable Originator failed to perfect its security interest, such Originator's security interest, and the security interests of the Trust Depositor and the related Trust (and the Indenture Trustee as assignee), would be subordinated to, among others, subsequent purchasers of the Equipment and holders of perfected security interests with respect thereto. To the extent the security interest of the Originator in the related Equipment is perfected, subject to the exceptions set forth in the following sentence, the Trust will have a prior claim over subsequent purchasers from the Obligor of such Equipment and holders of subsequently perfected security interests granted by Obligors. However, as against mechanics' liens or liens for taxes and other non-consensual liens unpaid by an Obligor under a Contract, or in the event of fraud or negligence of the Originator or Servicer, the Trust could lose the priority of its interest or its interest in such Equipment following the conveyance of Asset Interests in such Contract to the Trust. Neither the Trust Depositor nor the Servicer nor any Originator will have any obligation to reacquire a Contract or Asset Interests therein (as applicable) if any of the occurrences described in the foregoing sentence (other than fraud or negligence of the Originator) result in the Trust's losing the priority of its security interest or its security interest in such Equipment after the date Asset Interests in such Contract are conveyed to the Trust.

     Certain other federal and state statutory provisions, including bankruptcy law, insolvency laws, and other laws affecting the rights of creditors and debtors generally as well as general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Certain Matters Relating to Bankruptcy. The Originators will either (i) originate Contracts or (ii) acquire End-User Contracts from a Vendor, which Contracts will be transferred to the Trust Depositor. If the acquisition of an End-User Contract by a Originator is treated as a sale of such Contract from the applicable Vendor to such Originator, such Contract generally would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case then, in the case of End-User Contracts acquired as described in clause (ii) above, if an unpaid creditor of such Vendor or a representative of creditors of such Vendor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to the Originator was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. Further, if the transfer of End-User Contracts to the Originator as described in clause (ii) above is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over the respective Originator's (and its assignee's) interest in the Contracts. No law firm will, in connection with any offering of the Notes, express any opinion as to the issues discussed above.

     In the Sale and Servicing Agreement, the Originators will jointly and severally warrant to the Trust Depositor that the conveyance of the Contracts by a Originator to the Trust Depositor is a valid sale and transfer of such Contracts to the Trust

Depositor. In addition, each Originator and the Trust Depositor will treat the transactions described herein as a sale of the Contracts to the Trust Depositor and the Originator will take all actions that are required under applicable law to perfect the Trust Depositor's ownership interest in the Contracts sold by it and the Trust Depositor's security interest in the End-User Contracts securing Vendor Loans sold by it. Moreover, Winston & Strawn, special counsel to the Originators and the Trust Depositor, will render a reasoned opinion to the effect that in the event a Originator became a debtor under the United States Bankruptcy Code, the transfer of the Contracts from the Originators to the Trust Depositor would be treated as a sale and not as a pledge to secure borrowings. Notwithstanding the foregoing, if the Originator became a debtor in a bankruptcy case and an unpaid creditor of the Originator or a representative of creditors of the Originator, such as a trustee in bankruptcy, or the Originator acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Trust Depositor was ineffective to remove such Contracts from the Originator's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Originator), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Originator, reductions in the amount of such payments could result. If the transfer of Contracts to the Trust Depositor is recharacterized as a pledge, a tax or government lien on the property of the Originator arising before the Contracts came into existence may have priority over the Trust Depositor's interest in the Contracts. If the transactions contemplated herein are treated as a sale of Contracts to the Trust Depositor, generally the Contracts would not be part of the Originator's bankruptcy estate and would not be available to the Originator's creditors.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the Tenth Circuit held that, under the UCC, accounts sold by a debtor remain property of the debtor's estate under Section 541 of the Bankruptcy Code. In the event of a bankruptcy of a Originator (or, in the case of Contracts originated by a Vendor and purchased by a Originator, a bankruptcy of a Vendor) and if a court determines that the sale of the Contracts to the Trust Depositor or to the Originator, respectively, should be recharacterized as a pledge of such Contracts to secure a borrowing, and not as a "true sale," or applies the Octagon court's reasoning to the Originator's sale of Contracts to the Trust Depositor (or to a Vendor's sale of Contracts to the Originator), delays in distributions on Notes, and possible reductions in the amount of distributions, could occur.

     The Trust Depositor will warrant in the Sale and Servicing Agreement (i) that the conveyance of Asset Interests in the Contracts to the Trust is a valid sale of such Asset Interests to the Trust and (ii) that the security interest thereon granted by the Trust in favor of the Indenture Trustee is a valid and duly perfected security interest, and will take all actions that are required under applicable law to perfect the Trust's and the Indenture Trustee's respective interests in the Contracts and the End-User Contracts securing Vendor Loans sold by it. Nevertheless, if the Trust Depositor were to become a debtor in a bankruptcy case and an unpaid creditor of the Trust Depositor or a representative of creditors of the Trust Depositor, such as a trustee in bankruptcy, or the Trust Depositor acting as a debtor-in-possession, were to take the position that the sale of Asset Interests in the Contracts to the Trust was ineffective to remove such Asset Interests from the Trust Depositor's estate (for instance, that such sale should be recharacterized as a pledge of Asset Interests in the Contracts to secure borrowings of the Trust Depositor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Trust Depositor, reductions in the amount of such payments could result. If the transfer of Asset Interests in the Contracts to the Trust is recharacterized as a pledge, a tax or government lien on the property of the Trust Depositor arising before the Contracts came into existence may have priority over your interest in the Contracts. If the transactions are treated as a sale of Asset Interests in the Contracts, generally, such Asset Interests would not be part of the Trust Depositor's estate and would not be available to the Trust Depositor's creditors.

     Certain restrictions have been imposed on the Trust Depositor and the Trust and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Trust. These restrictions include incorporating the Trust Depositor as a separate, special purpose company pursuant to a certificate of incorporation containing certain restrictions on the nature of its business. Additionally, the Trust Depositor may commence a voluntary case or proceeding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. The Trust Depositor's certificate of incorporation requires that the Trust Depositor have at all times at least two independent directors. In addition, the Trust Depositor has no intent to file, and Heller Financial has represented that it has no intent to cause the filing of, a voluntary application under the insolvency laws with respect to the Trust Depositor, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. However, no assurance can be given that insolvency proceedings involving either the Trust Depositor or the Trust will not occur. In the event the Trust Depositor becomes subject to insolvency proceedings, the Trust, the Trust's interest in the Contracts and related assets, and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Contracts and related assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving Heller Financial would not lead to insolvency proceedings of either, or both, of the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although you would continue to have the benefit of the Indenture Trustee's security interest in the Trust's assets under the Sale and Servicing Agreement.

     The right of the Indenture Trustee, as secured party under the Sale and Servicing Agreement for your benefit, to foreclose upon and sell the Trust's assets is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against the Trust, and possibly the Trust Depositor, before or possibly even after the Indenture Trustee has foreclosed upon and sold the Trust's assets. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "adequate protection". The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Trust's assets. Furthermore, in the event a bankruptcy court determines that the value of the Trust's assets is not sufficient to repay all amounts due on the Notes, you would hold secured claims only to the extent of the value of the Trust's assets to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent, the claims are oversecured.

     If an Insolvency Event with respect to the Trust Depositor were to occur, then an Event of Default would occur with respect to the Notes and pursuant to the terms of the Sale and Servicing Agreement, and assuming the Trust's assets were not then subject to being involved in a bankruptcy case, the Indenture Trustee would sell the Contracts, thereby causing early termination of the Trust and would use the proceeds of such sale to pay the outstanding principal of and accrued interest on the Notes to the extent and in the order of priority described under "Description of the Notes--Allocations; Following an Event of Default or Restricting Event". You would suffer a loss if the sum of (i) the proceeds of the sale allocable to you and (ii) the proceeds of any collections on the Contracts in the Collection Account allocable to you is insufficient to pay you in full.

     The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default. If no other Servicer Default other than the occurrence of an Insolvency Event with respect to the Servicer exists, an unpaid creditor of the Servicer or a representative of creditors of the Servicer, such as a trustee in bankruptcy, or the Servicer acting as a debtor-in-possession, would have the power to prevent either the Indenture Trustee or the Noteholders from appointing a successor Servicer.

     State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that you must rely on repossession and disposition of any Equipment to recover amounts due on Defaulted Contracts, such amounts may not be realized because of the application of these requirements and restrictions. Other factors that may affect your ability to realize the full amount due on a Contract include the failure to file financing statements to perfect the applicable Originator's, the Trust Depositor's, the Trust's or Indenture Trustee's security interest, as applicable, in the Equipment (or the End-User Contracts securing Vendor Loans), depreciation, obsolescence, damage or loss of any item of Equipment, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and losses if the remaining unaffected Contracts are insufficient to cover such losses.

     If a court, in a lawsuit by an unpaid creditor of a Originator or by a representative of creditors of such Originator, such as a trustee in bankruptcy, or by the Originator acting as a debtor-in-possession, were to find that, at the time of or as a result of any transfer by such Originator of Contracts to the Trust Depositor, (i) (A) the Originator entered into such transaction with the intent of hindering, delaying or defrauding creditors or (B) the Originator received less than a reasonably equivalent value or fair consideration as a result of such transfer and (ii) the Originator (A) was insolvent or would be rendered insolvent by such transfer, (B) was engaged in a business or transaction for which its assets constituted unreasonably small capital after such transfer or (C) intended to incur, or believed that it would incur, indebtedness beyond its ability to pay as the obligations under such indebtedness matured (as the foregoing terms are defined in or interpreted under the relevant fraudulent conveyance statutes), such court could invalidate such transfer to the Trust Depositor or to the Trust, or substantively consolidate the Trust Depositor, the Trust and the Originator, or subordinate your rights to the rights of unsecured creditors of the Originator, or take other actions that would be adverse to you.

     The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction that is being applied. Generally, however, an entity would be considered insolvent if the fair saleable value of its assets is less than the amount of its liabilities (including contingent liabilities) or the amount that will be required to pay its probable liabilities on its existing debts as they become absolute and matured. The Originators believe that they are entering into these transactions for proper purposes and in good faith and that the purchase price paid by the Trust Depositor for the Contracts represent reasonably equivalent value or fair consideration for the transfers of such Contracts by the Originators to the Trust Depositor.

     The Trust Depositor will receive, on the Closing Date, a certificate from each Originator to the effect that (i) the Originator did not intend, in entering into the Sale and Servicing Agreement and consummating the transactions contemplated thereby, to hinder, delay or defraud either then present or future creditors or any other person to which such Originator was or would thereafter become, as of or after the consummation of such transactions, indebted and (ii) the purchase price for the Contracts sold to the Trust Depositor represented reasonably equivalent value or fair consideration for such Contracts. There can be no assurance, however, that a court would reach the same conclusion.

     No law firm will, in connection with any offering of the Notes, express any opinion as to federal or state laws relating to fraudulent transfers.

     Certain states have adopted a version of Article 2A of the UCC ("Article 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee". However, in the Sale and Servicing Agreement, the Originators will jointly and severally represent that (i) no Contract is a "consumer lease" and (ii) each Obligor has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test the Equipment, has not notified Heller Financial of any defects therein. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context wide degree of latitude to vary provisions of the law.

     Vendor Loans and Vendor Recourse Contracts. The Vendor Loans are, by their terms, payable solely from the proceeds of the End-User Contracts securing such Vendor Loans, and do not generally represent obligations of the Vendor (except that End-User Contracts may be covered by such Vendor's UNL Pool or other forms of Vendor recourse). Consequently, you must rely solely upon such End-User Contracts and any other assets securing the Vendor Loans, if any, for the payment of principal of, and interest on, the related Vendor Loans. As noted above, any End-User Contract which is a "true lease" originated by a Vendor will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee. Upon any such rejection Scheduled Payments under such rejected End-User Contract may terminate and you may be subject to losses if the remaining unaffected Contract, and security interests in the related Equipment, are insufficient to cover the losses. Further, as noted under above, a tax or government lien on the property of the pledging Vendor arising before an End-User Contract came into existence may have priority over the applicable Originator's (and hence its assignee's) interest in such End-User Contract.

     Certain Vendor assignments and certain Program Agreements provide that the applicable Originator has recourse to the related Vendor for all or a portion of the losses the Originator may incur as a result of a default under the End-User Contracts sold under such Vendor assignment or Program Agreement. In the event of a Vendor's bankruptcy, a bankruptcy trustee, a creditor or the Vendor as debtor-in-possession might attempt to characterize sales to the Originator pursuant to such Vendor assignments or Program Agreements as loans to the Vendor from the Originator secured by the Contracts sold thereunder. If such an attempt is successful, such Vendor assignment or Program Agreement would be subject to the risks described herein for Vendor Loans. In such case the Contracts sold under such Vendor assignment or Program Agreement would constitute End-User Contracts under the recharacterized Vendor assignment or Program Agreement.

                        FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following is a general and brief discussion of material United States federal income tax consequences of the purchase, ownership and disposition of the Notes. The discussion that follows, and the opinion set forth below of Winston & Strawn, special tax counsel to the Trust Depositor ("Tax Counsel"), are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service ("IRS") rulings on comparable transactions or instruments to those described herein. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to you.

     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to you in light of your personal investment or tax circumstances nor to certain types of holders who may be subject to special treatment under the federal income tax laws (including, without limitation, financial institutions, broker-dealers, insurance companies, foreign persons, tax-exempt organizations, and persons who hold the Notes as part of a straddle, hedging, or conversion transaction). The discussion is generally directed to prospective purchasers who purchase Notes at the time of original issue, who are citizens or residents of the United States, and who hold the Notes as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

OPINION

     In the opinion of Tax Counsel, for federal income tax purposes, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling, or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, (i) the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and (ii) the Notes will be treated as indebtedness. Such opinion assumes that the Servicer, the Trust Depositor, the Certificateholders and all the Noteholders will consistently treat the Notes for all tax purposes as indebtedness secured by the assets of the Trust and that the Trust will be disregarded as a separate entity for federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii). An opinion of counsel does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

     Although it is the opinion of Tax Counsel that the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and the Notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Trust and the Notes will prevail. If the Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the related Contracts and other assets, which may be reduced by its interest expense on the Notes if the Notes are respected as debt of such corporation. Any such corporate income tax could materially reduce cash available to make payments on the Notes. If, contrary to the opinion of Tax Counsel, the IRS also successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as corporation with the adverse tax consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on the Notes recharacterized as equity). Alternatively, if the IRS treated the Notes as equity, it is also possible that the Trust might by treated as a publicly traded partnership that would not be taxable as a corporation because the Trust would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may constitute "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses, and income from the Trust's assets would be taxable to you without regard to whether cash distributions are made from the Trust or your method of tax accounting.

     The discussion that follows assumes that the Notes will be treated as indebtedness for federal income tax purposes. The following discussion is also based in part upon Treasury Regulations interpreting the original issue discount ("OID") provisions of the Code. The OID regulations, however, are subject to varying interpretations and do not address all issues that would affect you.

TAXATION OF INTEREST INCOME TO NOTEHOLDERS

     Based upon Tax Counsel's interpretation of (i) the definition of "qualified stated interest" and (ii) other provisions of the OID Code sections and regulations, it is not expected that the Notes will be issued with OID (i.e., any excess of the stated redemption price at maturity over their issue price), other than perhaps with a de minimis amount (i.e., 1/4 of the Notes stated redemption price at maturity multiplied by the number of full years to maturity). In such case, the stated interest on each class of Notes should be treated as qualified stated interest and will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with your general method of tax accounting.

OID

     If Notes were issued at a discount from their principal amounts or if the stated interest were not treated as "qualified stated interest," the Notes would be treated as having OID. Under the OID regulations currently in effect, in order to have qualified stated interest, the stated interest must be "unconditionally payable" in cash or property at least once annually. Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Tax Counsel believes that the likelihood of late payment or nonpayment of the stated interest on the Notes should constitute a remote contingency; the IRS, however, may disagree. In such case, the stated interest on the Notes would not be qualified stated interest and the Notes would be considered to have been issued with OID.

     If the Notes are in fact issued with a greater than de minimis amount of OID or are otherwise treated as having been issued with OID, the following rules should apply. The excess of the "stated redemption price at maturity" of a Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public) will constitute OID. You must include OID in income as interest over the term of the Note under a constant yield method. OID must be included in income in advance of the receipt of cash representing that income. In general, the amount of OID included in income is the sum of the "daily portions" of the OID with respect to the Note for each day during the taxable year you held the Note. The daily portion generally is determined by allocating to each day in an accrual period a ratable portion of the OID allocable to such accrual period. The "accrual period" for an OID Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to an accrual period is generally equal to the difference between (i) the product of the Note's adjusted issue price and its yield to maturity and (ii) the amount of qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of an OID Note at the beginning of any accrual period is the sum of its issue price plus the amount of OID allocable to prior accrual periods minus the amount of prior payments that were not qualified stated interest.

     Alternatively, because the payments on the Notes may be accelerated by reason of prepayments on the Contracts, OID, other than de minimis OID, on the Notes, if any, may have to be accrued under Code section 1272(a)(6), which allocates OID to each day in an accrual period by taking the ratable portion of the excess of (i) the sum of the present value of the remaining payments on a Note as of the close of the accrual period and the payments made during the accrual period that were included in stated redemption price at maturity, over
(ii) the adjusted issue price of the Note at the beginning of the accrual period. No regulations have been issued under Code section 1272(a)(6) so it is not clear if such section would apply to the Notes if they are treated as having OID. Legislation has been proposed which if enacted, would require any OID (or interest) on the Notes to be computed in accordance with the rules of Section 1272(a)(6) and certain prepayment assumptions.

     A holder of a Note issued with de minimis OID must include such OID in income proportionately as principal payments are made on such Note.

 Acquisition Premium

     A holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

 Market Discount

     Whether or not the Notes are issued with OID, a subsequent purchaser (i.e., a purchaser who acquires a Note not at the time of original issue) of a Note at a discount will be subject to the "market discount rules" of Sections 1276 through 1278 of the Code. In general, these rules provide that if the holder of a Note purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter recognizes gain upon a disposition (or receives a principal payment), the lesser of (i) such gain (or the principal payment) or (ii) the accrued market discount (not previously included in income) will be taxed as ordinary income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the holder held the Note and the denominator of which is the number of days from the date the holder acquired the Note until its maturity date. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders should consult with their own tax advisors as to the effect of making this election.

     Limitations imposed by the Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. If you elect to include market discount in gross income as it accrues, however, you are exempt from this rule.

     Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a de minimis amount, which is .25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Note, and when such distribution is received, capital gain will be recognized equal to discount allocated to such distribution.

 Amortizable Bond Premium

     In general, if a subsequent purchaser acquires a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased the Note with "amortizable bond premium" equal to the amount of such excess. A Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the Note. Under proposed regulations, if finalized, accrued amortized bond premium may only be used as an offset against qualified stated interest income when such income is included in the holder's gross income under the holder's normal accounting system.

 Election to Treat All Interest as Original Issue Discount

     A holder may elect to include in gross income all interest that accrues on a Note using the constant yield method described above under the heading "OID," with modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing holder, and no payments on the Note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders should consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

DISPOSITION OF NOTES

     Generally, capital gain or loss will be recognized on a sale or other taxable disposition of the Notes in an amount equal to the difference between the amount realized (other than amounts attributable to, and taxable as, accrued interest) and the Originator's tax basis in the Notes. Your tax basis in a Note will generally equal his or her cost increased by any OID and market discount, with respect to the Note and decreased by any bond premium previously amortized and any principal payments previously received by you with respect to the Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Indenture Trustee will be required to report annually to the IRS, and to you, the amount of interest paid on the Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (Form W-9) containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a non-exempt Noteholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

TAX CONSEQUENCES TO FOREIGN INVESTORS

     Based upon Tax Counsel's opinion that the Notes will be treated as indebtedness for federal income tax purposes, the following information describes the general U.S. federal income tax treatment of investors that are not U.S. persons (each a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust:

     (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Trust, Trust Depositor or Heller Financial or a "controlled foreign corporation" with respect to which the Trust Depositor is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement (Form W-8) to the Trustee or paying agent (generally the clearing agency, financial intermediary, or broker) that is signed under penalties of perjury, certifying that the beneficial owner of the Note is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must provide a new Form W-8 within 30 days. The Form W-8 is generally effective for three years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the Foreign Person must provide the paying agent with Form 1001. This form is also effective for three years.

     (b) Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year. If an individual Foreign Person is present in the U.S. for 183 days or more during the taxable year, the gain on the disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.

     (c) If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement (Form 4224) is furnished to the paying agent) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. Form 4224 is effective for only one calendar year. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

                        CERTAIN STATE TAX CONSEQUENCES

     Because of the differences in state tax laws and their applicability to different investors, it is not possible to summarize the potential state tax consequences of holding the Notes. ACCORDINGLY, PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE STATE TAX CONSEQUENCES OF PURCHASING ANY NOTES.

                             ERISA CONSIDERATIONS


     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans or individual retirement accounts ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in the Notes, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in the Notes, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan.

PROHIBITED TRANSACTIONS

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(1) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Trust Depositor, the Underwriter, the Servicer, the Indenture Trustee or the Owner Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of the Notes by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless an administrative exemption described below or some other exemption is available.

     The Notes may not be purchased with the assets of a Plan if the Trust Depositor, the Underwriter, the Servicer, the Indenture Trustee, or the Owner Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan; or (c) is an employer of employees covered under the Plan unless such investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes - for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager;" PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any

Plan's investment in the Notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

     Due to the complexity of these rules and the penalties imposed, any fiduciary or other Plan investor who proposes to invest assets of a Plan in the Notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of doing so.

                             PLAN OF DISTRIBUTION


GENERAL

     Subject to the terms and conditions set forth in an (i) underwriting
agreement dated        , 1999 for the sale of the Class A-1 Notes and the Class
A-2 Notes, the Trust Depositor has agreed to sell to [               ], [
        ], and [              ] (the "Class A-1 and Class A-2 Underwriters") and
each of the Class A-1 and the Class A-2 Underwriters has separately agreed to purchase from the Trust Depositor, the principal amount of the Class A-1 Notes and the Class A-2 Notes set forth opposite its name below and (ii) an
underwriting agreement dated          , 1999 for the sale of the Class B Notes
and the Class C Notes, the Trust Depositor has agreed to sell to [             ]
the Class B Notes and the Class C Notes (the "Class B and the Class C Underwriter") and the Class B and Class C Underwriter to purchase from the Trust Depositor, the principal Amounts of the Class B Notes and the Class C Notes set forth opposite its name below:

                                            Aggregate Principal Amount
                                                  to be Purchased
                                           --------------------------
                                Class A-1 Receivable-Backed Notes, Series 1999-1
                                ------------------------------------------------
     [                       ]                         $
     [                       ]                         $
     [                       ]                         $


                                            Aggregate Principal Amount
                                                  to be Purchased
                                           --------------------------
                                Class A-2 Receivable-Backed Notes, Series 1999-1
                                ------------------------------------------------
     [                       ]                         $
     [                       ]                         $
     [                       ]                         $

                                              Aggregate Principal Amount
                                                    to be Purchased
                                             --------------------------
                                  Class B Receivable-Backed Notes, Series 1999-1
                                  ----------------------------------------------
     [                       ]                         $

                                             Aggregate Principal Amount
                                                    to be Purchased
                                             --------------------------
                                  Class C Receivable-Backed Notes, Series 1999-1
                                  ----------------------------------------------
     [                       ]                         $

In the respective underwriting agreements, the Class A-1 and the Class A-2 Underwriters and the Class B and the Class C Underwriter, respectively have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of such Notes are purchased.

     The Class A-1 and the Class A-2 Underwriters have advised the Issuer that the Class A-1 and Class A-2 Underwriters propose initially to offer the Class A-1 Notes and the Class A-2 Notes to the public at the price set forth on the cover page hereof and to certain dealers at such price less a selling concession not in excess of [ ]% of the initial principal amount of the Class A-1 Notes and the Class A-2 Notes. The Class A-1 and the Class A-2 Underwriters may reallow a concession not in
excess of [   ]% of the initial principal amount of the Notes.

     The Class B and the Class C Underwriter has advised the Issuer that the Class B and Class C Underwriter propose initially to offer the Class B Notes and the Class C Notes to the public at the price set forth on the cover page hereof and to certain dealers at such price less a selling concession not in excess of
[   ]% of the initial principal amount of the Class B Notes and the Class C
Notes. The Class B and the Class C Underwriter may allow and such dealers may
reallow a concession not in excess of [    ]% of the initial principal amount of
the Notes.

     The respective underwriting agreements provide that Heller Financial and the Trust Depositor, jointly and severally, will indemnify the Class A-1 and Class A-2 Underwriters and Class B and Class C Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the respective Underwriters may be required to make in respect thereof.

     Until the distribution of the Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

     There is currently no secondary market for the Notes and you should not assume that one will develop. The underwriters currently expect, but are not obligated to make a market in the Notes. You should not assume that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

     Certain persons participating in this offering may engage in transactions that affect the price of the Notes. Such transactions may include the purchase of Notes to cover syndicate short positions. If the underwriters create a short position in the Notes in connection with the offering, i.e., if it sells more Notes than are set forth on the cover page of this prospectus, the underwriters may reduce that short position by purchasing Notes in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Originator nor the underwriters make any representations or prediction as to the direction or magnitude of any effect that the transactions described above, if engaged in, may have on the prices of the Notes and Certificates. In addition, neither the Originator nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     In addition, [                ] will act as the private placement agent for
the Trust Depositor in connection with the sale of the Subordinated Notes and will receive compensation therefor.

     In the ordinary course of its business, the Underwriters and their affiliates have engaged and may engage in commercial banking and investment banking transactions with Heller Financial and its affiliates, including the Trust Depositor and Heller Financial Leasing, Inc.

                              RATING OF THE NOTES

     It is a condition to the issuance of the Notes that the Class A-1 Notes be
rated at least [        ] , that the Class A-2 Notes be noted at least [       ]
that the Class B Notes be rated at least [          ] , and that the Class C
Notes be rated at least [        ], by [          ], respectively.

     Such rating will reflect only the views of the rating agencies and will be based primarily on the subordination of the Class A-2 Notes, Class B Notes, Class C Notes and the Subordinated Securities (in the case of the Class A-1 Notes), the subordination of the Class B Notes, Class C Notes and the Subordinated Securities (in the case of the Class A-2 Notes), the subordination of the Class C Notes and the Subordinated Securities (in the case of the Class B Notes) and the subordination of the Subordinated Securities (in the case of the Class C Notes), as well as the value and creditworthiness of the Contracts and Equipment. The ratings are not a recommendation to purchase, hold or sell the Notes, since such ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning rating agency. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse affect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of Prepayments that may be experienced on the Contracts and, therefore, does not address the effect of the rate of Prepayments on the return of principal to you.

                                 LEGAL MATTERS

  Certain legal matters relating to the Notes, including certain federal income tax matters, as well as other matters, will be passed upon for the Trust, the Trust Depositor, the Originator/Servicer and the Administrator by Winston & Strawn, Chicago, Illinois. Certain legal matters for the Underwriters will be
passed upon by [                   ].

                               GLOSSARY OF TERMS

"Accrual Period" means the period from and including the most recent Distribution Date on which interest has been paid (or in the case of the initial Distribution Date, from and including the Closing Date) to but excluding the following Distribution Date.

"ADCB" means the sum of the Discounted Contract Balances of each Contract included in the group of Contracts for which an ADCB determination is being made.

"Additional Contract" means a Contract which is being substituted for a contract which has been terminated prior to its maturity date subject to the conditions specified in the Sale and Servicing Agreement. See "The Sale and Servicing Agreement Generally -- Substitute Contracts and Additional Contracts".

"Adjusted Contract" means a Contract which has been materially modified by the Servicer under the terms of the Sale and Servicing Agreement. See "The Sale and Servicing Agreement Generally -- Material Modifications to Contracts".

"Aggregate Principal Amount" means, for any group of Notes at any date of determination, the sum of the Principal Amounts of such Notes at such date.

"Applicable Class Percentage" means (a) prior to the occurrence of an Event of Default, or prior to the occurrence and during the continuance of a Restricting Event, for any outstanding class of Notes for which a determination of Applicable Class Percentage is required to be made hereunder (i) prior to the payment in full of the Class A-1 Notes, 0%; and (ii) thereafter, the ratio (expressed as a percentage) that the initial Principal Amount of such class of Notes or Subordinated Notes bears to the sum of the initial Principal Amount of all classes of Notes and Subordinated Notes (other than the Class A-1 Notes); and (b) following the occurrence of an Event of Default, or following the occurrence and during the continuance of a Restricting Event (i) for the Class A-2 Notes, 0% until all outstanding principal of the Class A-1 Notes has been paid in full, then 100% until all outstanding principal of the Class A-2 Notes has been paid in full and thereafter 0%; (ii) for the Class B Notes, 0% until all outstanding principal of the Class A-1 Notes and Class A-2 Notes has been paid in full, then 100% until all outstanding principal of the Class B Notes has been paid in full, and thereafter 0%; (iii) for the Class C Notes, 0% until all outstanding principal of the Class A-1 Notes, Class A-2 Notes and Class B Notes has been paid in full, then 100% until all outstanding principal of the Class C Notes has been paid in full, and thereafter 0%; and (iv) for the Subordinated Notes, 0% until all outstanding principal of the Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes has been paid in full, then 100% until all outstanding principal of the Subordinated Notes has been paid in full, and thereafter 0%.

"Asset Interests" means undivided ownership interests in the Contracts.

"Available Amounts" means, as of any Distribution Date, the sum of (i) all amounts on deposit in the Collection Account as of the immediately preceding Determination Date on account of Scheduled Payments due on or before, and Prepayments received on or before, the last day of the Collection Period immediately preceding such Distribution Date (other than Excluded Amounts), (ii) Recoveries on account of previously Defaulted Contracts received as of the immediately preceding Determination Date as well as Expired Lease Proceeds,
(iii) amounts held from time to time in the Collection Account, together with investment earnings credited to the Collection Account, (iv) late charges relating to a Contract (provided such late charges were included in the Contract's terms as of the applicable Cutoff Date) received on or before the last day of such Collection Period and (v) proceeds of any of the foregoing. Available Amounts will not include any amounts (such as residual economic interests in Equipment subject to "true leases") payable on an account of the Equipment which exceeds the sum of the Scheduled Payments and late charges (as described above) payable under the related Contract.

"Average Cumulative Net Loss Ratio" means, for any date of determination following the conclusion of the three full calendar months occurring since the Closing Date, the average of the sum of the Cumulative Net Loss Ratios determined for each of the three most recent full calendar months occurring prior to such date of determination.

"Certificates" means the Certificates having an initial certificate balance of
$[     ] representing fractional undivided beneficial equity interests in the
Trust and issued pursuant to the Trust Agreement.

"Class A-1 Notes" means the [     ]% Class A-1 Receivable-Backed Notes, Series
1999-1 described in this prospectus.

"Class A-2 Notes" means the [    ]% Class A-2 Receivable-Backed Notes, Series
1999-1 described in this prospectus.

"Class A-1 Noteholders" means the holders of record of the Class A-1 Notes as of the related Record Date.

"Class A-2 Noteholders" means the holders of record of the Class A-2 Notes as of the related Record Date.

"Class A-1 Principal Payment Amount" means, with respect to any Distribution Date and the Class A-1 Notes, the lesser of (i) the outstanding Principal Amount of the Class A-1 Notes, and (ii) the sum of (A) the excess of (x) the ADCB for all Contracts held by the Trust as of the last day of the second calendar month preceding such Distribution Date (or, in the case of Contracts that were first acquired by the Trust during the calendar month immediately preceding such Distribution Date, as of the applicable Cutoff Date for such Contracts) over (y) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date (such amount described in this clause (A) being, the "Expected Class A-1 Payment"), plus (B) the aggregate amount of expected Class A-1 Payments which were not paid on each preceding Distribution Date.

"Class A-2 Principal Payment Amount" means, with respect to any Distribution Date and the Class A-2 Notes, the lesser of (i) the outstanding Principal Amount of the Class A-2 Notes, and (ii) the difference between (A) the Principal Amount of the Class A-2 Notes immediately prior to such Distribution Date, and (B) the product of (x) the Applicable Class Percentage for such Notes and (y) the ADCB for all Contracts held by the Trust as of the last day of the calendar month immediately preceding such Distribution Date.

"Class B Notes" means the [   ]% Class B Receivable-Backed Notes, Series 1999-1
described in this prospectus.

"Class B Noteholders" means the holders of record of the Class B Notes as of the related Record Date.

"Class B Principal Payment Amount" means, with respect to any Distribution Date and the Class B Notes, the lesser of (i) the outstanding Principal Amount of the Class B Notes, and (ii) the difference between (A) the Principal Amount of the Class B Notes immediately prior to such Distribution Date, and (B) the product of (x) the Applicable Class Percentage for such Notes and (y) the ADCB for all Contracts held by the Trust as of the last day of the calendar month immediately preceding such Distribution Date.

"Class C Notes" means the [   ]% Class C Receivable-Backed Notes, Series 1999-1
described in this prospectus.

"Class C Noteholders" means the holders of record of the Class C Notes as of the related Record Date.

"Class C Principal Payment Amount" means, with respect to any Distribution Date and the Class C Notes, the lesser of (i) the outstanding Principal Amount of the Class C Notes, and (ii) the difference between (A) the Principal Amount of the Class C Notes immediately prior to such Distribution Date, and (B) the product of (x) the Applicable Class Percentage for such Notes and (y) the ADCB for all Contracts held by the Trust as of the last day of the calendar month immediately preceding such Distribution Date.

"Class D Principal Payment Amount" means, with respect to any Distribution Date and the Class D Notes, the lesser of (i) the outstanding Principal Amount of the Class D Notes, and (ii) the difference between (A) the Principal Amount of the Class D Notes immediately prior to such Distribution Date, and (B) the product of (x) the Applicable Class Percentage for such Notes and (y) the ADCB for all Contracts held by the Trust as of the last day of the calendar month immediately preceding such Distribution Date.

"Closing Date" means [      ], 1999.

"Collection Account" means an account held in the name of the Indenture Trustee for the benefit of the Noteholders and the holders of the Subordinated Notes as more fully described in "Description of the Notes -- Collection Account".

"Contract" means each contract that has been transferred by the Originators to the Trust Depositor and with respect to which Assets Interests will be transferred by the Trust Depositor to the Trust pursuant to the Sale and Servicing Agreement but, unless otherwise specified herein, shall not refer to any End-User Contract securing a Vendor Loan.

"Cumulative Net Loss Ratio" means, for any date of determination, the fraction (expressed as a percentage) determined by dividing (i) the ADCB of all Contracts in the Trust which have become Defaulted Contracts since the initial Cutoff Date, net of aggregate Recoveries received by the Trust during such same period, by (ii) the ADCB of all Contracts as of the initial Cutoff Date.

"Cutoff Date" means [     ], 1999 with respect to the initial Cutoff Date and
with respect to Contracts transferred to the Trust after the initial Cutoff Date pursuant to the Sale and Servicing Agreement, the date specified for such Contracts.

"Defaulted Contract" means a Contract for which a full contractual payment as not been received from the Obligor (or the Vendor, if Vendor recourse is applicable) for 120 days or such shorter period as the Originators may determine consistent with their respective collection policy, as more fully described in "Description of the Notes -- Defaulted Contracts".

"Determination Date" means the third business day prior to each Distribution
Date.

"Discount Rate" means, at any date of determination, [       ]% which is equal
to the sum of (i) the weighted average of the stated interest rate of the Class A-2 Notes (weighted at the sum of the initial principal balance of the Class A-1 Notes and the initial principal balance of the Class A-2 Notes), the Class B
Notes, the Class C Notes, and the Subordinated Notes, and (ii) the [    ]% (the
percentage used to calculate the Servicer's fees).

"Discounted Contract Balance" means with respect to any Contract, (A) as of the related Cutoff Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract after the applicable Cutoff Date discounted monthly at the Discount Rate, and (B) as of any other date of determination, the sum of (1) the present value of all of the remaining Scheduled Payments becoming due under such Contract after such date of determination discounted monthly at the Discount Rate, and (2) the aggregate amount of all Scheduled Payments due and payable under such Contract after the applicable Cutoff Date and prior to such date of determination (other than Scheduled Payments related to Defaulted Contracts and Early Termination Contracts) that have not then been received by the Servicer. The Discounted Contract Balance for each Contract shall be calculated assuming:

     (a) All payments due in any calendar month are due on the last day of such calendar month;

     (b) Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

     (c) All security deposits and drawings under letters of credit, if any, issued in support of a Contract are applied to reduce Scheduled Payments in inverse order of the due date thereof.

"Distribution Date" means the 25th day of each calendar month. The first
Distribution Date is [     ], 1999.

"DTC" means The Depository Trust Company.

"Eligible Contract" means a Contract which is, based on its characteristics, eligible to be transferred by the Originators to the Trust Depositor pursuant to the Sale and Servicing Agreement and by the Trust Depositor to the Trust pursuant to the Sale and Servicing Agreement. See "The Sale and Servicing Agreement Generally -- Representations and Warranties".

"End-User Contract" means any Contract with respect to which the Obligor is the end-user of the item financed pursuant to such Contract.

"Equipment" means new and used equipment financed by the Contracts, including but not limited to, the following: aircraft, printing, pre-press, machine tool, plastics, computer hardware, restaurant, transportation, energy related, medical and industrial equipment.

"Excess Contract" means a Contract the removal of which from the Trust's assets will cure a breach of certain representations and warranties made by the Originators with respect to the concentrations of certain types of Contracts in the pool of Contracts transferred by the Originators to the Trust Depositor pursuant to the Sale and Servicing Agreement. See "The Sale and Servicing Agreement Generally--Concentration Amounts; Definition of Excess Contract."

"Excluded Amounts" means (i) collections on deposit in the Collection Account or otherwise received by the Servicer on or with respect to the Contracts or related Equipment, which collections are attributable to any taxes, fees or other charges imposed by any governmental authority; (ii) collections representing reimbursements of insurance premiums or payments for certain services that were not financed by the Originator; and (iii) any proceeds from the sale or other disposition of Equipment in excess of the difference between
(x) the Discounted Contract Balance of the related Contract as of the applicable Cutoff Date, over (y) the present value as of the applicable Cutoff Date of all amounts (other than Excluded Amounts) actually received by the Trust in respect of such Contract, discounted monthly at the Discount Rate due on or after the applicable Cutoff Date for such Contracts.

"Expired Lease Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an expired lease (net of out-of-pocket costs of the Servicer related to the liquidation of any such Equipment).

"Heller Financial" -- Heller Financial, Inc., a Delaware corporation.

"Indenture" -- the Indenture dated as of [       ], 1999  between the Trust and
the Indenture Trustee.

"Ineligible Contract" has the meaning given to such term in "The Sale and Servicing Agreement Generally -- Remedies for Breaches of Representations and Warranties; Definition of Ineligible Contract".

"Indenture Trustee" means [         ].

"Insolvency Event" shall occur with respect to any person, if a conservator, receiver or liquidator for such person is appointed or if certain other events relating to the bankruptcy, insolvency or receivership of person occurs.

"Noteholders" means collectively, the Class A-1 Noteholders, the Class A-2 Noteholders, Class B Noteholders and the Class C Noteholders.

"Obligor" means, with respect to any Contract, the person or persons obligated to make payments with respect to such Contract, including any guarantor thereof.

"Obligor Event" shall occur if a Contract associated with one of the five (5) largest Obligors (as measured by the respective Obligor's percentage of the ADCB of the Contracts as of the initial Cutoff Date) becomes a Defaulted Contract within sixteen (16) months from the Closing Date; provided, however, an Obligor Event shall be deemed no longer continuing in the event (i) the Originators have replaced the Defaulted Contract with a Substitute Contract consistent with the terms and conditions described herein, (ii) a Recovery has been received with respect to the Defaulted Contract, and the Servicer, in its reasonable judgment, has determined that no further Recoveries are obtainable, or (iii) a successor Servicer has been appointed.

"Owner Trustee" means [         ], as owner trustee under the Trust.

"Prepayments" means (i) optional prepayments which are partial and full prepayments (including any Scheduled Payment (or portion thereof) which the Servicer has received, and expressly permitted the related Obligor to make, in advance of its scheduled due date); (ii) any and all cash proceeds or rents realized from the sale, lease, re-lease or re-financing of Equipment under a Contract which has been terminated or paid in full prior to its maturity date or (net of liquidation expenses); (iii) payments upon the liquidation of Defaulted Contracts; (iv) payments upon repurchases by the applicable Originator through the Trust Depositor as a result of the breach of certain representations and warranties or covenants in the Sale and Servicing Agreement and the Sale and Servicing Agreement; (v) payments upon an optional termination of the Trust.

"Principal Amount" means, with respect to a class of Notes or Certificates, as applicable, the aggregate initial Principal Amount thereof reduced by (i) the aggregate amount of any distributions applied in reduction of such principal amount and (ii) the aggregate amount of any distributions then on deposit in the Note Distribution Account, if any, for such class of Notes established in accordance with the Indenture or, as applicable, the Certificate Distribution Account, if any, for the Certificates established in accordance with the Trust Agreement, and to be applied in reduction of such principal amount in accordance with such Indenture or Trust Agreement.

"Program Agreements" means agreements between the Originators and Vendors which provide the Originators with the opportunity to finance transactions relating to the acquisition or use by an end-user of a Vendor's Equipment, software and related services or other products. See "The Contracts Generally -- Program Agreements with Vendors".

"Record Date" means the calendar day immediately preceding a Distribution Date or, with respect to any Notes issued in physical form, the last calendar day of the month preceding the month in which such Distribution Date occurs.

"Recoveries" means any recoveries on account of a previously Defaulted Contract (including proceeds of repossessed Equipment or other security or other property, insurance proceeds, amounts representing late fees and penalties and amounts subsequently received pursuant to a Program Agreement with a Vendor, but net of amounts representing costs and expenses of liquidation incurred by the Servicer.

"Required Holders" means (i) prior to the payment in full of the Class A-1 Notes and Class A-2 Notes outstanding, Class A-1 Noteholders and Class A-2 Noteholders holding Class A-1 Notes and Class A-2 Notes, respectively, evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class A-1 Notes and Class A-2 Notes voting as a single class, and (ii) from and after the payment in full of the Class A-1 Notes and Class A-2 Notes outstanding, Class B Noteholders holding Class B Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class B Notes outstanding, and (iii) from and after the payment in full of the Class B Notes outstanding, Class C Noteholders holding Class C Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class C Notes outstanding.

"Reserve Fund" means an account held in the name of the Indenture Trustee on behalf of the Noteholders and holders of the Subordinated Notes. Amounts held in the Reserve Fund shall be distributed as described in "Description of the Notes--Reserve Fund".

"Reserve Fund Amount" means, initially as of the Closing Date, $[        ] and
thereafter, at any date of determination, means an amount equal to the lesser of
(a) $[        ], and (b) the Aggregate Principal Amount of the Notes and
Subordinated Notes as of such date of determination.

"Restricting Event" refers to any of the following events: (i) as of any
Calculation Date, the Average Cumulative Net Loss Ratio exceeds [    ]%; or (ii)
a Servicer Default or an Event of Default has occurred and is continuing.

"Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as
of [      ], 1999 among the Trust Depositor, the Originators, the Trust and the
Indenture Trustee.

"Scheduled Payments" means, with respect to any Contract, the monthly or quarterly or semi-annual or annual rent or financing (whether principal or principal and interest) payment scheduled to be made by the related Obligor under the terms of such Contract after the related Cutoff Date (it being understood that Scheduled Payments do not include any Excluded Amounts).

"Originator" means Heller Financial, in its capacity as Originator under the Sale and Servicing Agreement, or Heller Financial Leasing, Inc.

"Servicer" means Heller Financial, in its capacity as Servicer under the Sale and Servicing Agreement.

"Servicer Advances" means Scheduled Payments advanced by the Servicer which Scheduled Payments were not received during the calendar month in which they were due. See "The Sale and Servicing Agreement Generally -- Collection and Other Servicing Procedures".

"Servicer Default" has the meaning given to it in "The Sale and Servicing Agreement Generally -- Servicer Default".

"Statistical Discount Rate" means [       ]%.

"Subordinated Notes" means the $[     ] aggregate principal amount [   ]% Class
D Receivable-Backed Notes, Series 1999-1 issued by the Trust pursuant to the Indenture.

"Subordinated Principal Payment Amount" means, with respect to any Distribution Date and the Subordinated Notes, the lesser of (i) the outstanding Principal Amount of the Subordinated Notes immediately prior to such Distribution Date, and (ii) the difference between (A) the Principal Amount of the Subordinated Notes immediately prior to such Distribution Date, and (B) the product of (x) the Applicable Class Percentage for such Notes, and (y) the ADCB for all Contracts held by the Trust as of the last day of the calendar month immediately preceding such Distribution Date.

"Subordinated Securities" means the Subordinated Notes and the Certificates.

"Substitute Contract" means a Contract that is substituted for, and has similar characteristics as, a Defaulted Contract, an Adjusted Contract, an Ineligible Contract or an Excess Contract. See "Prepayment and Yield Considerations".

"Trust" means Heller Equipment Asset Receivables Trust 1999-1 (the "Issuer" or the "Trust").

"Trust Agreement" means the Trust Agreement dated as of [    ], 1999 between the
Trust Depositor and the Owner Trustee

"Trust Depositor" means Heller Funding Corporation II, a Delaware corporation.

"Vendor" means a equipment manufacturer, dealer or distributor or a computer software licensor or distributor or other persons located in the United States.

"Vendor Loans" means those Contracts which are limited recourse loan or repayment obligations (which may take the form of promissory notes with related security agreements), each of which is payable by a Vendor and secured by all of the Vendor's interest in an individual End-User Contract originated by such Vendor and by the Equipment related to such End-User Contract. See "The Contracts Generally - Vendor Loans".

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                $[           ]


                HELLER EQUIPMENT ASSET RECEIVABLES TRUST 1999-1

        $      [_]% Class A-1 Receivable-Backed Notes, Series 1999-1
        $      [_]% Class A-2 Receivable-Backed Notes, Series 1999-1
        $      [_]% Class B Receivable-Backed Notes, Series 1999-1
        $      [_]% Class C Receivable-Backed Notes, Series 1999-1

                        HELLER FUNDING CORPORATION II,
                                Trust Depositor
                            HELLER FINANCIAL, INC.,
                                   Servicer



                     ------------------------------------
                                  PROSPECTUS
                     ------------------------------------



                                [UNDERWRITERS]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution*

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

  SEC Registration Fee                                      $  1,112
  Printing and Engraving Expenses                             45,000
  Trustee's Fees and Expenses                                 20,000
  Legal Fees and Expenses                                    200,000
  Blue Sky Fees and Expenses                                   8,000
  Accountants' Fees and Expenses                              45,000
  Rating Agency Fees                                         107,000
  Miscellaneous Fees                                          32,500

  Total                                                     $458,612

___________________________
* All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of the Offered Notes in an aggregate principal amount assumed for these purposes to be equal to $4,000,000 of Securities registered hereby.

Item 14.  Indemnification of Directors and Officers

The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy director's and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

Heller Financial has also purchased liability policies which indemnify the Registrant's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

Pursuant to agreements which the Registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this registration statement), officers and directors of the Registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been or will be furnished to the Registrant by such underwriters or agents that appears in the registration statement or any prospectus.

Item 15.  Recent Sales of Unregistered Securities

Item 16.  Exhibits and Financial Statements

        Exhibits
1.1     Form of Underwriting Agreement*
3.1     Certificate of Incorporation of the Trust Depositor*
3.2     Bylaws of theTrust Depositor*
4.1     Form of Trust Agreement (including form of Certificates)*
4.2     Form of Indenture (including form of Notes)*
5.1     Opinion of Winston & Strawn with respect to legality*
8.1     Opinion of Winston & Strawn with respect to tax matters*
10.1    Form of Sale and Servicing Agreement*
10.2    Form of Administration Agreement*
23.1    Consent of Winston & Strawn (included in Exhibit 5.1)*
24.1    Power of Attorney (included on signature page)
25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Indenture Trustee*
__________________________________
*To be filed by amendment

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (a) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (c) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (e) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 7, 1999.

                                     Heller Funding Corporation II



                                   By:  /s/ Lauralee E. Martin
                                     -------------------------------
                                     Name: Lauralee E. Martin
                                     Title: President

                               POWER OF ATTORNEY

     The undersigned directors and officers of Heller Funding Corporation II do hereby constitute and appoint Deepak Rai and David Schmuck and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable the Registrant and Heller Funding Corporation II to comply with the Securities Act of 1933 (the "Act"), as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and any and all amendments (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


            Signature                             Title                                   Date
            ----------                            ------                                  ----
/s/ Lauralee E. Martin             Chief Executive Officer and Director (Principal    January 7, 1999
---------------------------------
Name: Lauralee E. Martin           Executive Officer)

/s/ Lawrence G. Hund               Chief Financial Officer (Principal Financial and   January 7, 1999
---------------------------------
Name: Lawrence G. Hund             Accounting Officer)

/s/ Deepak Rai                     Director                                           January 7, 1999
---------------------------------
Name: Deepak Rai

/s/ Peter Sorenson                 Director                                           January 7, 1999
---------------------------------
Name Peter Sorenson

Registration No. 333 -_______

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                             _____________________

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                             _____________________



                         HELLER FUNDING CORPORATION II
             (Exact name of Registrant as specified in its charter)

                             _____________________


                                 EXHIBIT VOLUME



================================================================================

                                 EXHIBIT INDEX


1.1     Form of Underwriting Agreement*
3.1     Certificate of Incorporation of the Trust Depositor*
3.2     Bylaws of the Company*
4.1     Form of Trust Agreement (including form of Certificates)*
4.2     Form of Indenture (including form of Notes)*
5.1     Opinion of Winston & Strawn with respect to legality*
8.1     Opinion of Winston & Strawn with respect to tax matters*
10.1    Form of Sale and Servicing Agreement*
10.2    Form of Administration Agreement*
23.1    Consent of Winston & Strawn (included in Exhibit 5.1)*
24.1    Power of Attorney (included on signature page)
25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Indenture Trustee*

_______________________________
*To be filed by amendment